UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

CON-WAY INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:

	2)	Form, Schedule or Registration Statement No.:

	3)	Filing Party:

	4)	Date Filed:

Notice of Annual Meeting

and

Proxy Statement

Annual Meeting of Shareholders

MAY 8, 2012

Con-way Inc.

Con-way Inc.

2211 OLD EARHART ROAD, SUITE 100	TELEPHONE: 734/757-1444
ANN ARBOR, MICHIGAN 48105

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Tuesday, May 8, 2012

9:00 A.M., local time

Con-way Inc., 2211 Old Earhart Road, Ann Arbor, Michigan

FELLOW SHAREHOLDER:

The Annual Meeting of Shareholders of Con-way Inc. will be held at 9:00 A.M., local time, on Tuesday, May 8, 2012, to:

1.	Elect to the Board of Directors the eleven director nominees who are named in the attached Proxy Statement for a one-year term.

2.	Approve the Con-way Inc. 2012 Equity and Incentive Plan.

3.	Approve, through a non-binding advisory vote, the compensation of the named executive officers of the Company.

4.	Ratify the appointment of the Company’s independent registered public accounting firm.

5.	Transact any other business properly brought before the meeting.

Shareholders of record at the close of business on March 19, 2012, are entitled to notice of and to vote at the meeting.

Your vote is important. Whether or not you plan to attend, the Company urges you to vote your shares following the instructions found under “Proxy Voting Convenience” in the attached Proxy Statement in order that as many shares as possible will be represented at the meeting. If you attend the meeting and prefer to vote in person, you will be able to do so and your vote at the meeting will revoke any proxy you have previously submitted.

Sincerely,
STEPHEN K. KRULL
Secretary

April 3, 2012

2012 Proxy Statement Summary

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider before voting, and you should read the entire Proxy Statement carefully before voting.

2012 Annual Meeting of Shareholders

•	Time and Date	9:00 A.M., local time, May 8, 2012
•	Place	2211 Old Earhart Road, Ann Arbor, Michigan
•	Record Date	March 19, 2012
•	Voting	Shareholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the proposals to be voted on.
•	Admission

All shareholders are invited to attend the meeting. If you are a shareholder but do not own shares in your name, you must bring proof of ownership (e.g., a current broker’s statement) in order to be admitted to the meeting. You can obtain driving directions to the meeting at www.con-way.com, in the Investor Events Calendar under the Investor tab.

•	How to Vote	You may vote in person at the meeting or by telephone, the Internet or mail by following the instructions on the proxy card or voting instructions card.

Meeting Agenda

•	Election of the eleven director nominees named in the attached Proxy Statement
•	Approval of the Con-way Inc. 2012 Equity and Incentive Plan
•	Advisory vote on executive compensation
•	Ratification of appointment of KPMG LLP as our independent registered public accounting firm for 2012
•	Transact any other business properly brought before the meeting

Voting Matters and Vote Recommendation

Proposal	Board Vote Recommendation	Page Reference

Management Proposals
Election of the eleven director nominees named in the attached Proxy Statement	FOR EACH DIRECTOR NOMINEE	7
Approval of the Con-way Inc. 2012 Equity and Incentive Plan	FOR	19
Advisory vote on executive compensation	FOR	31

Ratification of appointment of KPMG LLP as independent registered public accounting firm for 2012	FOR	32

Board Nominees

The following table provides summary information about each director nominee. Each director is elected annually by a majority of the votes cast.

Name	Age	Director Since	Occupation	Independent	Committee Memberships
					AC	GNC	FC	CC

John J. Anton	69	2005	Operating Director, Paine & Partners, LLC	Y	M	M

William R. Corbin	71	2005	Retired Executive Vice President, Weyerhaeuser Company	Y	M		C

W. Keith Kennedy, Jr.	68	1996	Chairman of the Board, Con-way Inc.	Y

Michael J. Murray	67	1997	Retired President, Global Corporate and Investment Banking, Bank of America Corporation	Y		M		M

Edith R. Perez	57	2010	Retired Partner, Latham & Watkins LLP	Y	M	M

John C. Pope	63	2003	Chairman, PFI Group, LLC	Y	C, FE

William J. Schroeder	67	1996	Retired Silicon Valley Entrepreneur	Y				C

Douglas W. Stotlar	51	2005	President and CEO, Con-way Inc.	N

Peter W. Stott	67	2004	President, Columbia Investments, Ltd.	Y			M	M

Roy W. Templin	51	Director nominee	Retired Executive Vice President and Chief Financial Officer, Whirlpool Corporation	Y

Chelsea C. White III	66	2004	Schneider National Chair of Transportation and Logistics, Georgia Institute of Technology	Y			M	M

AC	Audit Committee
GNC	Governance and Nominating Committee
FC	Finance Committee
CC	Compensation Committee
M	Member
C	Chairman
FE	Financial Expert

Equity and Incentive Plan

We are asking shareholders to approve the Con-way Inc. 2012 Equity and Incentive Plan (the “2012 Plan”). The purpose of the 2012 Plan is to advance the interests of Con-way Inc. (the “Company”) and promote the Company’s success by aligning the long-term interests of participants with those of our shareholders. The 2012 Plan helps the Company and its affiliates to attract, motivate, and retain highly-talented and marketable employees and non-employee directors to manage and oversee the profitable operations of, and achieve the long-term strategic goals of, the Company. The 2012 Plan is being submitted for approval by shareholders in part so that certain awards granted under the 2012 Plan that are intended to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986, as amended, may so qualify. The Board recommends a vote FOR approval of the 2012 Plan. Further information regarding the 2012 Plan can be found at Page 19 of this Proxy Statement.

Advisory Vote on Executive Compensation

Pursuant to Section 14A of the Exchange Act, the Company is providing shareholders with a vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with Securities and Exchange Commission rules. Our Board of Directors believes that our executive compensation and compensation practices and policies are necessary to attract, retain, and motivate a highly-qualified executive team, are focused on aligning executive and shareholder interests, and drive outstanding short-term and long-term financial performance. As a result, the Board recommends a vote FOR approval, on an advisory, non-binding basis, of the compensation of our named executive officers as disclosed in this Proxy Statement.

Executive Compensation

Our Compensation Philosophy

Our fundamental goal is to create sustainable value for our Company and our shareholders. To help achieve this goal, the key objectives of our executive compensation program are to:

•	align the interests of our executives and shareholders by tying a significant portion of executive compensation to performance goals and the value of our Company’s stock;
•	drive outstanding short-term and long-term financial performance through the use of complementary elements of executive compensation; and
•	attract, retain and motivate a high-performing executive team.

In order to effectively meet these objectives, our executive compensation program design is based upon two key compensation principles: pay for performance and pay at risk.

2011 Executive Compensation Highlights

•

Total direct compensation levels are generally targeted at the median to 75th percentile of market data, with upside opportunity to reward strong performance and reduced compensation levels when objectives are not achieved.

•

Other than restoration of the temporary salary reductions made in 2009 to the base salaries of certain named executive officers (including the CEO and CFO), no base salary increases were provided to any of the named executive officers.

•

Our annual incentive program requires achievement of a meaningful financial threshold (pre-established targets for adjusted operating income or adjusted operating ratio for each business unit in 2011) before any annual incentive compensation is paid.

•	Our equity-based long-term incentive program further aligns the interests of our executives with those of our shareholders.
•	Our Company provides minimal perquisites, representing less than 1% of the total compensation package for our named executive officers.
•	The Company’s 2011 “say on pay” resolution on our executive compensation program was approved by over 85% of the shareholder votes cast.

Further information regarding our executive compensation program can be found in the Compensation Discussion and Analysis at Page 46 of this Proxy Statement.

Ratification of Appointment of Independent Registered Public Accounting Firm

We are asking shareholders to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2012.

2013 Annual Meeting of Shareholders

December 4, 2012 is the deadline for submitting shareholder proposals made pursuant to Rule 14a-8 under the Exchange Act. The Company’s Bylaws require that proposals of shareholders made outside of Rule 14a-8 must be submitted, in accordance with the requirements of the Bylaws, not later than January 8, 2013 and not earlier than December 10, 2012.

Con-way Inc.

2211 OLD EARHART ROAD, SUITE 100

ANN ARBOR, MICHIGAN 48105

TELEPHONE: 734/757-1444

Important Notice Regarding the Availability of Proxy Materials

for the Shareholder Meeting to be Held on May 8, 2012

The proxy statement and annual report, including Form 10-K,

are available at: http://investors.con-way.com.

Also available on the Web site are the Company’s proxy card, as well as an instruction card for voting shares of common

stock held in the Company’s 401(k) plans.

PROXY STATEMENT

April 3, 2012

The Annual Meeting of Shareholders of Con-way Inc. (the “Company”) will be held on Tuesday, May 8, 2012. Shareholders of record at the close of business on March 19, 2012 will be entitled to vote at the meeting. This Proxy Statement and accompanying proxy are first being sent to shareholders on or about April 3, 2012.

Board of Directors’ Recommendations

The Board of Directors of the Company is soliciting your proxy for use at the annual meeting and any adjournment or postponement of the meeting. The Board recommends a vote “FOR” the election of the eleven director nominees described below, “FOR” the approval of the Con-way Inc. 2012 Equity and Incentive Plan, “FOR” the approval, on an advisory basis, of the Company’s executive compensation, and “FOR” ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm.

Proxy Voting Procedures

To be effective, your vote, whether by properly signed proxies or telephone or Internet voting, must be received by the Company prior to the annual meeting. The shares represented by your proxy will be voted in accordance with your instructions. However, if you return a signed proxy card and no instructions are given, your shares will be voted in accordance with the recommendations of the Board.

Voting Requirements

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of stock entitled to vote shall constitute a quorum for the transaction of business at the meeting. A nominee for director will be elected to the Board of Directors if the votes cast for the nominee’s election exceed the votes cast against the nominee’s election. Any incumbent director who fails to receive the required number of votes for re-election is subject to the Company’s Director Resignation Policy, which is described below. Approval of each other matter on the agenda for the meeting requires the favorable vote of the holders of a majority of the voting power represented at the meeting and entitled to vote on such matter.

If you do not provide voting instructions to your broker, your broker has discretion to vote those shares on matters that are routine (for this meeting, only the ratification of the appointment of the independent registered public accounting firm). However, a broker cannot vote shares on non-routine matters without your instructions. This is referred to as a “broker non-vote”. Ratification of the appointment of the independent registered public accounting firm is considered a routine matter, so there will not be any broker non-votes with respect to that proposal. For all other matters, broker non-votes will be disregarded and will have no effect on the outcome of the vote.

Abstentions from voting will have no effect on the election of directors. For all other matters, abstentions from voting will have the same effect as voting against the matter.

Voting Shares Outstanding

At the close of business on March 19, 2012, the record date for the Annual Meeting, there were outstanding and entitled to vote 55,793,958 shares of Common Stock. Each share of Common Stock has the right to one non-cumulative vote. Therefore, an aggregate of 55,793,958 votes are eligible to be cast at the meeting.

Proxy Voting Convenience

You are encouraged to exercise your right to vote.

If you are a shareholder of record or a participant in a Company 401(k) plan, you can give your proxy by calling a toll-free number, by using the Internet, or by mailing your signed proxy card or plan instruction card. Specific instructions for voting by means of the telephone or Internet are set forth on the proxy card or plan instruction card. The telephone and Internet voting procedures are designed to authenticate each shareholder’s identity and to allow each shareholder to vote his or her shares and confirm that his or her voting instructions have been properly recorded. If you vote by telephone or on the Internet, you do not have to return your proxy card or plan instruction card. If you do not wish to vote by telephone or via the Internet, please complete, sign and return the proxy card or plan instruction card in the self-addressed, postage-paid envelope provided. You may also vote your shares in person at the meeting.

If you hold your shares beneficially (that is, “in street name” through a broker, bank or other nominee), you must follow directions received from the broker, bank or other nominee in order to vote your shares.

You may revoke or change your proxy at any time prior to its use at the meeting. There are three ways you may do so: (1) give the Company a written direction to revoke your proxy; (2) submit a later dated proxy card or plan instruction card, or a later dated vote by telephone or Internet, or (3) attend the meeting and vote in person.

Attendance at the Meeting

All shareholders are invited to attend the meeting. Persons who are not shareholders may attend only if invited by the Board of Directors. If you are a shareholder but do not own shares in your name, you must bring proof of ownership (e.g., a current broker’s statement) in order to be admitted to the meeting. If you wish to attend the meeting in person, you can obtain driving directions to the Con-way offices in Ann Arbor, Michigan at www.con-way.com, in the Investor Events Calendar under the Investor tab.

PROPOSAL NUMBER 1: ELECTION OF DIRECTORS

The Board of Directors of the Company, pursuant to the Certificate of Incorporation and the Bylaws, has determined that the number of directors of the Company shall be eleven. There are eleven nominees for director at our 2012 Annual Meeting of Shareholders. All directors are elected annually for terms of one year.

The following persons are the nominees of the Board of Directors for election to the Board of Directors to serve for a one-year term until the 2013 Annual Meeting of Shareholders and until their successors are duly elected and qualified:

John J. Anton William R. Corbin W. Keith Kennedy Jr. Michael J. Murray Edith R. Perez John C. Pope	William J. Schroeder Douglas W. Stotlar Peter W. Stott Roy W. Templin Chelsea C. White III

All of our director nominees, other than Mr. Templin, have previously been elected by our shareholders. Pursuant to the retirement age provision of the Company’s Corporate Governance Guidelines, one of our current eleven directors, Mr. Robert Jaunich II, has not been nominated for re-election at the 2012 Annual Meeting and will retire from the Board as of the 2012 Annual Meeting. Therefore, the Board has nominated Mr. Templin for election at our 2012 Annual Meeting. Mr. Templin was identified as a director candidate by a third-party search firm. He was reviewed as a director candidate by our Governance and Nominating Committee, which recommended his nomination by the Board of Directors.

Biographical Information

The Company’s Board of Directors seeks to have members with a variety of backgrounds and experiences. Set forth below, for each director nominee, is a summary of certain biographical information and a brief description of the experience, qualifications, attributes or skills that led the Board to conclude that the director should serve on the Board

BIOGRAPHICAL INFORMATION

JOHN J. (JACK) ANTON	Director since 2005

Operating Director

Paine & Partners, LLC

a private equity management firm

Mr. Anton, age 69, is an operating director with Paine & Partners, LLC, a private equity management firm, a position he has held since 2005. From 2005 to 2006, he was a private investor in food, consumer products and specialty ingredient companies. From 2001 through 2004, he was a Senior Advisory Director with Fremont Partners, another private equity management firm, and was instrumental in the acquisition and successful divesture of Specialty Brands Inc. (SBI). Mr. Anton served on the Board of SBI. Prior to his service at Fremont, Mr. Anton was Chairman, CEO and co-owner of Ghirardelli Chocolate Company. He led the acquisition of Ghirardelli in 1992 and was responsible for revitalizing the company’s brand, marketing programs and growth prior to transitioning Ghirardelli to its new ownership. Mr. Anton served from 1983 to 1990 as Chairman and co-owner of Carlin Foods Corporation, a national food ingredient company serving the dairy, baking and food service industries; and from 1990 to 1992 as Chairman of Carlin Investment Corporation, which was created to invest in food and specialty chemical firms. Prior to forming Carlin Foods, he spent nearly twenty years in management and executive roles at Ralston Purina and Nabisco Brands Corporations. During a leave of absence from Ralston Purina, Mr. Anton served as an Infantry Officer in Vietnam, earning a Bronze Star for valor in a combat situation. Mr. Anton received a BS degree (chemistry) from the University of Notre Dame. Mr. Anton serves on the Board of Directors of Basic American Inc., the country’s largest potato dehydrator, and as Chairman of the Board of WireCo World Group, the largest manufacturer and supplier of technically engineered wire rope. He is active on the Advisory Boards of Notre Dame’s College of Science and the University of San Francisco’s Business School; and was a past Trustee of the Schools of the Sacred Heart, San Francisco; and a past Trustee of the Allendale Association, a Chicago-based school for abused children. He also is a member of the World Presidents Organization. Mr. Anton is a member of the Audit and Governance and Nominating Committees of the Board.

Qualifications: Mr. Anton brings a broad base of experience to the Board, including 20 years of corporate management and executive experience with two consumer product companies as well as leveraged buyout and private equity experience. From this experience, Mr. Anton has developed an array of skills, including in the areas of strategic, business and financial planning and corporate development, which he draws upon in his service as a member of the Company’s Board of Directors. In particular, Mr. Anton’s consumer products marketing experience provides insight to the Board’s oversight of the Company’s businesses and benefited the Board when the Company undertook its rebranding initiative in 2006.

WILLIAM R. CORBIN	Director since 2005

Retired Executive Vice President

Weyerhaeuser Company

a diversified forest products company

Mr. Corbin, age 71, joined Weyerhaeuser in 1992 as Executive Vice President, Wood Products. He retired from Weyerhaeuser in February 2006. His most recent assignment was to oversee Weyerhaeuser Industrial Wood Products and International Business Groups, including Weyerhaeuser Forest Products International, Weyerhaeuser Asia and Europe, Appearance Wood, Composites and BC Coastal Business Groups. From 1995 to 1999, he served as Executive Vice President, Timberlands and Distribution and from 1999 to 2004, again as Executive Vice President, Wood Products. Prior to joining Weyerhaeuser, Mr. Corbin held senior positions at Crown Zellerbach Corporation, International Paper Company and other firms during a 35-year career in wood products manufacturing, sales and distribution and timberlands management. Mr. Corbin received his BS degree (forest products) from the University of Washington in 1964. He received a master of forestry degree emphasizing industrial administration from Yale University in 1965. He serves on various boards including Wood Resources, LLC, of which he is Chairman; RedBuilt, LLC and Bridgewell Resources, LLC. Mr. Corbin is Chairman of the Finance Committee and a member of the Audit Committee of the Board.

Qualifications: Mr. Corbin’s experience derives from a career of over 35 years in the manufacturing, marketing, sales and distribution of timber and forest products. During the course of his career he served as a senior officer in three large corporations, including as Executive Vice President of Weyerhaeuser Company. Having been engaged in line operations, he has expertise in the areas of organizational effectiveness and industrial safety, which are important aspects of the Company’s operations. He also has international experience in Europe, Asia and South America, as well as mergers and acquisition and private equity experience, which provides insight when the Company considers strategic acquisitions.

W. KEITH KENNEDY, JR.	Director since 1996

Chairman of the Board

Con-way Inc.

Dr. Kennedy, age 68, was named Chairman of Con-way Inc. in January 2004. He served as Interim Chief Executive Officer from July 2004 to April 2005. From April 2002 to January 2004, he was the Vice Chairman of Con-way. In January 2000, he retired as President and Chief Executive Officer of Watkins-Johnson Company, a manufacturer of equipment and electronic products for the telecommunications and defense industries. He had held that position since January 1988. He joined Watkins-Johnson in 1968 and was a Division Manager, Group Vice President, and Vice President of Planning Coordination and Shareowner Relations prior to becoming President and Chief Executive Officer. Dr. Kennedy is a graduate of Cornell University from which he holds BSEE, MS, and PhD degrees. He is the past Chairman of Joint Venture: Silicon Valley Network, a non-profit regional organization. He previously held Board and/or officer positions with Boy Scouts of America (Pacific Skyline Council), California State Chamber of Commerce, and Silicon Valley Leadership Group. Dr. Kennedy is a senior member of the Institute of Electrical and Electronics Engineers.

Qualifications: Dr. Kennedy brings a breadth of experience to the Company’s Board of Directors derived from his prior service as chief executive officer of a large publicly-traded manufacturing company that, like the Company, was engaged in multiple lines of business. He has experience in the areas of acquisitions and dispositions, doing business with the United States government, conducting business overseas and optimizing supply chains. In addition, Dr. Kennedy has knowledge of the Company’s businesses gained both through his service as a Company director since 1996 and through his service as interim Chief Executive Officer from July 2004 to April 2005.

MICHAEL J. MURRAY	Director since 1997

Retired President, Global Corporate and Investment Banking

Bank of America Corporation

a financial institution

Mr. Murray, age 67, retired in July 2000 as president of Global Corporate and Investment Banking at Bank of America Corporation and as a member of the corporation’s Policy Committee. From March 1997 to the BankAmerica-Nations Bank merger in September 1998, Mr. Murray headed BankAmerica Corporation’s Global Wholesale Bank and was responsible for its business with large corporate, international, and government clients around the world. Mr. Murray was named a BankAmerica vice chairman and head of the U.S. and International Groups in September 1995. He had been responsible for BankAmerica’s U.S. Corporate Group since BankAmerica’s merger with Continental Bank Corporation in September 1994. Prior to the BankAmerica-Continental merger, Mr. Murray was vice chairman and head of Corporate Banking for Continental Bank, which he joined in 1969. Mr. Murray is a member of the Board of Directors of the Mattersight Corporation in Chicago, Illinois. He is past Chairman of the United Way of the Bay Area. Mr. Murray is a past member of the Board of the California Academy of Sciences in San Francisco and is a member of the Advisory Council for the College of Business of the University of Notre Dame. Mr. Murray received his BBA from the University of Notre Dame in 1966 and his MBA from the University of Wisconsin in 1968. He serves on the Compensation and Governance and Nominating Committees of the Board.

Qualifications: Mr. Murray brings over 30 years of banking and finance experience to the Company’s Board. During his career he held a number of senior positions with major financial institutions, including the position of President of Global Corporate and Investment Banking at Bank of America Corporation. His experience advising major corporations and private equity firms on financing issues has enabled him to provide insights to the Board of Directors when the Company considers equity and debt offerings. In addition, having played a key role in the Bank of America/NationsBank merger, Mr. Murray has experience in the area of mergers and acquisitions, which has proved valuable to the Board when considering possible strategic acquisitions by the Company.

EDITH R. PEREZ	Director since 2010

Retired Partner

Latham & Watkins LLP

an international law firm

Ms. Perez, age 57, retired after more than 25 years with the international law firm of Latham & Watkins LLP, where she was a partner in the Finance Department of the firm’s Los Angeles office. During her career at Latham, Ms. Perez represented clients in financing, real estate, land use, mergers and acquisitions and general corporate transactions. Ms. Perez also represented various Mexican companies and was lead counsel on the transactional component of the privatization of the Nicaraguan telephone company. Prior to joining Latham & Watkins, Ms. Perez was a visiting attorney in Rio de Janeiro, Brazil and Mexico City, Mexico. During this time, she was involved in a number of international transactions, including the licensing of American technology, the registration of intellectual property for American corporate clients and the formation of joint ventures with American partners. Ms. Perez received a bachelor of arts degree from the University of California, Davis and a law degree from the University of California, Berkeley, School of Law (Boalt Hall). She currently serves on the boards of the National Recreation Foundation (for youth at-risk), Alternative Living for the Aging, and Junior Achievement (Southern California), and previously served on the board of the California Minority Counsel Program, and as the two-term President of the Los Angeles Board of Police Commissioners. Ms. Perez is a member of the Audit and Governance and Nominating Committees of the Board of Directors.

Qualifications: Ms. Perez joined the Board in September 2010 after more than 25 years with the international law firm of Latham & Watkins LLP. She brings valuable legal knowledge, experience and insights to the Board, having represented clients in a variety of transactions in the areas of financing, real estate, land use, mergers and acquisitions, and general corporate transactions. Ms. Perez also has considerable international experience, having represented American and other foreign companies in Mexico, Nicaragua and Brazil on transactions such as licensing of American technology and formation of joint ventures with American partners. The skills and experience Ms. Perez has developed during her career enable her to provide guidance to the Board on legal matters facing the Company, as well as guidance on the Company’s proposed corporate and financial transactions. In addition, her considerable international experience is of value to the Board as the Company’s businesses continue to explore opportunities overseas.

JOHN C. POPE	Director since 2003

Chairman

PFI Group, LLC

a financial management firm

Mr. Pope, age 63, is Chairman of PFI Group, LLC, a financial management firm that invests primarily in private equity opportunities. Mr. Pope was Chairman of the Board of Waste Management, Inc., a NYSE-listed waste collection and disposal firm, from November 2004 to December 2011. From December 1995 to November 1999, Mr. Pope was Chairman of the Board of MotivePower Industries, Inc., a NYSE-listed manufacturer and remanufacturer of locomotives and locomotive components until it merged with Westinghouse Air Brake. Prior to joining MotivePower Industries, Mr. Pope spent over six years with United Airlines and UAL Corporation in various roles, including President and Chief Operating Officer and a member of the Board of Directors. Mr. Pope also spent 11 years with American Airlines and its parent, AMR Corporation, serving as Senior Vice President of Finance, Chief Financial Officer and Treasurer. He was employed by General Motors Corporation prior to entering the airline industry. Mr. Pope is a member of the Board of Directors of Dollar Thrifty Automotive Group, Kraft Foods, Inc., R.R. Donnelley & Sons Company and Waste Management, Inc. Mr. Pope served on the boards of Federal Mogul Corporation and Per-Se Technologies from 1987 to 2007 and 1997 to 2005, respectively. Mr. Pope holds a master’s degree in finance from the Harvard Graduate School of Business Administration and a bachelor’s degree in engineering and applied science from Yale University. Mr. Pope is Chairman of the Audit Committee of the Board.

Qualifications: As a Company director, Mr. Pope draws on experience gained not only from his prior service as chief financial officer of two large publicly-traded companies in the transportation industry (and president and chief operating officer of one of those companies), but also from his current positions as chairman of a private equity firm and as a member of the boards of directors and audit committees of other publicly-traded companies. Through his service on these other boards and audit committees, Mr. Pope is able to share insights with the Board and Audit Committee regarding corporate governance best practices.

WILLIAM J. SCHROEDER	Director since 1996

Retired Silicon Valley Entrepreneur

Mr. Schroeder, age 67, served as the Chairman of Oxford Semiconductor from July 2006 and Interim Chief Executive Officer from April 2007 until the sale of the company in January 2009. He served as President and CEO of Vormetric, Inc., an enterprise data storage security firm, from 2002 through 2004. During 2000, Mr. Schroeder was President and CEO of CyberIQ Systems, Inc., an Internet traffic switch company. Previously, he was employed by: Diamond Multimedia Systems, Inc. as President and CEO (1994-1999); Conner Peripherals, Inc., initially as President and Chief Operating Officer (1986-1989) and later as Vice Chairman (1989-1994); and Priam Corporation as President and CEO (1978-1986). Earlier, Mr. Schroeder served in various management or technical positions at Memorex Corporation, McKinsey & Co., and Honeywell, Inc. He currently serves on the Boards of Directors of Xirrus, Inc. and Vormetric, Inc. Mr. Schroeder holds an MBA degree with High Distinction from the Harvard Business School and MSEE and BEE degrees from Marquette University. He is the Chairman of the Compensation Committee of the Board.

Qualifications: Mr. Schroeder has over 25 years of operating experience as president or chief executive officer of various technology companies, including as president or chief executive officer of three publicly-traded companies. He has experience as an entrepreneur, having grown several small technology companies to a size that they could be taken public. Mr. Schroeder’s entrepreneurial skills and his software and operations experience are of benefit to the Board, particularly when evaluating new business opportunities and matters relating to the Company’s Menlo Logistics business unit.

DOUGLAS W. STOTLAR	Director since 2005

President and Chief Executive Officer

Con-way Inc.

Mr. Stotlar, age 51, is President and Chief Executive Officer of Con-way Inc. As the Company’s top executive, Mr. Stotlar is responsible for the overall management and performance of the Company. He was named to his current position in April, 2005. Mr. Stotlar previously served as President and Chief Executive Officer of Con-way Freight (formerly Con-Way Transportation Services), Con-way’s $2.6 billion regional trucking subsidiary. Before being named head of Con-way Freight, Mr. Stotlar served as Executive Vice President and Chief Operating Officer of that company, a position he had held since June 2002. From 1999 to 2002, he was Executive Vice President of Operations for Con-way Freight. Prior to joining Con-way Freight’s corporate office, Mr. Stotlar served as Vice President and General Manager of Con-Way NOW after drafting and executing the strategic business plan for the company in 1996. Mr. Stotlar joined the Con-way organization in 1985 as a freight operations supervisor for Con-Way Central Express (CCX), one of the Company’s regional trucking subsidiaries. He subsequently advanced to management posts in Columbus, Ohio, and Fort Wayne, Indiana, where he was named northwest regional manager for CCX responsible for 12 service centers. Mr. Stotlar earned his bachelor’s degree in transportation and logistics from The Ohio State University. He serves as vice president at large and is a member of the executive committee of the American Trucking Association. Mr. Stotlar is a member of the Board of Directors of the American Transportation Research Institute (ATRI) and URS Corporation, and serves on the Executive Committee of the Transportation Research Board (TRB).

Qualifications: As the Company’s Chief Executive Officer for the past six years and a career Company employee who previously held a series of increasingly responsible senior leadership positions at the Company’s Con-way Freight business unit, Mr. Stotlar understands the Company, its customers, workforce, operations, culture and key business drivers. During his tenure as Chief Executive Officer, he has gained an understanding of the regulatory environment and evolving corporate governance practices that are important to shareholders and regulatory agencies. Mr. Stotlar also holds leadership positions in a number of industry organizations, through which he gains insights into industry and supply chain shifts and evolving practices which are helpful in shaping Company strategy.

PETER W. STOTT	Director since 2004

President

Columbia Investments, Ltd.

an investment company

Mr. Stott, age 67, has been president of Columbia Investments, Ltd. since 1983. He has also served as the vice chairman and a principal of ScanlanKemperBard Companies, a real estate private equity firm from 2005 to 2010 and CEO from 2008 to 2010. He was formerly President and CEO of Crown Pacific from 1988 to 2004. Crown Pacific filed for bankruptcy reorganization in 2003. Prior to Crown Pacific, Mr. Stott founded Market Transport, Ltd. in 1969, the largest “asset-based” transportation and logistics services company headquartered in Oregon. Market Transport, Ltd. was acquired in 2006 by UTI Worldwide, a NASDAQ traded transportation and logistics company. Mr. Stott is a member of the board of directors of the Portland State University Foundation, member of the Founder’s Circle of SOLV, and trustee of the Portland Art Museum. Mr. Stott also serves on the Board of Directors of Gerding/Edlen Development Company, a Portland-based commercial real estate development firm specializing in mixed-use urban renewal projects and Omega Morgan, one of the largest machinery moving and industrial construction companies in the Pacific Northwest. Mr. Stott is a member of the Compensation and Finance Committees of the Board.

Qualifications: Mr. Stott brings to the Board 40 years of experience in transportation and logistics services, having founded and operated a large asset-based transportation and logistics company located in the Pacific Northwest. This experience enables Mr. Stott to provide insights into operational and service matters affecting the Company. He also has experience with real estate private equity investments, and is knowledgeable regarding commercial real estate located in the Pacific Northwest, including Portland, Oregon where the Company has significant real estate holdings.

ROY W. TEMPLIN	Director nominee

Retired Executive Vice President, Chief Financial Officer

Whirlpool Corporation

a manufacturer and marketer of major home appliances

Mr. Templin, age 51, recently retired as the Executive Vice President and Chief Financial Officer of Whirlpool Corporation, a NYSE-listed manufacturer and marketer of major home appliances, a position that he held since September 2004. Mr. Templin was also a member of Whirlpool Corporation’s Executive Committee since September 2004. Prior to joining Whirlpool, Mr. Templin was vice president of Finance and chief accounting officer for Kimball International, Inc., a manufacturer of furniture and contract electronic products. While at Kimball, he also held the positions of vice president and corporate controller, and assistant corporate controller. Before joining Kimball, Mr. Templin worked for Cummins Engine Company. Earlier in his career, Mr. Templin held positions at NCR Corporation and Price Waterhouse. Mr. Templin holds a bachelor’s degree in accounting from Indiana University in Bloomington, Indiana.

Qualifications: Mr. Templin draws on extensive experience serving as a senior executive, most recently as the chief financial officer, of a large, global publicly-traded company. As a chief financial officer, Mr. Templin was responsible not only for all aspects of finance but also had, for several years, responsibility for the information technology function (IT). He would bring to our Board a thorough knowledge of audit practices coupled with insights into overseeing the management of our financial and strategic operations. He possesses broad international experience, including experience with respect to significant corporate acquisitions and transactions.

CHELSEA C. WHITE III	Director since 2004

Schneider National Chair of Transportation and Logistics

Georgia Institute of Technology

an institute of higher learning

Professor White, age 66, is the Director of the Trucking Industry Program and the Schneider National Chair of Transportation and Logistics at the Georgia Institute of Technology. He has served as editor-in-chief of several of the Transactions of the Institute of Electrical and Electronics Engineers (IEEE), was founding editor-in-chief of the IEEE Transactions on Intelligent Transportation Systems (ITS), and has served as the ITS Series book editor for Artech House Publishing Company. Professor White serves on the boards of directors of the ITS World Congress and the Bobby Dodd Institute and is a member of the executive committee for The Logistics Institute — Asia Pacific and of the Mobility Project Advisory Board for the Reason Foundation. He is the former chair of the ITS Michigan board of directors and a former member of the ITS America board of directors. His research interests include the impact of real-time information for improved supply chain productivity and risk mitigation, with special focus on international supply chains. Professor White is a member of the Compensation and Finance Committees of the Board.

Qualifications: As Schneider National Chair of Transportation and Logistics at the Georgia Institute of Technology, Professor White has in-depth knowledge of the transportation and logistics sectors in which the Company operates. His research focuses on topical issues of key importance to the Company, including analyzing the role of real-time information and enabling information technology for improved logistics and, more generally, supply chain productivity and risk mitigation, with special focus on the U.S. trucking industry. Professor White writes and speaks extensively on supply chain and logistics topics such as trends in the industry, the globalization of innovation in the logistics industry, information technology in the trucking industry, and competitive performance in the U.S. trucking industry.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE DIRECTOR NOMINEES NAMED ABOVE.

PROPOSAL NUMBER 2: APPROVAL OF THE CON-WAY INC. 2012 EQUITY AND INCENTIVE PLAN

The Board of Directors recommends that shareholders approve the Con-way Inc. 2012 Equity and Incentive Plan (which we refer to as the “2012 Plan”). The 2012 Plan would govern grants of equity awards to our employees, non-employee directors and consultants (“participants”) and is intended to replace the Company’s existing Amended and Restated 2006 Equity and Incentive Plan (which we refer to as the “2006 Plan”) and Amended and Restated 2003 Equity Incentive Plan for Non-Employee Directors (which we refer to as the “2003 Plan”). The 2003 Plan is scheduled to expire on April 22, 2013 and the 2006 Plan has a limited number of shares available for future awards to our employees.

The 2012 Plan includes authorization for the issuance of 4,000,000 shares of the Company’s common stock thereunder, which includes shares that remain available for issuance as of May 8, 2012 pursuant to the 2006 Plan and the 2003 Plan. As of February 15, 2012, there were 1,064,808 shares available for issuance under the 2006 Plan and the 2003 Plan.

In addition to the 2006 Plan and the 2003 Plan, we have outstanding equity awards under, but no longer make equity awards pursuant to, the Company’s Amended and Restated Equity Incentive Plan for Non-Employee Directors and 1997 Equity and Incentive Plan. Under the 2006 Plan, the 2003 Plan and these former equity and incentive plans, as of February 15, 2012, there were 2,635,600 options outstanding, with a weighted-average exercise price of $35.6479 and the weighted-average remaining contractual life of 5.69 years. In addition, there were 1,086,219 shares of restricted stock, restricted stock units and performance share plan units outstanding. The 2012 Plan provides that any shares that become available for issuance under these current and former equity and incentive plans as a result of equity awards that expire or are forfeited may be issued under the 2012 Plan.

If shareholders approve the 2012 Plan at the Annual Meeting, then the 2012 Plan will become effective on the date of the Annual Meeting and no further grants of awards will be made under any other previously adopted equity and incentive plans after the Annual Meeting. However, if shareholders do not approve the 2012 Plan at the Annual Meeting, then we will continue to grant awards under the 2006 Plan and the 2003 Plan for so long as shares remain available under each plan or if sooner, until the expiration of such plan.

The term of the 2012 Plan is 10 years.

On January 24, 2012, the Board of Directors of the Company approved the 2012 Plan, subject to approval by the shareholders of the Company. The 2012 Plan is also being submitted for approval by our shareholders, in part, so that certain awards granted under the 2012 Plan that are intended to qualify as “performance-based compensation” under Section 162(m) (“Section 162(m)”) of the Internal Revenue Code of 1986, as amended (the “Code”), may so qualify.

Section 162(m) denies a deduction by a publicly-traded corporation for certain compensation in excess of $1 million per year paid by such corporation to the following individuals who are employed at the end of the employer’s taxable year (“Covered Employees”): the chief executive officer and the three most highly compensated executive officers (other than the chief executive officer and the chief financial officer) for whom compensation disclosure is required under the proxy rules. Certain compensation, including compensation based on the attainment of performance goals, is excluded from this deduction limit if certain requirements are met. One of these requirements is that the material terms (including eligible employees, the performance goals and the maximum amount of compensation that could be paid to any employee if the performance goals are attained) pursuant to which the compensation is to be paid be disclosed to and approved by shareholders prior to payment. Accordingly, if the 2012 Plan is approved by shareholders and the other conditions of Section 162(m) relating to the exclusion for performance-based compensation are satisfied, certain compensation paid to Covered Employees pursuant to the 2012 Plan will not be subject to the deduction limit of Section 162(m).

A copy of the 2012 Plan is attached hereto as Appendix A. Capitalized terms used herein will, unless otherwise defined, have the meanings assigned to them in the text of the 2012 Plan. The following description of the 2012 Plan is qualified in its entirety by reference to the complete text of the 2012 Plan.

General

The purpose of the 2012 Plan is to advance the interests of the Company and promote the Company’s success by aligning the long-term interests of participants with those of our shareholders. The 2012 Plan helps the Company and its affiliates to attract, motivate and retain highly-talented and marketable employees and non-employee directors to manage and oversee the profitable operations of, and achieve the long-term strategic goals of, the Company. The 2012 Plan aligns the interests of designated employees and non-employee directors with those of shareholders by facilitating increased stock ownership by such employees and non-employee directors.

The 2012 Plan permits the grant of various types of stock- and cash-based compensation. The 2012 Plan includes both long-term incentive awards and annual incentive compensation awards. The long-term incentive awards include incentive stock options; non-qualified stock options; stock appreciation rights; restricted stock; restricted stock units; phantom stock units; performance share plan units; dividend equivalents; and other stock- and cash-based awards. Awards may be evidenced by any written or electronic agreement, contract, or other instrument or document evidencing an award (an “Award Agreement”).

Plan Administration

With respect to awards granted to employees, the 2012 Plan is administered by the Compensation Committee of the Board, the composition of which will at all times satisfy the provisions of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Section 162(m) and applicable New York Stock Exchange (“NYSE”) rules. With respect to awards granted to directors, the 2012 Plan is administered by the Governance and Nominating Committee of the Board, the composition of which will at all times satisfy the provisions of Rule 16b-3 promulgated under the Exchange Act and applicable NYSE rules. We refer to each of the Compensation Committee and the Governance and Nominating Committee as “the Committee,” as applicable. The 2012 Plan provides that no member of the Board or the Committee will be liable for any action or determination taken or made in good faith with respect to the 2012 Plan.

Subject to the terms of the 2012 Plan, the Committee has the right, among other things, to administer the 2012 Plan and to exercise all the powers and authorities either specifically granted to it under the 2012 Plan or necessary or advisable in the administration of the 2012 Plan, including the authority to determine the persons to whom awards shall be granted, the type and number of awards to be granted and the number of shares of stock to which an award may relate; and to make all other determinations deemed necessary or advisable for the administration of the 2012 Plan.

Unless otherwise provided by the Committee in an Award Agreement, each award will vest in the event of a participant’s termination of employment upon or within two (2) years following a change in control, subject to certain exceptions.

No Repricing

The Committee shall not have the authority to lower the exercise price of any outstanding option or stock appreciation right (“SAR”) (other than in connection with stock splits, stock dividends and similar capital adjustments described below), nor shall the Committee have the authority, at a time when the exercise price of an option or SAR exceeds the fair market value of the underlying common stock, to settle, cancel or exchange any outstanding option or SAR in consideration for the grant of a new award with a lower exercise price or for a cash payment.

Shares Subject to the 2012 Plan

The maximum number of shares of the Company’s common stock reserved for the grant of awards under the 2012 Plan is 4,000,000 (including any shares of the Company’s common stock that as of May 8, 2012 are authorized for grant under the 2006 Plan, the 2003 Plan, the Company’s Amended and Restated Equity Incentive Plan for Non-Employee Directors and 1997 Equity and Incentive Plan), plus any shares of the Company’s common stock that as of May 8, 2012 are subject to awards under the Company’s previously adopted equity and incentive plans that are not issued or delivered to a participant for any reason. Each full-value award granted under the 2012 Plan (i.e., awards other than options and SARs and phantom stock units which are issued to participants in exchange for consideration equal to the fair market value of the underlying shares of common stock) will reduce the pool of shares available for issuance under the 2012 Plan by 1.72 shares.

Subject to adjustment as described below, (i) no more than 1,000,000 shares of the Company’s common stock may be awarded in the form of options and SARs to a single individual during any plan year, (ii) no more than 4,000,000 shares of the Company’s common stock may be awarded in the form of incentive stock options (“ISOs”) to all participants over the term of the 2012 Plan and (iii) no more than 500,000 shares of the Company’s common stock may be awarded in the form of restricted stock, restricted stock units (“RSUs”), phantom stock units (“PSUs”), performance share plan units (“PSPUs”), and other stock-based awards to a single individual during any plan year.

Shares of restricted stock that are forfeited will again be available for issuance under the 2012 Plan, on the basis of 1.72 shares of common stock for every such share of restricted stock. Shares subject to an award of RSUs or PSPUs that may be settled with the Company’s common stock that are forfeited, canceled, exchanged, surrendered or expire without a distribution of shares to the participant or are settled with cash will again be available for issuance under the 2012 Plan, on the basis of 1.72 shares for every such unit. Shares subject to other stock-based awards that may be settled with the Company’s common stock that are forfeited, canceled, exchanged, surrendered or expire without a distribution of shares to the participant or are settled with cash will again be available for issuance under the 2012 Plan on the basis of 1.72 shares for every share of common stock subject to such other stock-based awards. Unissued or retained shares subject to an option that expires, is surrendered, or becomes unexercisable without having been exercised in full will again be available for issuance under the 2012 Plan. Shares subject to an SAR that may be settled with stock that expires without exercise or is settled with cash will again be available for issuance under the 2012 Plan. Shares subject to a PSU that is settled with cash will again be available for issuance under the 2012 Plan.

Shares of common stock surrendered in order to satisfy the exercise price of an option or SAR, or shares withheld to satisfy income taxes on any award, shall not be available for future grant under the 2012 Plan.

Eligibility

Awards may be granted to selected employees, consultants and non-employee directors of the Company and its present or future affiliates, in the discretion of the Committee. We refer to those to whom awards are granted under the 2012 Plan as “participants.” In determining the participants to whom awards shall be granted and the type of any award (including the number of shares to be covered by such award), the Committee shall take into account such factors as the Committee shall deem relevant in connection with accomplishing the purposes of the 2012 Plan. In 2011, equity awards under the existing 2006 Plan and 2003 Plan were generally limited to approximately 110 employees of the Company and its affiliates and 10 non-employee directors of the Company, respectively.

Long-Term Incentive Awards

Stock Options

Stock options granted under the 2012 Plan may be either non-qualified stock options or incentive stock options qualifying under Section 422 of the Code. The Committee determines the purchase price per share of common stock subject to the exercise of an option; but the purchase price may not be less than the fair market value per share on the date of grant. In addition, ISOs granted to ten percent shareholders must have an exercise price equal to at least 110% of the per share fair market value of the underlying common stock of the Company on the date of grant and a maximum term of five years. Upon the exercise of any option, the purchase price may be fully paid in cash, by delivery of common stock previously owned by the participant, by net exercise, or in any other form of legal consideration that may be acceptable to the Committee and specified in the applicable Award Agreement.

Options will vest and become exercisable over the exercise period (which will not exceed ten years from the date of grant), at such times and upon such conditions as the Committee determines and as set forth in the Award Agreement. The Committee may accelerate the exercisability of any outstanding option at such time and under such circumstances as it deems appropriate. An option may not be exercised unless the participant is providing services to the Company or an affiliate, provided that the Award Agreement may contain provisions regarding the exercise of options following specified terminations.

Stock Appreciation Rights (SARs)

A stock appreciation right (which we refer to as an SAR) entitles the participant, upon settlement, to receive a payment, with respect to each share subject thereto, in an amount of cash or the Company’s common stock equal in value to the excess of (1) the fair market value of one share of the Company’s common stock on the date of exercise over (2) the grant price of the SAR. In the case of an SAR granted in tandem with an option, the grant price of the SAR will be the exercise price of the underlying option. In the case of any other SAR, the grant price will be the price determined by the Committee, but the grant price may not be less than the fair market value per share on the date of grant.

SARs granted under the 2012 Plan may either be granted as a stand-alone award or granted in tandem with (i) a Non-Qualified Stock Option (“NQSO”) (either at the time of grant of the related NQSO or at any time thereafter) or (ii) an ISO (at the time of grant of the related ISO). SARs will vest and become exercisable over the exercise period (which will not exceed ten years from the date of grant), at such times and upon such conditions as the Committee determines and as set forth in the Award Agreement. SARs granted in tandem with an option will be exercisable only to the extent the underlying option is exercisable. The Committee may accelerate the exercisability of any outstanding SAR at such time and under such circumstances as it deems appropriate. An SAR may not be exercised unless the participant is providing services to the Company or an affiliate, provided that the Award Agreement may contain provisions regarding the exercise of SARs following specified terminations.

Restricted Stock

A restricted stock award will be subject to such restrictions on transferability and other restrictions as the Committee may impose at the date of grant or thereafter, which restrictions may lapse separately or in combination at such times and under such circumstances as the Committee may determine. Except with respect to restricted stock granted to directors, each restricted stock award shall be subject to restrictions, imposed at the date of grant, relating to either or both of (1) the attainment of performance goals by the Company or (2) the continued service of the participant with the Company or an affiliate.

All performance-based restricted stock awards will have a minimum performance period of one year, with no vesting prior to the end of the performance period except in the case of specified events, including, without limitation, death, disability or a change in control. With respect to any shares of restricted stock subject to restrictions which lapse solely based on the participant’s continuation of service with the Company or an affiliate, such restrictions shall lapse over a vesting schedule (so long as the participant continues to provide services to the Company or an affiliate) no shorter in duration than three years from the date of grant; provided that such vesting schedule may provide for partial or installment vesting from time to time during such period and may be subject to acceleration in the case of specified events, including, without limitation, death, disability or a change in control.

Unless an Award Agreement provides otherwise, a restricted stock award recipient will have all of the rights of a shareholder during the restriction period, including the right to vote restricted stock and the right to receive dividends thereon. The Committee may provide that dividends will be paid or distributed when accrued or will be subject to all conditions and restrictions of the underlying awards to which they relate.

If the recipient of an award of restricted stock ceases to provide services to the Company or an affiliate during the applicable restriction period, shares of restricted stock that are at that time still subject to restrictions will be forfeited (unless the applicable Award Agreement or the Committee provide otherwise).

Phantom Stock Units (PSUs)

The Company intends to continue its current practice of using PSUs under the Company’s deferred compensation plans. Participants in the deferred compensation plans may, at their election, convert deferred compensation into PSUs at fair market value. PSUs are deferred until the participant’s deferred compensation is otherwise payable under the applicable deferred compensation plan. PSUs may be settled by the delivery of cash or by delivery of shares of the Company’s common stock under the 2012 Plan and shall otherwise be subject to the terms and conditions of such deferred compensation plans.

Restricted Stock Units (RSUs) and Performance Share Plan Units (PSPUs)

RSUs and PSPUs shall be subject to such vesting restrictions as the Committee may impose at the date of grant or thereafter, which restrictions may lapse separately or in combination at such times and under such circumstances as the Committee may determine, including the attainment of one or more performance goals. With respect to any RSUs subject to restrictions which lapse solely based on the participant’s continuation of service with the Company or an affiliate, such restrictions shall lapse over a vesting schedule (so long as the participant continues to provide services to the Company or an affiliate) no shorter in duration than three years from the date of grant; provided that such vesting schedule may provide for partial or installment vesting from time to time during such period and may be subject to acceleration in the case of specified events, including, without limitation, death, disability or a change in control.

If the participant ceases to provide services to the Company or an affiliate during any applicable restriction period, RSUs and PSPUs that are at that time subject to restrictions will be forfeited (unless the applicable Award Agreement or the Committee provides otherwise).

Dividend Equivalents

The Committee is authorized to grant dividends (on restricted stock awards) and dividend equivalents (on RSUs, PSUs and PSPUs) to participants. The Committee may provide, at the grant date, that dividends and dividend equivalents will be paid or distributed when accrued or will be deemed to have been reinvested in additional shares of the Company’s common stock (or such other investment vehicles as the Committee may specify), provided that such dividends and dividend equivalents will be subject to all conditions and restrictions of the underlying awards to which they relate.

Annual Incentive Compensation Program

The Committee is authorized to grant awards to participants (other than directors) pursuant to the Company’s incentive programs, including the Company’s Executive Incentive Plan, in the form of other cash-based awards. Awards granted under the Company’s incentive programs may be contingent on the attainment by the Company of one or more performance goals. The maximum payment that any participant may receive pursuant to an award granted under the Company’s incentive programs in respect of any plan year is $5 million.

Other Stock-Based Awards and Other Cash-Based Awards

The Committee may grant such other awards to participants (other than directors) consistent with the purposes of the 2012 Plan. Such awards may be granted with value and payment contingent upon the attainment of specified performance goals. The maximum payment that any participant may receive pursuant to an award intended to qualify as “qualified performance-based compensation” under Section 162(m) with respect to any performance period is $10 million.

Performance Goals

The Committee may provide that the payment of an award (or vesting thereof) will be contingent on the attainment of performance goals. Performance goals are generally defined in the 2012 Plan as goals which are based on one or more of the following criteria:

•	revenues (net or gross and including adjustment for purchased transportation);

•	profit (including net profit, pre-tax profit, gross profit, operating profit, economic profit or other corporate profit measures);

•

earnings (including earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings per share (basic or diluted); book value per share or other corporate earnings measures);

•	income (including net income (before or after taxes), operating income or other corporate income measures);

•	cash (including cash flow, free cash flow or operating cash flow, net cash provided by operations, cash flow in excess of cost of capital or other cash measures);

•

return measures (including return on assets (gross or net), return on equity, return on investment, return on invested capital, return on operating capital, return on capital employed, return on sales, and cash flow return on assets, capital, investments, equity or sales);

•	operating margin or profit margin;

•	contribution margin (gross or by business unit);

•	market capitalization or total enterprise value, alone or as a multiple of revenue or earnings;

•	price/earnings multiple;

•	stock price or performance;

•	total shareholder return;

•	working capital;

•	sales (including adjustments for commissions);

•	accounts receivable or days sales outstanding;

•	volume growth;

•

expenses (including operating or administrative expense in the absolute or as a percent of revenue, expense management, expense ratio, expense efficiency ratios, expense reduction measures or other expense measures);

•	operating efficiency or productivity measures or ratios;

•	safety measures;

•	dividend payout levels;

•	internal rate of return or increase in net present value; and

•

strategic business criteria consisting of one or more goals regarding, among other things, implementation or completion of critical projects or processes, acquisitions and divestitures, customer satisfaction, employee satisfaction, safety standards, strategic plan development and implementation, and agency ratings of financial strength.

Where applicable, performance goals will be expressed in terms of attaining a specified level of the particular criteria or attaining a specified increase or decrease in the particular criteria, and may be applied to one or more of the Company, an affiliate, or a business unit, or may be applied to the performance of the Company relative to a market index, a group of other companies, some other external measurement index such as gross domestic product, or a combination thereof, all as determined by the Committee. Performance goals may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be made (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur). Performance goals will be determined in accordance with generally accepted accounting principles (where applicable) and, with respect to awards intended to qualify as “qualified performance-based compensation” under Section 162(m), are subject to certification by the Committee. Payments in respect of awards intended to qualify as “qualified performance-based compensation” under Section 162(m) may be decreased by the Committee in its sole discretion. Payments in respect of the other performance-based awards, including other awards and awards under the Company’s incentive programs, may be increased or decreased by the Committee in its sole discretion. The Committee has the authority to make equitable adjustments to the performance goals in recognition of unusual or non-recurring events affecting the Company or any affiliate or business unit, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the acquisition or disposal of a segment of a business or related to a change in accounting principles unless otherwise specified by the Committee at the beginning of the applicable performance period.

Change in Control Provisions

Generally, in the event of a participant’s qualifying termination of employment within two years of a change in control:

•	all awards made to that participant will become fully vested and exercisable;

•	any restrictions, payment conditions and forfeiture conditions will lapse; and

•	any performance conditions will be deemed to be achieved at the target level.

The Committee can vary these vesting terms in the Award Agreement.

Limited Transferability

Unless otherwise provided in an Award Agreement, awards generally are not transferable except by will or the laws of descent and distribution or pursuant to a domestic relations order and are only exercisable during the lifetime of the participant by the participant or the participant’s guardian or legal representative.

Clawback

Awards will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to NYSE rules or as is otherwise required by applicable law. In addition, the Committee may impose such other clawback, recovery or recoupment provisions in an award agreement as the Committee deems necessary or appropriate.

Adjustment to Shares

The 2012 Plan provides that, in the event of any dividend or other distribution, recapitalization, stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, which affects the Company’s common stock such that one or more adjustments or changes are necessary in order to prevent dilution or enlargement of rights under the 2012 Plan, then the Committee shall make such equitable changes or adjustments to any or all of (i) the number and kind of shares of common stock or cash that may thereafter be issued in connection with awards, (ii) the number and kind of shares of common stock or cash issued or issuable in respect of outstanding awards, (iii) the exercise price, grant price, or purchase price relating to any award, (iv) the performance goals, and/or (v) the individual limitations applicable to awards.

Amendment; Termination

The 2012 Plan will terminate ten years after its adoption by the Board, unless sooner terminated by the Board. The Board may at any time alter, amend, suspend or terminate the 2012 Plan in whole or in part. However, amendment of the 2012 Plan may not adversely affect the rights of any participant without such participant’s consent, under awards previously granted under the 2012 Plan, and no amendment will be effective without shareholder approval if that approval is required by law, NYSE rules or plan provision.

Miscellaneous

The Company or any affiliate shall have the authority and right to deduct or withhold or require a participant to remit to the Company or any affiliate, an amount sufficient to satisfy amounts of withholding and other taxes due in connection with an award, including but not limited to (i) withholding from the participant’s wages or other cash compensation; (ii) withholding from the proceeds for the sale of shares underlying the award either through a voluntary sale or a mandatory sale arranged by the Company on the participant’s behalf; or (iii) in the Committee’s sole discretion and in satisfaction of the foregoing requirement, withholding shares otherwise issuable under an award (or allowing the return of shares) having a fair market value equal to the sums required to be withheld.

The 2012 Plan and all awards made under the 2012 Plan shall be interpreted, construed and operated to reflect the intent of the Company that all aspects of the 2012 Plan and the awards shall be interpreted either to be exempt from the provisions of Section 409A of the Code or, to the extent subject to Section 409A of the Code, comply with Section 409A of the Code and any regulations and other guidance thereunder. The 2012 Plan may be amended at any time, without the consent of any party, to avoid the application of Section 409A of the Code in a particular circumstance or to satisfy any of the requirements under Section 409A of the Code, but the Company shall not be under any obligation to make any such amendment.

Certain Federal Income Tax Consequences

Set forth below is a discussion of certain federal income tax consequences relating to awards that may be granted pursuant to the 2012 Plan. The discussion constitutes a brief overview of the principal federal income tax consequences relating to the above-described awards based upon current federal income tax laws. This summary is not intended to be exhaustive and does not describe state, local or foreign tax consequences.

Non-Qualified Stock Options

A participant will not recognize taxable income at the time a NQSO is granted and the Company will not be entitled to a tax deduction at that time. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) upon exercise of a NQSO equal to the excess of the fair market value of the shares purchased over their exercise price. The Company will generally be entitled to a tax deduction at the time and in the amount that the participant recognizes ordinary income.

Incentive Stock Options

A participant will not recognize income at the time an incentive stock option is granted or (except for purposes of the alternative minimum tax) upon exercise of an incentive stock option. If the shares acquired by exercise of an incentive stock option are held for at least two years from the date the option was granted and more than one year from the date it was exercised, any gain or loss arising from a subsequent disposition of those shares will be taxed as long-term capital gain or loss, and the Company will not be entitled to any deduction. If, however, those shares are disposed of within one or both of the above-described periods, then in the year of that disposition, the participant will recognize compensation taxable as ordinary income equal to the excess of the lesser of (1) the amount realized upon that disposition and (2) the excess of the fair market value of those shares on the date of exercise over the exercise price, and the Company generally will be entitled to a corresponding deduction.

Stock Appreciation Rights

A participant will not recognize taxable income at the time SARs are granted and the Company will not be entitled to a tax deduction at that time. Upon exercise, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) in an amount equal to the fair market value of any shares delivered and the amount of cash paid by the Company. This amount generally is deductible by the Company as compensation expense.

Restricted Stock

A participant will not recognize taxable income at the time restricted stock is granted and the Company will not be entitled to a tax deduction at that time, unless the participant makes an election to be taxed at that time. If such election is made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time of the grant in an amount equal to the excess of the fair market value for the shares at such time over the amount, if any, paid for those shares. If such election is not made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time the restrictions lapse in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for those shares. The amount of ordinary income recognized by making the above-described election or upon the lapse of restrictions generally is deductible by the Company as compensation expense, except to the extent the deduction limits of Section 162(m) apply. In addition, a participant receiving dividends with respect to restricted stock for which the above-described election has not been made and prior to the time the restrictions lapse, or at the time the restrictions lapse, will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee), rather than dividend income, in an amount equal to the dividends paid and the Company generally will be entitled to a corresponding deduction, except to the extent that Section 162(m) applies.

Phantom Stock Units

A participant will not recognize taxable income at the time a PSU is awarded under one of the Company’s deferred compensation plans and the Company will not be entitled to a tax deduction at that time. Upon distribution of the participant’s deferred compensation in accordance with the terms and conditions of the applicable deferred compensation plan, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) in an amount equal to the fair market value of any shares delivered and the amount of any cash paid by the Company. This amount generally will be deductible by the Company as compensation expense.

Restricted Stock Units and Performance Share Plan Units

A participant will not recognize taxable income at the time an RSU or PSPU is granted and the Company will not be entitled to a tax deduction at that time. Upon settlement of an RSU or PSPU, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) in an amount equal to the fair market value of any shares delivered and the amount of any cash paid by the Company. The amount of ordinary income recognized is deductible by the Company as compensation expense, except to the extent that Section 162(m) applies.

Dividend Equivalents

A participant receiving dividend equivalents with respect to RSUs or PSPUs will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee), rather than dividend income, in an amount equal to the dividend equivalents paid and the Company will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) apply.

Other Stock-Based Awards and Other Cash-Based Awards

A participant will not recognize taxable income at the time an other stock-based award or cash-based award is granted and the Company will not be entitled to a tax deduction at that time. Upon settlement of an other award, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) in an amount equal to the fair market value of any shares delivered and the amount of any cash paid by the Company. The amount of ordinary income recognized is deductible by the Company as compensation expense, except to the extent the deduction limits of Section 162(m) apply.

Section 409A of the Code

Section 409A of the Code provides additional tax rules governing the design and operation of non-qualified deferred compensation. Generally, Section 409A of the Code will not apply to awards granted under the 2006 Plan, but may apply in some cases to RSU and PSPUs and will apply to PSUs. For such awards subject to Section 409A of the Code, for certain officers of the company there may be a delay of up to six months in the settlement of the awards. Failure to comply with rules of Section 409A of the Code, when such rules are applicable, may result in a penalty tax being imposed on the participant.

Amounts Awarded Under the 2012 Plan

Because participation in the 2012 Plan and the amount and terms of awards under the 2012 Plan are at the discretion of the Committee (subject to the terms of the 2012 Plan) and because performance goals may vary from award to award and from participant to participant, benefits under the 2012 Plan are not presently determinable.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE CON-WAY INC. 2012 EQUITY AND INCENTIVE PLAN.

Equity Compensation Plan Information

The following table gives information as of February 15, 2012 regarding shares of the Company’s common stock that may be issued upon the exercise of options, warrants and rights under all of the Company’s existing equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights(1) (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders	3,776,598	(2)	$35.6479	1,064,808	(3)
Equity compensation plans not approved by security holders	0	(4)	0	0	(4)

Total	3,776,598		$35.6479	1,064,808

(1)

The weighted-average exercise price is based solely on outstanding options and does not take into account shares issuable upon vesting of other outstanding awards, none of which have an exercise price.

(2)

Includes 54,779 vested phantom stock units issued under the Company’s deferred compensation plan for executives based on election of certain participants to convert a portion of their deferred compensation account balances into phantom stock units, the majority of which will be settled in cash. Includes 15,438 stock options outstanding under the Company’s 1994 Equity Incentive Plan for Non-Employee Directors, 44,750 stock options outstanding under the Company’s 2003 Equity Incentive Plan for the Non-Employee Directors, 511,404 stock options outstanding under the Company’s 1997 Equity and Incentive Plan, and 2,064,008 stock options outstanding under the Company’s 2006 Equity and Incentive Plan. Also includes 35,337 restricted stock award shares issued under the 2003 Equity Incentive Plan for the Non-Employee Directors and an aggregate of 1,050,882 restricted stock units and performance share plan units granted under the 2006 Equity and Incentive Plan.

(3)

Includes 983,370 securities available for issuance in the form of restricted stock, stock options or other equity-based awards under the 2006 Equity and Incentive Plan, and 81,438 securities available for issuance in the form of restricted stock or stock options under the 2003 Equity Incentive Plan for Non-Employee Directors. The Company’s deferred compensation plan for executives does not contain a specific limitation on the number of phantom stock units that can be issued upon conversion of participants’ deferred compensation account balances, however, such shares issued in respect of phantom stock units are subject to the limitations of the Company’s equity and incentive plans.

(4)

Does not include shares purchased under the Company’s non-qualified employee stock purchase program. The employee stock purchase program offers participants the opportunity to purchase shares at fair market value using payroll deductions. The shares are purchased by the program’s administrator in the open market.

PROPOSAL NUMBER 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION

Pursuant to Section 14A of the Exchange Act, the Company is providing shareholders with an opportunity to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with Securities and Exchange Commission (“SEC”) rules. This is the second consecutive year that the Company is asking shareholders to vote on this type of proposal, known as a “say-on-pay” proposal. At the Annual Meeting of Shareholders held in 2011 (the “2011 Annual Meeting”), approximately 85% of the total votes cast were voted in favor of the Company’s say-on-pay proposal. At the 2011 Annual Meeting, shareholders were also asked to vote on a proposal seeking their views as to whether the say-on-pay vote should be held every year, every two years or every three years. The Board of Directors recommended that a say-on-pay vote be held annually, and an overwhelming majority of shareholders voting on the matter indicated a preference for holding such vote on an annual basis. Accordingly, the advisory vote on named executive officer compensation will be held on an annual basis at least until the next non-binding shareholder vote on the frequency of future say-on-pay votes.

Accordingly, we are providing our shareholders with the opportunity to cast a non-binding advisory vote on the compensation of our named executive officers contained in this Proxy Statement through the following resolution:

“RESOLVED, that the holders of Con-way Inc.’s common stock approve, on an advisory basis, the compensation of its named executive officers, as disclosed in the proxy statement for the Con-way Inc. 2012 annual meeting of shareholders pursuant to the SEC’s executive compensation disclosure rules (which disclosure includes the Compensation Discussion and Analysis, the report of the Compensation Committee, and the executive compensation tables and related footnotes and narrative).”

The fundamental goal of our executive officer compensation program is to provide incentives for our executives to create sustainable value for our Company and its shareholders, without creating incentives for them to take excessive risks that could ultimately lead to value destruction. To help achieve this goal, the key objectives of our executive compensation program are to:

•	align the interests of our executives and shareholders by tying a significant portion of executive compensation to performance goals and the value of our Company’s stock;

•	drive outstanding short-term and long-term financial performance through the use of complementary elements of executive compensation; and

•	attract, retain and motivate a high-performing executive team.

In order to effectively meet these goals and objectives, we have designed our executive compensation program around two key compensation principles: pay for performance and pay at risk. Please see the Compensation Discussion & Analysis for additional detail regarding our executive officer compensation program.

The say-on-pay vote is an advisory vote only, and therefore it will not bind the Company or our Board of Directors. However, the Board of Directors and the Compensation Committee will consider the voting results as appropriate when making future decisions regarding executive compensation.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE ADVISORY RESOLUTION RELATING TO THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THE PROXY STATEMENT FOR OUR 2012 ANNUAL MEETING OF SHAREHOLDERS.

PROPOSAL NUMBER 4: RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

At last year’s annual meeting, shareholders ratified the appointment of KPMG LLP as independent public accountants to audit the consolidated financial statements of the Company for the year ended December 31, 2011. The Board recommends that shareholders vote in favor of ratifying the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2012. A representative of the firm will be present at the Annual Meeting of Shareholders with the opportunity to make a statement if he or she desires to do so and to respond to appropriate questions from shareholders. The Company has been informed by KPMG LLP that neither the firm nor any of its members or their associates has any direct financial interest or material indirect financial interest in the Company or its affiliates.

Fees

During the Company’s fiscal years ended December 31, 2011 and December 31, 2010, the Company was billed the following aggregate fees by KPMG LLP:

Audit Fees.    The aggregate fees billed by KPMG LLP to the Company for professional services for the audit of the Company’s annual financial statements for the fiscal year, for reviews of the financial statements included in the Company’s Forms 10-Q for the fiscal year, and for services provided by KPMG LLP in connection with statutory or regulatory filings for the fiscal year, were $1,647,034 for the fiscal year ended December 31, 2011 and $1,966,030 for the fiscal year ended December 31, 2010.

Audit-related Fees.    The aggregate fees billed by KPMG LLP to the Company for assurance and related services were $10,000 for the fiscal year ended December 31, 2011 and $5,000 for the fiscal year ended December 31, 2010. These fees were for agreed upon procedures in 2011 and the audit of employee benefit plans in 2010.

Tax Fees.    The aggregate fees billed by KPMG LLP to the Company for professional services rendered for tax compliance, tax advice and tax planning were $79,199 for the fiscal year ended December 31, 2011 and $75,500 for the fiscal year ended December 31, 2010.

All Other Fees.    No fees were billed by KPMG LLP to the Company for products and services rendered for the fiscal year ended December 31, 2011 or the fiscal year ended December 31, 2010, other than the Audit Fees, Audit-related Fees, and Tax Fees described in the preceding three paragraphs.

All of the services performed by KPMG LLP during 2011 and 2010 were pre-approved by the Audit Committee of the Company’s Board of Directors, which concluded that the provision of the non-audit services described above is compatible with maintaining KPMG LLP’s independence.

Pre-Approval Policies and Procedures

Prior to retaining KPMG LLP to provide services in any fiscal year, the Audit Committee first reviews and approves KPMG’s fee proposal and engagement letter. In the fee proposal, each category of services (Audit, Audit Related, Tax and All Other) is broken down into subcategories that describe the nature of the services to be rendered, and the fees for such services. For 2011 and 2010, the Audit Committee also approved nominal additional fees (beyond those included in the KMPG fee proposal) for services in a limited number of subcategories, based on the Company’s experience regarding the unanticipated need for such services during the year. The Company’s pre-approval policy provides that the Audit Committee must specifically pre-approve any engagement of KPMG for services outside the scope of the fee proposal and engagement letter.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2012.

STOCK OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information regarding beneficial ownership of the Company’s Common Stock as of February 1, 2012 by each of the directors, director nominees and the named executive officers identified in the Summary Compensation Table below, and by our current directors and executive officers as a group.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class

John J. Anton	12,247	*
Robert L. Bianco, Jr.(2)	246,355	*
Stephen L. Bruffett(3)	155,706	*
William R. Corbin	15,971	*
Robert Jaunich II	36,073	*
W. Keith Kennedy, Jr.	64,083	*
Stephen K. Krull	24,700	*
Michael J. Murray	35,791	*
Edith R. Perez	3,902	*
Jennifer W. Pileggi	30,244	*
John C. Pope	26,577	*
Herbert J. Schmidt(4)	112,322	*
William J. Schroeder	30,537	*
Douglas W. Stotlar(5)	882,437	1.5%
Peter W. Stott	29,307	*
Roy W. Templin	—	*
Chelsea C. White III	13,407	*
All directors and executive officers as a group (18 persons)(6)	1,925,728	3.3%

*	Less than one percent of the Company’s outstanding shares of Common Stock.

(1)

Represents shares as to which the individual has sole voting and investment power (or shares such power with his or her spouse). None of these shares has been pledged as security. The shares shown for non-employee directors include the following number of shares of restricted stock and number of shares which the non-employee director has the right to acquire within 60 days of February 1, 2012 because of vested stock options: Mr. Anton, 3,901 and 0; Mr. Corbin, 4,849 and 0; Mr. Jaunich, 4,849 and 5,000; Dr. Kennedy, 3,901 and 28,500; Mr. Murray, 2,230 and 5,000; Ms. Perez, 3,345 and 0; Mr. Pope, 3,901 and 10,438; Mr. Schroeder, 2,230 and 5,000; Mr. Stott, 3,901 and 6,250; and Professor White 2,230 and 0. The restricted stock and stock options were awarded under and are governed by the Amended and Restated Equity Incentive Plan for Non-Employee Directors and the 2003 Equity Incentive Plan for Non-Employee Directors.

(2)	The shares shown include 187,889 shares which Mr. Bianco has the right to acquire within 60 days of February 1, 2012 because of vested stock options.

(3)	The shares shown include 110,980 shares which Mr. Bruffett has the right to acquire within 60 days of February 1, 2012 because of vested stock options.

(4)	The shares shown include 70,897 shares which Mr. Schmidt has the right to acquire within 60 days of February 1, 2012 because of vested stock options.

(5)

The shares shown include 715,021 shares which Mr. Stotlar has the right to acquire within 60 days of February 1, 2012 because of vested stock options. In addition to the holdings described in the above table, Mr. Stotlar holds 14,205 phantom stock units under the Company’s Deferred Compensation Plan for Executives and Key Employees.

(6)	The shares shown include 1,321,210 shares which all directors and executive officers as a group have the right to acquire within 60 days of February 1, 2012 because of vested stock options.

STOCK OWNERSHIP BY PRINCIPAL SHAREHOLDERS

The following table sets forth information as to any person known to the Company to be the beneficial owner of more than 5% of the Company’s Common Stock, which information has been obtained from filings pursuant to Sections 13(d) and 13(g) of the Securities Exchange Act of 1934.

Name	Amount and Nature of Beneficial Ownership	Percent of Class

FMR LLC	4,333,671(1)	7.8%
Hotchkis and Wiley Capital Management, LLC	3,682,761(2)	6.6%
BlackRock, Inc.	3,358,513(3)	6.0%
The Bank of New York Mellon Corporation	2,903,677(4)	5.2%

(1)

Based on information contained in a Schedule 13G filed on February 14, 2012 jointly by FMR LLC and Edward C. Johnson 3d. The Schedule 13G indicates that Fidelity Management and Research Company (“Fidelity”), a wholly-owned subsidiary of FMR LLC, is an investment adviser with a principal business office at 82 Devonshire Street, Boston, MA 02109. This amount reflects the total shares beneficially owned by Fidelity as of December 31, 2011, as a result of acting as an investment adviser to various investment companies. Edward C. Johnson 3d and FMR LLC, through its control of Fidelity, have sole voting power over 731 shares and no voting power over 4,332,940 shares, and sole dispositive power over all shares.

(2)

Based on information contained in a Schedule 13G/A filed on February 13, 2012. The Schedule 13G/A indicates that Hotchkis and Wiley Capital Management, LLC is an investment adviser with a principal business office at 725 S. Figueroa Street, Los Angeles, CA 90017. This amount reflects the total shares held by Hotchkis clients as of December 31, 2011. Hotchkis has sole voting power over 2,620,461 shares and no voting power over 1,062,300 shares, and sole dispositive power over all shares.

(3)

Based on information contained in a Schedule 13G/A filed on February 13, 2012. The Schedule 13G/A indicates that BlackRock, Inc. has a principal business office at 40 East 52nd Street, New York, NY 10022. This amount reflects the total shares beneficially owned by BlackRock, Inc. and certain subsidiaries as of December 31, 2011. Blackrock has sole voting power and sole dispositive power over all shares.

(4)

Based on information contained in a Schedule 13G filed on January 30, 2012. The Schedule 13G indicates that the Bank of New York Mellon Corporation has a principal business office at One Wall Street, 31st Floor, New York, NY 10286. This amount reflects the total shares beneficially owned by The Bank of New York

Mellon Corporation and certain subsidiaries as of December 31, 2011. The Bank of New York Mellon Corporation has sole voting power over 2,256,307 shares and no voting power over 647,370 shares, and sole dispositive power over 2,903,487 shares and shared dispositive power over 190  shares.

INFORMATION ABOUT THE BOARD OF DIRECTORS AND CERTAIN

BOARD COMMITTEES; CORPORATE GOVERNANCE

Director Independence Standards

Pursuant to NYSE listing standards, our Board of Directors has adopted a formal set of categorical Director Independence Standards with respect to the determination of director independence, which either meet or exceed the independence requirements of the NYSE corporate governance listing standards. In accordance with these standards, to be considered independent, a director must be determined to have no material relationship with the Company other than as a director. The standards specify the criteria by which the independence of our directors will be determined, including strict guidelines for directors and their immediate families with respect to past employment or affiliation with the Company or its independent registered public accounting firm. The full text of our Director Independence Standards is included as Appendix B to this Proxy Statement.

Director Independence

The Board of Directors has determined that each incumbent director and director nominee other than our CEO, Douglas W. Stotlar, is an independent director under the standards set forth in our Director Independence Standards.

Majority Voting; Director Resignation Policy

The Company’s Bylaws provide for majority voting in the election of directors, except in the case of contested elections, which is when the number of nominees exceeds the number of directors to be elected. In addition, the Board of Directors has adopted a Director Resignation Policy, setting forth the actions to be taken if a director fails to receive the required number of votes for re-election.

Such policy requires an incumbent director who fails to obtain a majority vote in an uncontested election in accordance with the Company’s Bylaws to tender his or her resignation to the Chairman of the Board of Directors within five days after the election results are certified. The Governance and Nominating Committee of the Board then considers the resignation and makes a recommendation to the Board concerning the acceptance or rejection of the resignation. The recommendation must be made within 45 days, and the Board must take action on the recommendation within 90 days, following the annual shareholders meeting at which the election of directors occurred. The Company will announce the Board’s decision regarding such resignation in a Form 8-K filed with the SEC within four business days after the decision is made.

In making its recommendation, the Governance and Nominating Committee will consider all factors it deems relevant, including the reasons why shareholders voted against the director’s election, the qualifications of the director and whether the director’s resignation is in the best interests of the Company and its shareholders. The Committee will also consider possible alternatives concerning the tendered resignation, including acceptance, rejection, or rejection coupled with a commitment to seek to address and cure the reasons underlying the director’s failure to receive the required number of votes for re-election.

The Policy also provides for the independent members of the Board of Directors to consider resignations tendered pursuant to this Policy in the event that a majority of the members of the Governance and Nominating Committee fails to receive the required number of votes for re-election.

Board Meetings; Board Leadership Structure; Sessions of Non-Management Directors

During 2011, the Board of Directors held five meetings. Each incumbent director attended at least 75% of all meetings of the Board and the committees of the Board on which he or she served.

The Company currently has both a non-executive Chairman of the Board (Dr. Kennedy) and a Chief Executive Officer (Mr. Stotlar), and except for the period from July 2004 through April 2005 when Dr. Kennedy served both as Chairman of the Board and Interim Chief Executive Officer, has had a separate Chairman and Chief Executive Officer at all times since 1998.

Separating these positions allows our Chief Executive Officer to focus on setting the strategic direction of the Company and the day-to-day leadership and performance of the Company, while the Chairman of the Board leads the Board in its role of providing advice to, and overseeing the performance of, the Chief Executive Officer. Although our Bylaws and Corporate Governance Guidelines do not require the separation of these positions, the Board of Directors believes that having an independent director serve as Chairman of the Board is the appropriate leadership structure for the Board at this time.

Pursuant to the Company’s Corporate Governance Guidelines, Dr. Kennedy also serves as the Board’s “Lead Non-Management Director.” Non-management members of the Board of Directors meet in executive session on a regularly scheduled basis, with Dr. Kennedy presiding at such executive sessions. Neither the Chief Executive Officer nor any other member of management attends the meetings of non-management directors. For information regarding how to communicate with the Lead Non-Management Director and other members of the Company’s Board of Directors, see “Communications with Directors” below.

Standing Committees

The Board of Directors currently has the following standing committees: Audit Committee, Compensation Committee, Governance and Nominating Committee and Finance Committee, the members of which are shown in the table below. Each of these standing committees is governed by a charter, and current copies of the charters for the Audit, Compensation and Governance and Nominating Committees are available on the Company’s corporate website at www.con-way.com under the headings “Investors/Corporate Governance.” Copies of the charters are also available in print to shareholders upon request, addressed to the Corporate Secretary at 2211 Old Earhart Road, Suite 100, Ann Arbor, Michigan 48105.

Name	Audit		Compensation		Governance and Nominating		Finance

John J. Anton	X				X
William R. Corbin	X						X	*
Robert Jaunich II					X	*
W. Keith Kennedy, Jr.
Michael J. Murray			X		X
Edith R. Perez	X				X
John C. Pope	X	*
William J. Schroeder			X	*
Douglas W. Stotlar
Peter W. Stott			X				X
Chelsea C. White III			X				X

X	=	current member
*	=	chair

Descriptions of the Audit, Compensation, Finance and Governance and Nominating Committees follow:

Audit Committee: Under its charter, the Audit Committee assists the Board in its oversight of matters involving the accounting, auditing, financial reporting, and internal control functions of the Company. The Committee receives reports on the work of the Company’s outside auditors and internal auditors, and reviews with them the adequacy and effectiveness of the Company’s accounting and internal control policies and procedures. Under the Company’s Corporate Governance Guidelines, the Company’s Chief Executive Officer, Chief Financial Officer, Controller and General Counsel are required to promptly notify the Chair of the Audit Committee upon receiving complaints regarding accounting, internal control and auditing matters involving the Company.

Each Committee member has been determined to be an independent director under the NYSE listing standards. The Board has determined that Mr. Pope qualifies as an “audit committee financial expert” as such term is defined in rules adopted by the SEC. No Board member serves on the audit committees of more than three public companies. The Committee met eleven times during 2011.

Compensation Committee: The Compensation Committee’s authority is established in its charter. The Compensation Committee approves the annual base salaries paid to the Chief Executive Officer, the Company’s other policy-making officers and certain other corporate officers. The Company’s Chief Executive Officer approves the annual base salaries for the Company’s other executives. The Compensation Committee also approves, for all executives, the short-term and long-term incentive compensation award opportunities and performance goals applicable to these awards, and annual grants of long-term incentive awards to all executives made under the Company’s equity and incentive plan. In determining the compensation paid to the Chief Executive Officer, it is the practice of the Compensation Committee to consult with and obtain the concurrence of the other independent members of the Board of Directors. Management has no role in recommending or setting compensation for the Chief Executive Officer. The Committee also reviews the retirement and benefit plans of the Company and its domestic subsidiaries.

Each Committee member has been determined to be an independent director under the NYSE listing standards. The Committee met six times during 2011.

The Compensation Committee typically engages an independent compensation consultant to assist the Committee in its annual review of executive compensation. For 2011, the Compensation Committee retained Exequity LLP and Semler Brossy Consulting Group as independent compensation consultants. (See “Compensation Discussion and Analysis — Compensation Consultant” below.)

The independent compensation consultants are available for consultation with the Committee (without executive officers present) prior to and at the Committee meeting at which executive compensation is approved, as well as at other times during the year.

The Compensation Committee charter identifies the Compensation Committee as the Committee with the responsibility to administer the 2006 Equity and Incentive Plan and the short-term and long-term incentive compensation awards made under the Plan. The Committee has delegated to management the authority to administer the plans on a day-to-day basis. However, the Committee retains sole authority to make awards to the named executive officers and other Section 16 officers of the Company, to establish the terms of these awards (including performance goals) and to determine whether or not modifications to performance goals are to be made.

Finance Committee: The Finance Committee’s responsibilities are set forth in its charter. The Finance Committee exercises oversight responsibility with respect to the Company’s capital structure, insurance programs, pension plan investment policies, and material financial transactions, including but not limited to transactions involving derivatives, loan and credit agreements, capital leases, mortgages, bond indentures and securities issuances in general, and advises Company management and the Board with respect to such matters.

The Finance Committee consists of three or more directors, as determined from time to time by the Board, based upon recommendations of the Governance and Nominating Committee. Each member of the Committee shall be qualified to serve on the Committee pursuant to any applicable requirements of the NYSE, and any additional requirements that the Board deems appropriate.

Governance and Nominating Committee: The functions of the Governance and Nominating Committee, which are set forth in the Committee’s charter, include the following:

•	identifying and recommending to the Board individuals qualified to serve as directors of the Company;

•	recommending to the Board directors to serve on the standing committees of the Board;

•	advising the Board with respect to matters of Board composition and governance processes;

•	developing and recommending to the Board a set of corporate governance principles applicable to the Company and overseeing corporate governance matters generally;

•	overseeing the Company’s policies and procedures with respect to related person transactions;

•	overseeing the annual evaluation of the Board and the Company’s management; and

•

periodically reviewing and recommending to the Board the appropriate forms and levels of compensation for Board and Committee service by non-employee members of the Board (including the Chairman of the Board, if he or she is not an employee of the Company).

Each Committee member has been determined to be an independent director under the NYSE listing standards. The Governance and Nominating Committee met three times during 2011.

Periodically, the Governance and Nominating Committee engages an independent compensation consultant to review the Company’s director compensation. Typically, the Committee engages the same consultant that the Compensation Committee engages to provide advice regarding executive compensation. The Committee instructs the consultant to include in its review prevalent director compensation practices, including compensation in cash, stock and options. The Committee did not retain a compensation consultant for 2011, but it did evaluate the Company’s director compensation against relevant market information. The Committee does not delegate any of its duties regarding director compensation, and executive officers of the Company have no role in determining or recommending the amount or form of director compensation.

The Governance and Nominating Committee will consider director candidates recommended by shareholders on the same basis as it considers director candidates identified by the Committee. In considering director candidates, the Governance and Nominating Committee will take into consideration the needs of the Board and the qualifications of the candidate. To have a candidate considered by the Governance and Nominating Committee, a shareholder must submit the recommendation in writing and must include the following information:

•	the name of the shareholder and evidence of the person’s ownership of Company stock; and

•

the name of the candidate, the candidate’s resume or a listing of his or her qualifications to be a director of the Company and the person’s consent to be named as a director if selected by the Governance and Nominating Committee and nominated by the Board.

The shareholder recommendation and information described above must be sent to the Corporate Secretary at 2211 Old Earhart Road, Suite 100, Ann Arbor, Michigan 48105. The Governance and Nominating Committee will accept recommendations of director candidates throughout the year; however, in order for a recommended director candidate to be considered for nomination to stand for election at an upcoming annual meeting of shareholders, the recommendation must be received by the Corporate Secretary not less than 120 days nor more than 150 days prior to the anniversary date of the Company’s most recent annual meeting of shareholders.

The Governance and Nominating Committee believes that the minimum qualifications for serving as a director of the Company are that a nominee demonstrate, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the Board’s oversight of the business and affairs of the Company. A nominee should have a reputation for honest and ethical conduct in both his or her professional and personal activities. In addition, the Governance and Nominating Committee examines a candidate’s specific experiences and skills, time availability in light of other commitments, potential conflicts of interest and independence from management and the Company. Although the Governance and Nominating Committee does not have a formal policy with respect to diversity, it seeks to have a Board of Directors that represents a diversity of backgrounds, skills and experience. The Governance and Nominating Committee assesses its achievement of diversity through the review of Board composition as part of the Board’s annual self-assessment process.

The Governance and Nominating Committee identifies potential nominees by asking current directors and executive officers to notify the Committee if they become aware of persons, meeting the criteria described above, who would be good candidates for service on the Board. The Governance and Nominating Committee also, from time to time, may engage firms that specialize in identifying director candidates. In 2011, the Governance and Nominating Committee engaged a third-party search firm that identified director candidates and assisted the Governance and Nominating Committee in its evaluation of such candidates, including identification and evaluation of Mr. Templin. As described above, the Committee will also consider candidates recommended by shareholders.

Once a person has been identified by the Governance and Nominating Committee as a potential candidate, the Committee may collect and review publicly available information regarding the person to assess whether the person should be considered further. If the Governance and Nominating Committee determines that the candidate warrants further consideration, the Chairman or another member of the Committee contacts the person. Generally, if the person expresses a willingness to be considered and to serve on the Board, the Governance and Nominating Committee requests information from the candidate, reviews the person’s accomplishments and qualifications, including in light of any other candidates that the Committee might be considering, and conducts one or more interviews with the candidate. In certain instances, Committee members may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate’s accomplishments. The Committee’s evaluation process does not vary based on whether or not a candidate is recommended by a shareholder.

Board’s Role in the Oversight of Company Risk

The Board of Directors, as a whole and at the committee level, oversees the Company’s management of risks, including operational, financial, legal and regulatory, strategic and reputational risks.

The Company has established an internal risk committee made up of employees from different disciplines. Periodically senior management reviews with the Board of Directors the major risks identified by the internal risk committee, as well as steps identified by the Company to mitigate such risks.

In addition, our Board committees consider risks within their respective areas of responsibility. For example, the Audit Committee considers risks relating to financial reporting and internal control functions, the Finance Committee considers risks related to financial matters and transactions, and the Compensation Committee considers risks relating to the Company’s executive compensation programs and policies.

The Company has reviewed the risks arising from its compensation policies and practices for employees and has concluded that these risks are not reasonably likely to have a material adverse effect on the Company. The Company has discussed its analysis with the Compensation Committee and the Board of Directors, each of which concurs with the Company’s conclusion.

Policies and Procedures Regarding Related Person Transactions; Transactions with Related Persons

The Company has written policies and procedures for the review, approval or ratification of related person transactions. A transaction is subject to the policies and procedures if the transaction involves an amount in excess of $120,000, the Company is a participant in the transaction and any executive officer, director or 5% shareholder, or any of their immediate family members, has a direct or indirect interest in the transaction. The Governance and Nominating Committee of the Board of Directors is responsible for applying these policies and procedures. It is the Company’s policy to enter into or ratify related person transactions only when the Governance and Nominating Committee determines that the transaction in question is in, or is not inconsistent with, the best interests of the Company and its shareholders, including but not limited to situations where the Company may obtain products or services of a nature, quantity or quality, or on other terms, that are not readily available from alternative sources or when the Company provides products or services to related persons on an arm’s length basis on terms comparable to those provided to unrelated third parties or on terms comparable to those provided to employees generally.

Since January 1, 2011, the Company has not been a participant in any transaction involving more than $120,000 in which a related person had a direct or indirect material interest, nor is any such transaction currently proposed, except for the transactions described below.

Contract Freighters, Inc. (“CFI”), the truckload carrier acquired by the Company in August 2007 and which now is part of Con-way Truckload, engages Contract Transportation Service (“CTS”) to provide shuttle services within the Joplin, Missouri area. CTS has been providing these services to CFI since 1994, and the amount paid by CFI to CTS has risen from approximately $60,000 in 1994 to approximately $161,000 in 2011. CTS is owned and operated by Scott Schmidt, the brother of Herbert J. Schmidt, President of Con-way Truckload and Executive Vice President of the Company. Herbert J. Schmidt has no ownership or other pecuniary interest in CTS and is not involved in the day-to-day management of the relationship between Con-way Truckload and CTS. Pursuant to the Company’s policies and procedures described above, the Governance and Nominating Committee reviewed and ratified the transactions between Con-way Truckload and CTS, concluding that the transactions are in the best interests of the Company and its shareholders.

Communications with Directors

Any shareholder or other interested party desiring to communicate with any director (including the Lead Non-Management Director and the other non-management directors) regarding the Company may directly contact any director or group of directors by submitting such communications in writing to the director or directors in care of the Corporate Secretary, 2211 Old Earhart Road, Suite 100, Ann Arbor, Michigan 48105.

All communications received as set forth in the preceding paragraph will be opened by the Corporate Secretary for the sole purpose of determining whether the contents represent a message to the Company’s directors. Any contents that are not in the nature of advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to the addressee. In the case of communications to the Board or any group of directors, the Corporate Secretary will make sufficient copies of the contents to send to each director who is a member of the group to which the envelope is addressed.

Policy Regarding Director Attendance at Annual Meetings of Shareholders

The Company’s policy regarding director attendance at the Annual Meeting of Shareholders is for the Chairman of the Board of Directors and the Chief Executive Officer (if different from the Chairman) to attend in person, and for other directors to attend in person or electronically. In 2011, the Chairman of the Board and the Chief Executive Officer each attended the meeting in person and the nine other outside directors attended telephonically.

Authority to Retain Advisors

The Board of Directors and each Committee of the Board is authorized, as it determines necessary to carry out its duties, to engage independent counsel and other advisors. The Company compensates any independent counsel or other advisor retained by the Board or any Committee.

Code of Ethics; Corporate Governance Guidelines

The Board of Directors has adopted a Code of Ethics for the Chief Executive and Senior Financial Officers, including the Chief Financial Officer and Controller. The Board of Directors has also adopted a Directors’ Code of Business Conduct and Ethics applicable to all directors, a Code of Business Conduct applicable to all officers and employees, and Corporate Governance Guidelines. Current copies of each of these documents are available on the Company’s corporate website at www.con-way.com under the headings “Investors/Corporate Governance.” Copies are also available in print to shareholders upon request, addressed to the Corporate Secretary at 2211 Old Earhart Road, Suite 100, Ann Arbor, Michigan 48105. The Company intends to satisfy any disclosure requirements regarding an amendment to, or waiver from, the Code of Ethics by posting such information on the Company’s website at www.con-way.com.

2011 DIRECTOR COMPENSATION

The following table sets forth the compensation for 2011 of the non-employee members of the Board of Directors. The narrative that follows the table describes the compensation programs applicable to the non-employee directors during 2011.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Option Awards ($)(4)	Total ($)

John J. Anton	71,515	84,985	—	156,500
William R. Corbin	79,515	84,985	—	164,500
Robert Jaunich II	74,515	84,985	—	159,500
W. Keith Kennedy, Jr.	209,015	84,985	—	294,000
Michael J. Murray	66,515	84,985	—	151,500
Edith R. Perez	71,515	84,985	—	156,500
John C. Pope	81,515	84,985	—	166,500
William J. Schroeder	74,515	84,985	—	159,500
Peter W. Stott	66,515	84,985	—	151,500
Chelsea C. White III	66,515	84,985	—	151,500

(1)

Each non-employee director received a cash retainer of $66,500 in 2011. For his services as Chairman of the Board, Dr. Kennedy received an additional cash retainer of $142,500. Messrs. Corbin, Jaunich, Pope, and Schroeder received $8,000, $8,000, $15,000, and $8,000 each for serving as Chairs of the Finance, Governance and Nominating, Audit and Compensation Committees, respectively. For serving on the Audit Committee, Messrs. Anton and Corbin and Ms. Perez received additional cash retainers of $5,000.

Amounts shown in this column include a cash payment of $15 issued in lieu of granting partial shares in connection with the 2011 restricted stock grants to our non-employee directors.

Mr. Stotlar is not included in the table because he does not receive compensation in his capacity as a member of the Board of Directors. His compensation as President and Chief Executive Officer is included in the 2011 Summary Compensation Table.

(2)

The amounts shown in this column reflect the aggregate grant date fair value of restricted stock awards granted in 2011 and calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation (“FASB ASC Topic 718”). For additional information on the valuation assumptions for 2011 grants, see Note 11, “Share-Based Compensation” of Item 8, “Financial Statements and Supplementary Data,” of our Form 10-K for the year ended December 31, 2011, as filed with the SEC.

(3)

The grant date fair value of the restricted stock awards granted in 2011 is reflected in the table above. The following table provides the total number of shares of restricted stock granted to each non-employee director during fiscal year 2011 and the total number of shares of unvested restricted stock held by each non-employee director as of December 31, 2011:

	Restricted Stock Awards Granted During 2011 (#)	Total Restricted Stock Awards Outstanding as of December 31, 2011 (#)

Anton	2,230	3,901
Corbin	2,230	4,849
Jaunich II	2,230	4,849
Kennedy, Jr.	2,230	3,901
Murray	2,230	2,230
Perez	2,230	3,345
Pope	2,230	3,901
Schroeder	2,230	2,230
Stott	2,230	3,901
White III	2,230	2,230

(4)

No option awards were granted to non-employee directors in 2011. As of December 31, 2011, non-employee directors held the following number of stock options: Mr. Jaunich, 7,168; Dr. Kennedy, 28,500; Mr. Murray, 7,168; Mr. Pope, 10,438; Mr. Schroeder, 7,168; and Mr. Stott, 6,250.

The Board of Directors has approved an annual cash retainer of $70,000 for each non-employee director. However, as part of cost-savings initiatives implemented in 2009, the Board approved a temporary 10% reduction in the annual cash retainers from $70,000 to $63,000. This temporary 10% reduction was restored in July 2011; therefore, the annual cash retainer for 2011 was $66,500. The Board of Directors also approved an additional annual cash retainer of $150,000 for Dr. Kennedy in recognition of his responsibilities as Chairman of the Board, which with the 10% reduction in effect until July 2011 was $142,500 for 2011.

In addition to the annual cash retainers, the chair of the Company’s Audit Committee receives an annual chair cash retainer of $15,000, and the chairs of the Compensation, Governance and Nominating and Finance Committees each receive an annual chair cash retainer of $8,000. Each member of the Audit Committee, other than the chair, also receives a committee retainer of $5,000. Each of the retainers described above are payable quarterly in arrears. Directors do not receive any fees for attending Board or Committee meetings.

Directors may elect to defer payment of their fees under the Company’s deferred compensation plans for directors. Payment of any deferred compensation account balances will be paid in a lump sum or in installments beginning no later than the year following the director’s final year on the Board. In 2011 (as in previous years), interest on amounts deferred prior to 2007 was credited quarterly at the Bank of America prime rate. The Company’s deferred compensation plans for directors provide that balances on amounts deferred in 2007 and subsequent years are not credited with a fixed rate of interest but instead fluctuate based on the value of one or more funds selected by the director from a list of available funds. In addition, directors may elect to have some or all of their pre-2007 account balances treated in the same manner as post-2006 deferrals. Directors may also elect to convert some or all of their deferred compensation account balances into phantom stock units that track the performance of the Company’s common stock.

Each of our directors stands for election or re-election annually, and if elected or re-elected, each non-employee director will receive a grant of restricted stock with a notional value of $85,000 (or such other annual amount as the Board may approve in the future). The number of shares of restricted stock in each grant is determined by dividing the notional value of the grant by the closing price of the Company’s common stock on the grant date, with any fractional shares paid in cash. Each such grant of restricted stock vests one-third per year, commencing on the first anniversary of the grant date, or earlier upon the occurrence of certain events such as death, disability, retirement or a change in control.

The Board established stock ownership guidelines for non-employee directors in 2006. Under the guidelines, by the compliance deadline of April 2012, each non-employee director is expected to hold Con-way securities having an aggregate value of not less than three times the annual cash retainer of $70,000, or $210,000. Going forward, new directors will have five (5) years from the date of their appointment to the Board to satisfy these stock ownership guidelines. To determine compliance with these guidelines, ownership interests are valued as follows:

Common shares held directly or indirectly	Full value
Phantom stock units held in Directors’ Deferred Compensation Plan	Full value
Vested in-the-money stock options	50% of value
Unvested restricted stock	50% of value

Directors are also provided with certain insurance coverage and, in addition, are reimbursed for travel expenses incurred for attending Board and Committee meetings. The Company also offers an Education Matching Gifts Program, pursuant to which the Company matches donations made to an accredited college or university by executives or members of the Company’s Board of Directors. The matching contributions made by the Company in any year on behalf of any executive or Board member are limited to $5,000. However, as part of the Company’s 2009 cost-savings initiatives, the Educational Matching Gift Program was temporarily suspended and remains suspended as of the date of this Proxy Statement.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis describes the Company’s executive compensation program for 2011 and certain aspects of the program for 2012. The Compensation Committee of the Company’s Board of Directors oversees our executive compensation program and practices. In this section of the Proxy Statement, we explain how and why the Compensation Committee made its compensation decisions in 2011 for the following named executive officers, or NEOs:

Douglas W. Stotlar	President and Chief Executive Officer (CEO)
Stephen L. Bruffett	Executive Vice President and Chief Financial Officer (CFO)
Robert L. Bianco, Jr.	Executive Vice President and President of Menlo Worldwide LLC
Stephen K. Krull	Executive Vice President, General Counsel and Secretary
Herbert J. Schmidt	Executive Vice President and President of Con-way Truckload Inc.
Jennifer W. Pileggi	Former Executive Vice President, General Counsel and Secretary

Executive Summary

The Company provides transportation, logistics and supply-chain management services for a wide range of customers across a variety of markets. The success of our Company is ultimately built on the trust placed in us by our customers, who rely on us to handle and deliver their products on time, undamaged and at a competitive price. However, even when our operational performance is strong, our financial results remain sensitive to economic cycles. Over the past four years, we have been tested by a challenging economic environment.

In 2008, the Company’s consolidated revenue was $5.0 billion and our operating income was $192.6 million. In the face of difficult economic conditions and aggressive industry pricing, our consolidated revenue declined in 2009 to $4.3 billion with an operating loss of $25.9 million. In 2009, we implemented several employee-related measures to reduce costs and conserve cash, including a temporary reduction of the annual base salaries of the CEO and CFO by 10%. The decline in our financial performance began to be reversed in 2010 through efforts to improve pricing and rationalize volumes in the network and certain management changes. In 2010, the Company’s consolidated revenue returned to $5.0 billion delivering operating income of $78.2 million.

We were focused in 2011 on taking actions to aggressively improve the Company’s profitability. Company leaders focused on operational discipline and margin expansion. We engaged our employees, stabilized our network and were able to increase pricing. As a result, and with improving economic conditions in 2011, the Company’s consolidated revenue grew to $5.3 billion and operating income more than doubled to $207.9 million. The following chart shows our consolidated operating income in each of 2008-2011.

Consolidated Operating Income

(Dollars in Thousands)

We made progress in 2011, and we believe that we have positioned our Company to take advantage of an improving economic environment moving forward.

The implications of the recent economic environment and our Company’s financial performance for our compensation decisions and outcomes were as follows:

•

the Compensation Committee reduced the target long-term incentive award value for our CEO for awards granted in February 2011 to better reflect the typical pay mix for chief executive officers of companies of our size. However, due to the general economic uncertainty at the beginning of 2011 and our financial performance in 2010, the Compensation Committee did not make a corresponding adjustment to the target annual cash compensation, even though such an increase would have been supported by market data and individual performance;

•

the Compensation Committee maintained the 10% salary reduction for our CEO through the first quarter of 2011. As the Company’s financial performance improved through the course of the year, the Compensation Committee restored the prior reduction to his annual base salary, which is now at its 2008 level; and

•	due to the Company’s profitability through year end, our NEOs earned annual incentive compensation awards for 2011 at 103.7% of target, on average.

Our Compensation Philosophy

Our fundamental goal is to create sustainable value for our Company and our shareholders. To help achieve this goal, the key objectives of our executive compensation program are to:

•	align the interests of our executives and shareholders by tying a significant portion of executive compensation to performance goals and the value of our Company’s stock;

•	drive outstanding short-term and long-term financial performance through the use of complementary elements of executive compensation; and

•	attract, retain and motivate a high-performing executive team.

In order to effectively meet these objectives, our executive compensation program design is based upon two key compensation principles: pay for performance and pay at risk.

Our pay-for-performance and pay-at-risk executive compensation program design is best illustrated in the following charts, which show over 80% of our CEO’s 2011 target total direct compensation and over 70% of the 2011 target total direct compensation of our other NEOs who were serving as executive officers as of December 31, 2011 (excluding Mr. Krull, who joined the Company in April 2011) was in the form of “at risk” incentive compensation opportunities, the value of which is tied to the achievement of performance goals or our Company’s stock price.

2011 Target Total Direct Compensation Mix

Consistent with our pay-for-performance and pay-at-risk compensation principles, actual incentive compensation varies based on the Company’s financial results and stock price. The chart below shows the 2011 target total direct compensation versus the estimated current value of the total direct compensation of each of our NEOs who were serving as executive officers as of December 31, 2011. This estimated current value includes 2011 base salary, the actual annual cash incentive awards earned based on 2011 performance and the value of the long-term incentive awards based on the Company’s closing stock price on December 30, 2011. The value ultimately realized with respect to the 2011 long-term incentive awards will depend on the Company’s stock price at the time the awards vest or are exercised, as applicable.

2011 Total Direct Compensation

Other 2011 Executive Compensation Highlights

•

Total direct compensation levels are generally targeted at the median to 75th percentile of market data, with upside opportunity to reward strong performance and reduced compensation levels when objectives are not achieved.

•	Other than restoration of the temporary salary reductions made in 2009 to the base salaries of the CEO, CFO and Ms. Pileggi, no base salary increases were provided to any of the NEOs.

•

Our annual incentive program requires achievement of a meaningful financial threshold (pre-established targets for adjusted operating income or adjusted operating ratio for each business unit in 2011) before any annual incentive compensation is paid.

•	Our equity-based long-term incentive program further aligns the interests of our executives with those of our shareholders.

•	Our Company provides minimal perquisites, representing less than 1% of the total compensation package for our NEOs.

•	The Company’s 2011 “say on pay” resolution on our executive compensation program was approved by over 85% of the shareholder votes cast.

Corporate Governance Framework

We strive to maintain effective oversight of our executive compensation program through strong corporate governance. Over the past several years, we have maintained prior sound governance practices and adjusted our executive compensation program to better reflect current good governance practices and standards. For example:

•	we have stock ownership guidelines and stock-retention requirements that cover all NEOs;

•

our Compensation Committee retains an independent compensation consultant who performs services only for the Compensation Committee (and periodically for the Governance and Nominating Committee with respect to director compensation);

•

NEOs are required to repay overpayments of annual and long-term cash incentive compensation awards in the event of fraud or a financial statement restatement occurring within one year following the settlement of the award;

•

all equity awards granted to executives in or after 2010 will vest upon a change in control only if the executive also experiences a qualifying termination of employment within two years following the change in control;

•	the Company’s equity incentive plan does not permit us to reprice stock options without shareholder approval or grant stock options with an exercise price below fair market value;

•	the Company provides no tax gross-ups on any benefits or perquisites, including after a change in control; and

•	Company policy prohibits short sales of Company stock and other similar transactions that could be used to hedge the risk of Company stock ownership and prohibits NEOs from pledging Company stock.

We Value the Perspectives of Our Shareholders

We conducted our first advisory vote on executive compensation last year at our 2011 Annual Meeting. While this vote was not binding on the Company, our Board of Directors or our Compensation Committee, we believe that it is important for our shareholders to have an opportunity to vote on this proposal on an annual basis as a means to express their views on our executive compensation philosophy, our executive compensation program and policies, and our decisions regarding executive compensation, all as disclosed in our Proxy Statement.

At our 2011 Annual Meeting, over 85% of the votes cast on the advisory vote on executive compensation proposal were in favor of our NEO compensation program. We value this endorsement of our executive compensation program and policies by our shareholders. The Compensation Committee reviewed these final vote results and determined that, given the significant level of support, no changes to our executive compensation program were necessary based on the vote results. Nevertheless, as we have discussed under the heading “Certain 2012 Executive Compensation Decisions” below, the Compensation Committee has made changes to our executive compensation program with respect to 2012 compensation that demonstrate our on-going commitment to enhance and refine our pay-for-performance executive compensation program.

Key Compensation Elements

Our executive compensation program consists of the following key elements:

	Program	Description	Link to Compensation Objectives
Total Direct Compensation	Annual Base Salary	Fixed compensation	•	Attract and retain high-performing executive team
	Annual Cash Incentive Award	Short-term performance-based cash incentive compensation	•	Align interests of executives with those of shareholders based on financial performance goals
			•	Drive strong short-term financial performance
	Annual Long-Term Incentive Compensation Awards	Annual equity awards granted as stock options and restricted stock units (“RSUs”) in 2011	•	Align interests of executives with those of shareholders based on the value of the Company’s stock
			•	Drive outstanding long-term financial performance
Other	Retirement Benefits	Fixed compensation intended to provide eligible employees (including NEOs) with the opportunity to accrue benefits for retirement	•	Attract and retain high-performing executive team
	Perquisites	Only limited benefits available to eligible employees (including NEOs)	•	Attract and retain high-performing executive team while maximizing the executives’ focus on Company performance

Overview of Compensation Practices

The Compensation Committee is responsible for the executive compensation program design and decision-making process for NEOs. The table below describes the roles of the Compensation Committee and other participants in the decision-making process.

Participant	Roles

Compensation Committee	•	Approves the compensation philosophy for executive officers
	•	Reviews and approves compensation for executive officers, including the NEOs
	•	Approves performance goals under incentive compensation plans
	•	Grants awards under incentive compensation and equity-based plans
	•	Together with the other independent members of the Board of Directors, evaluates the performance of the CEO and determines and approves the CEO’s compensation level based on this evaluation
	•	Reviews the CEO’s performance assessment of other executive officers, including the other NEOs
	•	Reviews the evaluation of risk associated with the Company’s overall compensation strategy and compensation programs
	•	Prepares the Compensation Committee’s report on executive compensation

Independent Members of the Board of Directors	•	Together with the Compensation Committee, evaluates the performance of the CEO and determines and approves the CEO’s compensation level based on this evaluation

Independent Compensation Consultant	•	Retained by the Compensation Committee to provide independent advice and recommendations
	•	Serves as a resource for competitive pay practices and market trends

Executive Officers	•

The CEO makes compensation recommendations to the Compensation Committee for the other executive officers, including other NEOs, with respect to target total direct compensation, annual base salary and long-term equity incentive awards

•

The CEO and CFO make recommendations on performance goals under our incentive compensation plans and provide data to allow the Compensation Committee to determine whether performance goals were achieved at the end of the performance period

	•	Executive officers are not present when the Compensation Committee or the independent members of the Board meet in executive session or when their own compensation is discussed

Compensation Consultant

The Compensation Committee retains an independent compensation consultant each year to assist in the assessment of executive compensation. The compensation consultant is engaged by and reports to the Compensation Committee, which evaluates the performance of the compensation consultant and decides whether or not to continue to use the consultant’s services.

In 2010, the Compensation Committee retained Exequity, LLP (“Exequity”) as the independent compensation consultant to advise the Compensation Committee in setting executive pay levels for 2011. In August 2011, the Compensation Committee retained instead Semler Brossy Consulting Group (“Semler Brossy”) to advise the Compensation Committee on executive compensation matters for the remainder of 2011 and 2012. In the discussion that follows, the term “independent compensation consultant” refers to either Exequity or Semler Brossy, depending on the timing of the decision that is described.

At the Compensation Committee’s request, the independent compensation consultant advised the Compensation Committee with regard to:

•	recommending the companies to be included in a focused peer group (described below);

•	providing comparative market data for the companies in the focused peer group, as well as for the companies in general industry;

•	providing the Compensation Committee with its analysis of the total direct compensation of the NEOs in relation to the comparative market data;

•	establishing target long-term incentive award opportunities based on ranges of multiples of base salary for each NEO;

•	design of the 2011 and 2012 annual incentive and long-term equity incentive compensation awards and the methodologies and assumptions used to value the awards;

•	design of the proposed 2012 equity and incentive compensation plan;

•	regulatory and governance requirements for executive compensation, including disclosure requirements; and

•	trends and evolving best practices in executive compensation.

Except as described above and except for services provided to the Governance and Nominating Committee of the Board of Directors with respect to director compensation, the independent compensation consultant provided no other services to the Company in 2011.

How We Determine Total Direct Compensation for Our NEOs

Given our Company’s size and mix of service offerings, we do not have strictly comparable industry peers against which we can benchmark executive compensation. To assist it in setting total direct compensation for the NEOs, the Compensation Committee considered comparative market data provided by its independent compensation consultant for companies within the focused peer group and for companies within general industry, as described further below.

In assessing whether the total direct compensation provided to each of the Company’s NEOs compares favorably to the comparative market data, the Compensation Committee considers annual base salary together with the annual cash incentive award payout at target performance levels and the fair value of the long-term equity incentive compensation awards on the grant date.

The Compensation Committee’s objective is to provide target total direct compensation that is between the 50th and 75th percentiles of the total direct compensation of comparable executives at peer group companies. The Compensation Committee believes that the targets it sets for incentive compensation are challenging and that the executives should receive above-median compensation if the performance targets are achieved.

While the Compensation Committee considers market data, the Compensation Committee does not engage in strict quantitative benchmarking against the comparative market data using objective guidelines or formulae. Instead, the Compensation Committee uses the comparative market data and benchmarking guidelines as a starting point but relies on its collective judgment when setting NEO compensation. The Compensation Committee takes into consideration general economic conditions and overall Company performance, challenges confronting the Company, advice from the independent compensation consultant, information provided by management and the recommendations of the CEO. The Compensation Committee also uses subjective information when considering executive compensation, including the NEO’s credentials, length of service, experience and consistent performance.

For 2011 compensation decisions, the Compensation Committee considered a focused peer group of companies recommended by the Committee’s independent compensation consultant that (i) are in the transportation sector (including companies that provide services similar to those provided by the Company), (ii) are in the same relative size range as the Company and (iii) represent possible competition to the Company for executive talent. The only change from 2010 to 2011 in the peer group was the replacement of Southwest Airlines with Arkansas Best Corporation in light of the size disparity between Southwest Airlines and the other peer companies and to strengthen trucking representation in the peer group.

The focused peer group of companies for 2011 consisted of the following companies:

Alexander & Baldwin Inc.	Landstar System Inc.
Arkansas Best Corporation	Norfolk Southern
C.H. Robinson Worldwide Inc.	Overseas Shipholding Group
CSX Corp.	Ryder System Inc.
Expeditors International of Washington Inc.	UTI Worldwide Inc.
GATX Corp.	Werner Enterprises Inc.
J.B. Hunt Transport Services, Inc.	YRC Worldwide Inc.
JetBlue Airways Corp.

General Industry Survey Data

In reviewing market pay practices, the Compensation Committee also reviewed compensation data selected from Towers Watson’s general industry survey for approximately 175 companies with median revenues of approximately $5 billion. The Compensation Committee does not use the general industry survey data for benchmarking purposes; instead, the survey data provides a secondary data source by which to assess the competitive market and overall reasonableness of the Company’s compensation program.

CEO Compensation

The Compensation Committee approved 2011 target total direct compensation for the CEO that is less than his 2010 target total direct compensation. Generally, the target total direct compensation for Mr. Stotlar is structured to position him in-line with chief executive officers in our peer group. In determining Mr. Stotlar’s 2011 target total direct compensation, the Compensation Committee also considered general economic conditions, the mix of elements in the total direct compensation package, overall Company performance, the Company’s share utilization rate, and the perspectives of our shareholders.

In considering the mix of elements in the CEO’s total direct compensation package, the Compensation Committee noted that the 2011 compensation package was more heavily weighted towards long-term equity compensation versus cash compensation in comparison to the peer group. After reviewing this market data, the Compensation Committee decided to reduce the grant date value of Mr. Stotlar’s long-term equity incentive compensation from 400% of his unreduced annual base salary in 2010 to 300% of his unreduced annual base salary in 2011. Given the general economic conditions and the Company’s financial performance, the Compensation Committee decided not to provide a corresponding increase in his target cash compensation beyond the mid-year restoration of the prior 10% reduction in his annual base salary, resulting in a decline in the CEO’s total direct compensation at target levels of performance compared to last year. The Committee believed that this reduction in target direct compensation for 2011 was appropriate given the uncertain economic environment that we faced at the beginning of the year.

As in prior years, in 2011, the CEO’s total direct compensation was higher than that of the other NEOs. This difference reflects both the assessment of a chief executive officer’s value relative to that of other senior company executives and the Compensation Committee’s belief that the Chief Executive Officer’s substantially higher level of responsibility and accountability, as well as greater potential impact on the Company’s results, warrants a higher level of compensation than the other NEOs.

Our Executive Compensation Program

Our executive compensation program consists of three primary elements: annual base salary, annual cash incentive awards and long-term equity incentive compensation awards. Each element is discussed in more detail below.

Annual Base Salary

The annual base salaries approved by the Compensation Committee typically reflect adjustments designed to bring the NEOs’ salaries in line with comparative market data. However, adjustments may also take into account other factors, such as overall Company performance, the individual performance of the NEO and the NEO’s relative levels of responsibility and accountability and relative potential to affect business results. In 2011, no adjustments were made to the annual base salaries of the NEOs other than restoration of certain prior base salary reductions, as discussed below.

In April 2009, as part of a cost reduction program undertaken by the Company, the annual base salaries of Messrs. Stotlar and Bruffett were temporarily reduced by 10% and the annual base salary of Ms. Pileggi was reduced by 5%. One-half of the temporary base salary reduction was reinstated for Mr. Bruffett and Ms. Pileggi in each of January 2010 and January 2011. The Compensation Committee restored the 10% reduction to Mr. Stotlar’s base salary effective April 2011. Given his level of responsibility and accountability, Mr. Stotlar was the final executive to have the 2009 reduction in base salary restored. The Compensation Committee made no further increase to NEO base salaries.

Mr. Krull joined the Company in April 2011. In determining his total direct compensation package, including annual base salary, the Compensation Committee considered the compensation package necessary to attract qualified, high-performing candidates.

Annual Cash Incentive Awards

The Compensation Committee typically grants each NEO an annual cash incentive award with performance metrics and numerical performance goals tied to the short-term business objectives of the business unit(s) for which the executive is responsible. Each year, the Compensation Committee approves the performance metrics and also approves the specific numerical performance goals that govern the level of payout of each annual cash incentive award. Ms. Pileggi, who separated from the Company in June 2011, was not awarded an annual cash incentive award for 2011.

Each NEO’s annual cash incentive award is set at a level designed to deliver, at target performance levels, a specified percentage of annual base salary. The Compensation Committee assesses the reasonableness of these percentages based on market data as part of its review of total target direct compensation. In 2011, no changes were made from the percentages that were applicable to the NEOs in 2010. The percentages applicable to the NEOs for 2011 annual incentive compensation are shown in the table below.

Annual Cash Incentive Award Opportunities

(at Target, as a Percentage of Base Salary)

NEO	Annual Cash Incentive Award Opportunity at Target (as a percentage of annual base salary)

Douglas W. Stotlar	100%

Stephen L. Bruffett	70%

Robert L. Bianco, Jr.	70%

Stephen K. Krull	70%	(1)

Herbert J. Schmidt	70%

(1)	Under the terms of Mr. Krull’s offer of employment, Mr. Krull was guaranteed a minimum 2011 annual cash incentive bonus equal to 70% of his base salary paid in 2011.

The annual cash incentive awards granted to executives who hold corporate-wide positions are based on the combined operating results of the Company’s three primary business units as described further below. Annual cash incentive awards granted to the executives who are responsible for a particular business unit are based entirely on the operating results of the business unit for which they are responsible. The performance metrics applicable to the 2011 annual cash incentive awards for Messrs. Bianco and Schmidt (the heads of two of the Company’s three primary business units) are shown in the table below.

Performance Metrics Applicable to 2011 Annual Cash Incentive Awards

(Business Unit Heads)

NEO	Performance Metric

Robert L. Bianco, Jr.	Adjusted operating income of Menlo Worldwide Logistics
Herbert J. Schmidt	Adjusted operating ratio of Con-way Truckload

The 2011 annual cash incentive awards of Con-way Inc. executives Messrs. Stotlar, Bruffett and Krull were based on the respective performances of Con-way Freight, Con-way Truckload and Menlo Worldwide Logistics, weighted by revenue, in the case of Con-way Freight and Con-way Truckload, and by net revenue, in the case of Menlo Worldwide Logistics. These weightings are shown in the following table.

2011 Annual Cash Incentive Awards

(NEOs at Con-way Inc.)

Business Unit	Weighting

Con-way Freight	73%
Con-way Truckload	14%
Menlo Worldwide Logistics	13%
Total	100%

Adjusted operating ratio is calculated as operating expense (revenue less adjusted operating income) as a percentage of revenue and is, therefore, directly tied to adjusted operating income. This particular performance metric is used for Con-way Truckload due to its use in the truckload industry to report results.

The Compensation Committee includes certain adjustments to operating income within the performance metric so that an NEO would have an incentive to take actions that are in the best interests of the business unit in the long-term, but that might otherwise adversely affect payouts on the annual cash incentive awards. Operating income (as determined in accordance with United States generally accepted accounting principles) is adjusted for (i) asset impairments pursuant to FASB Codification topics 350 and 360, (ii) restructuring charges pursuant to FASB Codification topic 420 and (iii) accounting changes pursuant to FASB Codification topic 250. In the case of Con-way Truckload, operating income is also adjusted for any net gain or loss realized as a result of asset sales.

Numerical performance goals are set for threshold, target and maximum performance levels. For performance between threshold and target performance levels, or target and maximum performance levels, the actual payout is determined by interpolation. The maximum annual cash incentive payout that an executive can receive is 200% of the target payout.

The Compensation Committee considered projected performance as reflected in the one-year financial plans developed by the Company and its business units when setting the goals set forth in the table below. In evaluating financial plans, among the factors the Compensation Committee considers are market conditions, the business cycle, operating plan priorities, and the prospective return on capital employed by the Company and its respective primary business units. It also tries to gauge the relative degree of difficulty the Company and its business units will face in meeting the financial plans. The Compensation Committee also discusses the financial plans with the CEO and takes into consideration his recommended performance goals and corresponding payout levels. Based on its independent assessment of all of these factors, the Compensation Committee sets the numerical performance goals.

The table below shows the numerical performance goals that applied to the awards to those NEOs, as well as the level of achievement in 2011.

Performance Goals Applicable to 2011 Annual Cash Incentive Awards

Performance Metrics	Performance Goals (in 000’s)		Payout Percentage at Performance Levels	Achievement Level (in 000’s)	Payout Percentage at Achievement Level

Adjusted Operating Income – Con-way Freight	Threshold	$98,095	56%
	Target	$140,136	100%	$ 121,214	80.2%
	Maximum	$168,163	200%

Adjusted Operating Income – Menlo Worldwide Logistics	Threshold	$27,665	56%
	Target	$39,521	100%	$ 45,743	152.5%
	Maximum	$51,377	200%

Adjusted Operating Ratio – Con-way Truckload	Threshold	95.9%	56%
	Target	94.1%	100%	94.4%	92.4%
	Maximum	92.9%	200%

Based on the achievement percentage noted for each business unit in the table above and the relative weighting discussed above, the resulting 2011 achievement percentage for Con-way Inc. executives is at a 91.3% performance level versus target. Each NEO received the following percentage of his target payout as annual incentive compensation for 2011:

NEO	Payout Percentage at Achievement Level

Douglas W. Stotlar	91.3%

Stephen L. Bruffett	91.3%

Robert L. Bianco, Jr.	152.5%

Stephen K. Krull	91.3%

Herbert J. Schmidt	92.4%

Long-Term Equity Incentive Compensation Awards

To determine the dollar value of each NEO’s target long-term equity incentive award, based on market data, the Compensation Committee has established a range of multiples, as a percent of base salary, applicable to each executive grade level. The ranges allow the Compensation Committee to adjust awards for particular NEOs based on individual performance and contribution to the Company. Ms. Pileggi, who separated from the Company in June 2011, was not awarded a long-term equity incentive compensation award for 2011.

A pool was established, based on a hypothetical award at the midpoint of the range for each long-term incentive program participant. This pool sets a ceiling on the total target dollar value of the long-term awards made to all long-term incentive program participants. Due to the operation of the pool concept, above-midpoint long-term opportunities provided to particular executives for exemplary performance will by necessity result in below-midpoint opportunities for certain other executives. A below-midpoint award, in and of itself, does not necessarily indicate any perceived shortcoming in an executive’s performance.

The multiples applicable to the NEOs’ 2011 target long-term incentive awards are shown in the table below.

Long-Term Incentive Compensation Opportunities as a Multiple of Base Salary

NEO	Long-Term Incentive Award Range (as a multiple of base salary)	Long-Term Incentive Award (as a multiple of base salary)

Douglas W. Stotlar	250-450%	300%

Stephen L. Bruffett	175-225%	200%

Robert L. Bianco, Jr.	175-225%	215%

Stephen K. Krull	175-225%	—

Herbert J. Schmidt	175-225%	175%

As discussed above, Mr. Stotlar’s 2011 target long-term incentive compensation was set at 300% of his unreduced annual base salary, a decrease from a target of 400% of his unreduced annual base salary in 2010. For 2011, although still within range, above-midpoint long-term opportunities were provided to Mr. Bianco in recognition of the continued strong performance of Menlo Worldwide Logistics. Mr. Krull, who joined the Company in April 2011, did not participate in the Company’s annual equity grant program. Instead, Mr. Krull received a one-time sign-on grant of stock options and restricted stock units with a total grant value of $1,850,000. The Compensation Committee intended the special equity grant to compensate Mr. Krull for certain equity benefits that he forfeited at his previous employer in order to join the Company in April 2011 and to provide him an equity award level consistent with other NEOs at his executive level, prorated for his length of service with the Company during 2011.

The number of long-term incentive awards to be granted to each NEO is calculated using (i) the total dollar value determined from the table above, (ii) the Compensation Committee’s allocation of this total dollar value among types of awards (e.g., for 2011, stock options (60%) and restricted stock units (40%)), and (iii) the per-unit value of each type of award.

In determining the types of long-term incentive awards to be granted, the Compensation Committee considered factors including the alignment of executive and shareholder interests, the motivational and retention values of the awards, and share utilization. The Compensation Committee believes that when taken together, the 2011 mix of stock options and RSU awards provide a balanced mix of long-term incentive awards closely aligning the interests of executives with those of shareholders. RSUs (which are subject to three-year cliff vesting) ensure that executives are aligned with shareholders by incentivizing executives to take a longer-term perspective when managing the Company’s businesses. The Compensation Committee believes that stock options effectively align interests of executives with those of our shareholders by providing “upside” potential to executives for superior performance and no reward if the executives’ actions and decisions do not result in an increase in the Company’s stock price over the longer term.

The Compensation Committee also views both stock options and RSUs as providing important motivational and retention benefits. The 2011 restricted stock unit awards are subject to the Company’s retention policy (discussed below) and are expected to assist the NEOs in meeting the Company’s stock ownership guidelines described below. Compliance with the guidelines will result in the NEOs building meaningful equity positions in the Company, thereby more closely aligning their interests with the interests of other shareholders.

Special Bonuses and Awards

In connection with his hiring as the Company’s Executive Vice President, General Counsel and Secretary, and as an inducement to join the Company, Mr. Krull received: (i) a one-time cash signing bonus of $150,000, (ii) a one-time bonus in an amount equal to the difference between his target annual incentive compensation award and his actual annual incentive compensation payout and (iii) a one-time sign-on equity grant with a total grant value of $1,850,000 (consisting of 24,700 restricted stock units and 63,011 stock options).

Acceleration of Equity Awards

Upon Ms. Pileggi’s separation from the Company on June 1, 2011, (i) one-half of all of her outstanding unvested restricted stock awards (9,727 shares granted in 2009 and 4,648 shares granted in 2010) and (ii) all stock options and cash-settled SARs that would have vested within 18 months of her separation from the Company (16,598 options granted in 2009 and 10,151 cash-settled SARs granted in 2010) vested as per the terms of her non-change-in-control severance agreement. For accounting purposes, the accelerations of the 2009 restricted stock and option awards were treated as modifications of the outstanding awards and the incremental fair value (determined in accordance with accounting rules) of such modification is reported in the 2011 Summary Compensation Table.

In addition, the Compensation Committee modified the vesting terms of a portion of Ms. Pileggi’s remaining outstanding restricted stock awards to provide for accelerated vesting of an additional 9,728 shares as of June 1, 2011. The Compensation Committee felt that such modification was reasonable given Ms. Pileggi’s agreement to remain with the Company until June 2011 in order to ensure an orderly transition and noting that Ms. Pileggi did not receive an annual incentive compensation award or long-term equity incentive compensation award for 2011.

Retirement Benefits

401(k) Savings Plans

The Company maintains 401(k) plans to provide employees with an opportunity to accumulate benefits for retirement. These broad-based plans are not limited to executives as many other Company employees are eligible to participate.

For additional information regarding Company contributions to the 401(k) accounts of the NEOs, see the 2011 Summary Compensation Table and accompanying footnotes.

Defined Benefit Pension Plans

In addition to the Company’s 401(k) savings plans, executives were previously eligible to participate in the Company’s broad-based defined benefit pension plans. These plans were closed with respect to new participants, effective December 31, 2006. Furthermore, the Company ceased credited service accruals under these plans after December 31, 2006. The Company also amended its defined benefit pension plans to provide that a participant’s average final compensation (which is used when determining benefits available under the plans) will only take into account compensation paid through April 2009.

For additional information regarding the pension benefits available to the NEOs, see the “2011 Pension Benefits” table below and the narrative that follows that table.

Non-Qualified Supplemental Plans

Employees of the Company (including the NEOs) who are subject to federal tax law limits on the compensation that can be taken into account for the 401(k) plans and defined benefit pension plans also participate in non-qualified supplemental plans maintained by the Company. Plan participants receive benefits under the supplemental plans that they would have received under the defined benefit pension plans and 401(k) plans if not for the federal tax law limits. The Company maintains the supplemental plans in order to provide competitive post-retirement benefits.

Deferred Compensation Plans

The Company provides eligible highly compensated key employees the opportunity to defer receiving a portion of their compensation until after termination of employment. The deferred compensation plans provide an additional tax-deferral vehicle to save for retirement. The Company does not make contributions to the deferred compensation plans on behalf of executives or other participants in the plans. The Company’s obligation to pay such deferred compensation account balances is unsecured.

For additional information regarding the deferred compensation accounts of the NEOs, see the “2011 Nonqualified Deferred Compensation” table below.

Post-Employment Compensation

The Compensation Committee believes that severance benefits and change in control benefits are necessary to attract and retain the high-performing executives that the Company needs in its most senior positions. The Company does not have employment agreements with the NEOs. Under the Company’s non-change-in-control and change-in-control executive severance programs, each of the NEOs have severance agreements with the Con-way company that employs the NEO.

The non-change-in-control severance agreements provide for severance benefits to be paid upon a termination of employment other than in connection with a change in control and other than for cause, and for partial vesting of equity awards. The change-in-control severance agreements provide for severance benefits to be paid in the event of a qualifying termination in connection with a change in control. The levels of benefits payable to the NEOs under these agreements were determined based on comparative market data supplied by the independent compensation consultant to the Compensation Committee at the time.

Additional information regarding the Company’s non-change-in-control and change-in-control executive severance programs, as well as a table showing the payments and benefits that the NEOs would have been eligible to receive under the severance programs if a qualifying termination of employment had occurred on December 31, 2011, can be found under “Other Potential Post-Employment Payments” below. With respect to Ms. Pileggi, the “Other Potential Post-Employment Payments” section includes information regarding the actual payments and benefits received or to be received by her in connection with her separation from the Company in June 2011.

Perquisites

The Company provides limited perquisites, which currently include eligibility to participate in the Company’s car program. Participation in the Company’s car program is not limited to NEOs. The Company has historically offered an Educational Matching Gifts Program and a Flexible

Perquisites Program, under which executives are entitled to receive $8,000 per year to use for expenses that the Company does not reimburse, such as tax preparation and estate and financial planning services, long-term care insurance, or other benefits at the discretion of the executive. As of the date of this Proxy Statement, both of these programs are suspended as part of cost reduction measures taken in 2009 by the Company.

Corporate Governance Framework

In order to meet the key objectives of our executive compensation program and to mitigate risk from our compensation practices and principles, the Company has adopted a strong corporate governance framework that includes the components described below.

Stock ownership guidelines: We have established stock ownership guidelines for our NEOs and other top executive officers to further align the interests of our executives with those of our shareholders. The following guidelines identify levels of equity ownership, expressed as a multiple of each executive’s base salary:

Executive Officers	Stock Ownership Guideline (as a multiple of base salary)

Level E5 Officer (CEO)	5
Level E4 Officers (5 in total, including 4 NEOs)	3

Level E3 Officers (6 in total)	1

To determine compliance with these guidelines, common shares held directly or indirectly, phantom stock units held in the deferred compensation plans and common shares held in the 401(k) plans count towards meeting the stock ownership guidelines. However, vested in-the-money stock options and unvested restricted stock do not count towards meeting the stock ownership guidelines.

Stock-retention requirements: We have stock-retention requirements for our NEOs and other executive officers that require retention of 70% of the net shares received upon vesting of restricted stock and restricted stock units until the date that the executive meets our stock ownership guidelines.

“Clawback” provision: NEOs and other policy-making executive officers of the Company are required to repay overpayments of annual and long-term cash incentive compensation awards in the event of fraud, or in the event of a financial statement restatement occurring within one year following the award payment.

Double-trigger vesting: Beginning with equity awards made in 2010, an executive’s then unvested equity awards will vest upon a change in control only if the executive also experiences a qualifying termination of employment.

No stock option repricing: The Company equity incentive plan does not permit us to reprice stock options without shareholder approval or to grant stock options with an exercise price below fair market value.

No tax gross-ups: The Company provides no tax gross-ups on any benefits or perquisites, including after a change in control.

No hedging or pledging of Company stock: Company policy prohibits short sales of Company stock and other similar transactions that could be used to hedge the risk of Company stock ownership. In 2012, the Company also revised its policy to prohibit NEOs from pledging Company stock.

Compensation-Related Risk

When establishing performance metrics to apply to the annual incentive compensation award or long-term equity incentive compensation awards, one of the factors considered by the Compensation Committee is whether the awards create an incentive for executives to take excessive risks in order to increase the amount of incentive compensation they will receive. In 2011, the Compensation Committee concluded that basing the Company’s annual cash incentive awards on the performance metrics of adjusted operating income and operating ratio, and balancing the annual cash incentive awards with significant long-term equity incentive awards subject to our stock-retention requirements, properly aligns executives’ interest with those of shareholders and does not create or provide an incentive for executives to take excessive risks.

Tax Considerations

Federal tax law limits the deductibility by the Company of “non-performance based compensation” paid to the Chief Executive Officer and the three other most highly compensated executives, other than the Chief Financial Officer (the “covered employees”). All amounts of non-performance based compensation in excess of the annual statutory maximum of $1 million per covered employee are not deductible. The Company’s general policy is, where feasible, to structure incentive compensation paid to the covered employees so that it qualifies as “performance-based compensation,” which is exempt from the $1 million annual cap and thus is deductible for federal income tax purposes.

However, there may be circumstances where portions of a covered employee’s compensation will not be deductible. As noted above under “Long-Term Incentive Compensation Awards,” for 2011, the Compensation Committee chose to grant awards of time-based restricted stock units to the NEOs. These awards are considered non-performance based compensation, so that upon vesting the value of an award held by any covered employee would be includable when determining whether the $1 million limit is exceeded. Depending on (i) the Company’s stock price at the time the awards vest and (ii) whether one or more of the NEOs are covered employees for the year during which vesting occurs, some portion of these awards may not be deductible for federal income tax purposes. However, the Compensation Committee believes that the motivational and retention benefits of the awards outweigh their potential non-deductibility.

Certain 2012 Executive Compensation Decisions

In an effort to further enhance and refine our pay-for-performance executive compensation program, the Compensation Committee decided to include performance share plan units (PSPUs) in place of stock options in the mix of long-term equity incentive compensation awards granted to NEOs in February 2012. The PSPUs granted in February 2012 are for the three-year 2012-2014 performance cycle and vest at the end of that cycle subject to achievement of pre-established threshold performance goals. In order to focus all executives on overall, long-term Company profit growth, the same performance goals are applicable to all participants, including the NEOs, and are based on the Company’s average EBITDA growth and Return on Invested Capital (ROIC).

The Compensation Committee selected average EBITDA growth and ROIC as performance metrics under the plan in recognition of the need to balance profit growth with effective capital management.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis which appears in this Proxy Statement.

Based on the review and discussion referred to above, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement to be filed in connection with the Company’s 2012 Annual Meeting of Shareholders and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

THE COMPENSATION COMMITTEE

Michael J. Murray	Peter W. Stott
William J. Schroeder, Chairman	Chelsea C. White III

2011 SUMMARY COMPENSATION TABLE

The following table provides information regarding the compensation of the Company’s Chief Executive Officer, Chief Financial Officer, the three other most highly-compensated executive officers serving as executive officers of the Company as of December 31, 2011 and one former executive officer (collectively, the “NEOs”).

Name and Principal Position	Year	Salary ($)	Bonus ($)(5)	Stock Awards ($)(6)	Option Awards ($)(7)	Non-Equity Incentive Plan Compensation ($)(8)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(9)	All Other Compensation ($)(10)	Total ($)

D.W. Stotlar President & CEO	2011	677,651	—	803,451	1,251,056	616,303	627,871	23,567	3,999,899
	2010	627,914	—	800,310	1,584,509	227,372	393,926	31,198	3,665,229
	2009	644,493	—	1,390,056	1,023,188	154,293	181,972	49,733	3,443,735
S.L. Bruffett Exec. VP & CFO	2011	425,077	—	327,567	510,048	271,152	—	22,549	1,556,393
	2010	404,732	—	342,463	435,889	102,407	—	24,683	1,310,174
	2009	394,167	—	478,169	351,974	66,055	—	60,780	1,351,145
R.L. Bianco, Jr.(1) Exec. VP	2011	410,384	—	339,978	529,392	438,027	250,449	22,372	1,990,602
	2010	411,962	—	331,474	421,886	552,676	146,256	24,339	1,888,593
	2009	411,962	—	461,690	339,831	574,538	59,593	39,501	1,887,115
S.K. Krull(2) Exec. VP, General Counsel & Secretary	2011	276,948	333,093	896,116	924,901	—	—	9,074	2,440,132
H.J. Schmidt(3) Exec. VP	2011	401,284	731	270,582	421,349	259,607	—	19,575	1,373,128
	2010	376,975	704	298,784	380,308	164,909	—	21,722	1,243,402
	2009	402,827	677	451,453	332,299	—	—	1,442,043	2,629,299
J.W. Pileggi(4) Former Exec. VP, General Counsel & Secretary	2011	145,613	—	734,037	288,141	—	—	965,691	2,133,482
	2010	342,947	—	257,936	328,305	86,895	59,483	21,641	1,097,207
	2009	338,468	—	394,353	290,267	56,681	23,421	32,686	1,135,876

(1)	Mr. Bianco is also President of Menlo Worldwide, LLC, the Company’s supply chain management company.

(2)	Mr. Krull joined the Company as the Executive Vice President, General Counsel and Secretary in April 2011.

(3)	Mr. Schmidt is also President of Con-way Truckload Inc., the Company’s full-truckload company.

(4)	Ms. Pileggi separated from the Company in June 2011.

(5)

The amount reported for Mr. Krull consists of (i) a one-time signing bonus of $150,000 and (ii) an annual cash incentive bonus of $167,177 plus a one-time bonus of $15,916, which was paid pursuant to the terms of Mr. Krull’s offer of employment to guarantee a minimum 2011 annual cash incentive bonus equal to his target annual incentive compensation award. The amount reported for Mr. Schmidt consists of an annual Christmas bonus, as is the policy of Con-way Truckload.

(6)

Other than the amount reported in 2011 for Ms. Pileggi, amounts reported in this column for 2011 reflect the aggregate grant date fair value of restricted stock unit awards calculated in accordance with FASB ASC Topic 718. For information on the valuation assumptions for the 2011 restricted stock unit grants, see Note 11, “Share-Based Compensation” of Item 8, “Financial Statements and Supplementary Data,” of our Form 10-K for the year ended December 31, 2011, as filed with the SEC. The 2010 award values are corrected from the amounts shown in the prior year proxy statement and are consistent with the award valuation previously reported by the Company in its Form 10-K for the year ended December 31, 2010.

The amount reported in 2011 for Ms. Pileggi represents the incremental fair value associated with a modification to Ms. Pileggi’s outstanding restricted stock awards in 2011 and does not reflect a new equity award to Ms. Pileggi. As noted in the Compensation Discussion and Analysis, in 2011, the vesting terms of a portion of Ms. Pileggi’s outstanding equity awards were modified in connection with her separation from the Company.

(7)

Other than the amount reported in 2011 for Ms. Pileggi, amounts shown in this column reflect the aggregate grant date fair value of stock options and cash-settled stock appreciation rights awards calculated in accordance with FASB ASC Topic 718. For information on the valuation assumptions for the 2011 stock option grants, see Note 11, “Share-Based Compensation” of Item 8, “Financial Statements and Supplementary Data,” of our Form 10-K for the year ended December 31, 2011, as filed with the SEC. The 2010 stock appreciation rights values are corrected from the amounts shown in the prior year proxy statement and are consistent with the award valuation previously reported by the Company in its Form 10-K for the year ended December 31, 2010.

The amount reported in 2011 for Ms. Pileggi represents the incremental fair value associated with a modification to Ms. Pileggi’s outstanding option awards in 2011 and does not reflect a new equity award to Ms. Pileggi. As noted in the Compensation Discussion and Analysis, in 2011, the vesting terms of a portion of Ms. Pileggi’s outstanding equity awards were modified in connection with her separation from the Company.

(8)

Amounts reported in this column for 2011 reflect the annual cash incentive awards earned under the Company’s short-term incentive compensation plan. Information regarding applicable performance goals and achievement levels is contained under “Annual Cash Incentive Awards” in the Compensation Discussion and Analysis above.

(9)

Amounts reported in this column for 2011 reflect the aggregate increase in the actuarial present value of the NEOs’ accumulated benefits under the Company’s pension plan and supplemental excess retirement plans during 2011. The age 65 pension benefits are no longer increasing for all participants. However, the actuarial present value of a participant’s benefit can change each year based on the assumed interest rate, the mortality table, and the executive’s age. The changes in actuarial present value under the pension plan and supplemental excess retirement plans for 2011 are shown in the table below. Messrs. Bruffett, Krull, and Schmidt do not participate in the Company’s pension plan and supplemental excess retirement plans because they joined the Company after these plans were closed to new participants. The actuarial present value of the benefit for Ms. Pileggi decreased in 2011 as age 65 is now the earliest age at which she is entitled to receive an unreduced benefit, as a result of her separation from the Company in 2011.

NEO	Change in Actuarial Present Value — Con-way Pension Plan ($)	Change in Actuarial Present Value — Con-way Supplemental Excess Retirement Plan ($)	Total Change ($)

D. W. Stotlar	149,081	478,790	627,871
R. L. Bianco, Jr.	101,834	148,615	250,449
J. W. Pileggi	(41,613)	(41,052)	(82,665)

For deferred compensation balances that were credited with returns in 2011 based on the Bank of America prime rate, no amounts were earned above 120% of the applicable federal rate. Other deferred compensation balances, as well as Supplemental Retirement Savings Plan account balances, are credited with returns based on the performance of one or more investment funds chosen by the NEO from a group of available funds, which are substantially the same funds as are made available in the Company’s tax-qualified 401(k) plans.

(10)

Amounts reported in this column for 2011 include Company-paid insurance premiums, the annual cost of providing use of a Company automobile, and Company contributions to the Company’s applicable 401(k) plan. Additionally, the amount reported for Ms. Pileggi in 2011 includes $912,056 (the cost of severance benefits under her non-change-in-control severance agreement, including the value of outplacement services, and Company-paid COBRA medical coverage) and $41,102 (the value of unused paid time off that was paid upon termination of employment).

2011 GRANTS OF PLAN-BASED AWARDS

The following table presents, for each of our NEOs, information regarding annual cash incentive awards and long-term equity incentive compensation awards granted in 2011 pursuant to our 2006 Equity and Incentive Plan. The actual amount of the annual cash incentive award received by each NEO for performance during 2011 is shown in the 2011 Summary Compensation Table above.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock or Units (#)(4)	All Other Option Awards: Number of Securities Underlying Options (#)(5)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards ($)(6)
Name	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)

D.W. Stotlar Annual Cash Incentive Award			377,987	674,977	1,349,954	—	—	—	—
Stock Option Award	02/07/11	02/07/11	—	—	—	—	100,438	31.89	1,251,056
Restricted Stock Unit Award	02/07/11	02/07/11	—	—	—	26,154	—	—	803,451
S.L. Bruffett Annual Cash Incentive Award			166,301	296,967	593,933	—	—	—	—
Stock Option Award	02/07/11	02/07/11	—	—	—	—	40,948	31.89	510,048
Restricted Stock Unit Award	02/07/11	02/07/11	—	—	—	10,663	—	—	327,567
R.L. Bianco, Jr. Annual Cash Incentive Award			160,871	287,269	574,538	—	—	—	—
Stock Option Award	02/07/11	02/07/11	—	—	—	—	42,501	31.89	529,392
Restricted Stock Unit Award	02/07/11	02/07/11	—	—	—	11,067	—	—	339,978
S.K. Krull Annual Cash Incentive Award			102,532	183,093	366,187	—	—	—	—
Stock Option Award	04/25/11	03/21/11	—	—	—	—	63,011	37.45	924,901
Restricted Stock Unit Award	04/25/11	03/21/11	—	—	—	24,700	—	—	896,116
H.J. Schmidt Annual Cash Incentive Award			157,303	280,899	561,798	—	—	—	—
Stock Option Award	02/07/11	02/07/11	—	—	—	—	33,827	31.89	421,349
Restricted Stock Unit Award	02/07/11	02/07/11	—	—	—	8,808	—	—	270,582
J.W. Pileggi Annual Cash Incentive Award			—	—	—	—	—	—	—
Stock Option Award	(1)		—	—	—	—	16,598	(1)	288,141
Restricted Stock Unit Award	(2)		—	—	—	19,455	—	—	734,037

(1)	Represents the number of options and incremental fair value associated with a modification to Ms. Pileggi’s outstanding option awards in 2011 and does not reflect a new equity award to Ms. Pileggi. As noted in the Compensation Discussion and Analysis, in 2011, the vesting terms of a portion of Ms. Pileggi’s outstanding equity awards were modified in connection with her separation from the Company.

(2)	Represents the number of units and incremental fair value associated with a modification to Ms. Pileggi’s outstanding restricted stock awards in 2011 and does not reflect a new equity award to Ms. Pileggi. As noted in the Compensation Discussion and Analysis, in 2011, the vesting terms of a portion of Ms. Pileggi’s outstanding equity awards were modified in connection with her separation from the Company.

(3)	The terms of these awards (including the actual amounts received by the NEOs) are discussed in the Compensation Discussion and Analysis under “Our Executive Compensation Program — Annual Cash Incentive Awards.” For all executives, Estimated Possible Payouts are based on actual salary paid during calendar year 2011, as defined in the plan, and consistent with the methodology used for calculating final plan payments.

(4)	The terms of the Company’s restricted stock grants are discussed below and in the Compensation Discussion and Analysis under “Our Executive Compensation Program — Long-Term Equity Incentive Compensation Awards.”

(5)	The terms of the Company’s annual stock option grants are discussed below and in the Compensation Discussion and Analysis under “Our Executive Compensation Program — Long-Term Equity Incentive Compensation Awards.” Messrs. Stotlar, Bruffett, Bianco, and Schmidt were granted a combination of non-qualified and incentive stock grants as is standard for annual grants.

(6)	Amounts shown in this column reflect the grant date fair value of stock option and restricted stock unit awards calculated in accordance with FASB ASC Topic 718. For information on the valuation assumptions for the 2011 grants, see Note 11, “Share-Based Compensation” of Item 8, “Financial Statements and Supplementary Data,” of our Form 10-K for the year ended December 31, 2011, as filed with the SEC.

The amounts shown above in the “Estimated Possible Payouts Under Non-Equity Incentive Plan Awards” column reflect the amounts payable at threshold, target, and maximum achievement levels for the 2011 annual cash incentive awards. The performance goals applicable to the awards are discussed in the Compensation Discussion and Analysis above.

Stock options granted to the NEOs are approved by the Compensation Committee, are granted at the fair market value of the Company’s common stock on the date of grant and have a term of ten years. With respect to the option awards listed in the 2011 Grants of Plan-Based Awards Table, the option award granted to Mr. Krull is scheduled to vest in three equal installments on April 25th of 2012, 2013, and 2014, and the remaining option awards granted to the other NEOs are scheduled to vest in three equal installments on January 1st of 2012, 2013, and 2014. Any unvested portion of the option awards vest on death or disability, retirement at age 65 or on achieving “rule of 85” (combined age and years of service equal to 85 or more) or upon a qualifying termination of employment in connection with a change in control of the Company.

The restricted stock unit awards listed in the 2011 Grants of Plan-Based Awards Table are scheduled to vest on the third anniversary of the grant date (which is April 25, 2014 for the grant to Mr. Krull and February 7, 2014 for the grants to the other NEOs) and, except in limited circumstances such as upon death, disability, or in connection with a change in control, provide for forfeiture of the restricted stock units if an executive leaves the Company prior to the end of the three-year period. Upon vesting, the restricted stock units are settled in shares of Company common stock. The restricted stock units do not pay dividend equivalents in the event that a cash dividend is declared on the Company’s common stock, but do pay dividend equivalents if stock dividends are declared.

Pursuant to Compensation Committee policy, grants of stock options and awards of restricted stock units are made after the close of the market on the third business day after the Company’s fourth quarter earnings have been announced.

OUTSTANDING EQUITY AWARDS AT 2011 FISCAL YEAR-END

The following table identifies the exercisable and unexercisable option awards and unvested stock awards for each of the NEOs as of December 31, 2011.

	Option Awards						Stock Awards

Name	Grant Date	Number of Securities Underlying Unexercised Options(#) Exercisable	Number of Securities Underlying Unexercised Options(#) Unexercisable(1)		Option Exercise Price($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested(#)(2)	Market Value of Shares or Units of Stock that have not Vested($)(3)

D.W. Stotlar	2/7/2011	—	100,438		31.8900	2/7/2021	26,154	762,651
	2/9/2010	48,995	97,991		28.9200	2/9/2020	28,840	840,974
	1/26/2009	117,008	58,505		20.2700	1/26/2019	68,577	1,999,705
	1/28/2008	88,867	—		44.0900	1/28/2018	—	—
	1/29/2007	115,000	—		46.6500	1/29/2017	—	—
	1/22/2006	55,000	—		55.2000	1/22/2016	—	—
	4/25/2005	79,673	—		43.9300	4/25/2015	—	—
	12/17/2004	40,000	—		49.1100	12/17/2014	—	—
	12/15/2003	13,500	—		32.9600	12/15/2013	—	—
	12/2/2002	16,000	—		31.3800	12/2/2012	—	—
S.L. Bruffett	2/7/2011	—	40,948		31.8900	2/7/2021	10,663	310,933
	2/9/2010	13,478	26,957		28.9200	2/9/2020	12,341	359,864
	1/26/2009	40,250	20,126		20.2700	1/26/2019	23,590	687,884
	9/20/2008	10,000(4)	—		50.3800	9/20/2018	—	—
R.L. Bianco, Jr.	2/7/2011	—	42,501		31.8900	2/7/2021	11,067	322,714
	2/9/2010	13,045	26,091		28.9200	2/9/2020	11,945	348,316
	1/26/2009	38,861	19,432		20.2700	1/26/2019	22,777	664,177
	1/28/2008	29,515	—		44.0900	1/28/2018	—	—
	1/29/2007	30,000	—		46.6500	1/29/2017	—	—
	1/22/2006	8,700	—		55.2000	1/22/2016	—	—
	1/24/2005	8,000	—		46.0200	1/24/2015	—	—
	12/15/2003	7,125	—		32.9600	12/15/2013	—	—
	12/2/2002	6,000	—		31.3800	12/2/2012	—	—
S. K. Krull	4/25/2011	—	63,011	(4)	37.4500	4/25/2021	24,700	720,252
H.J. Schmidt	2/7/2011	—	33,827		31.8900	2/7/2021	8,808	256,841
	2/9/2010	—	23,520		28.9200	2/9/2020	10,767	313,966
	1/26/2009	—	19,001		20.2700	1/26/2019	22,272	649,452
	1/28/2008	28,861	—		44.0900	1/28/2018	—	—
J.W. Pileggi(5)	—	—	—		—	—	—	—

(1)	Unless otherwise noted, options vest in three equal annual installments beginning January 1 following the date of grant.

(2)	Restricted stock vests three years from the date of grant.

(3)	Calculated based on the closing price on December 30, 2011 ($29.16 per share).

(4)	Options vest in three equal annual installments beginning one year from the date of grant.

(5)	Upon Ms. Pileggi’s separation from the Company on June 1, 2011, one-half of all unvested restricted stock and all stock options and cash-settled SARs that would have vested within 18 months of her separation from the Company vested as per the terms of her non-change-in-control severance agreement. In addition, as noted in the Compensation Discussion and Analysis, in 2011, the vesting terms of a portion of Ms. Pileggi’s outstanding equity awards were modified in connection with her separation from the Company. All other unvested awards were forfeited upon her separation. As of December 31, 2011, Ms. Pileggi had no remaining stock options or cash-settled SARs or restricted stock.

2011 OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting($)

D.W. Stotlar	—	—	21,019	706,659
S.L. Bruffett	—	—	7,000	175,910
R.L. Bianco, Jr.	—	—	6,981	234,701
S.K. Krull	—	—	—	—
H.J. Schmidt	30,759	269,239	6,826	229,490
J.W. Pileggi	43,346	511,781	30,066	1,110,605

(1)

If options were immediately sold upon exercise, the value realized is equal to the actual sale price less the exercise price of the option. For SARs or options not immediately sold, the value realized is equal to the fair market value on the date of exercise less the exercise price.

2011 PENSION BENEFITS

Name	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)(3)

D.W. Stotlar	Con-way Pension Plan	21.0000	908,600	—
	Supplemental Excess Retirement Plans	21.0000	2,918,052	—

S.L. Bruffett	Con-way Pension Plan	—	—	—
	Supplemental Excess Retirement Plans	—	—	—

R.L. Bianco, Jr.	Con-way Pension Plan	17.0833	524,178	—
	Supplemental Excess Retirement Plans	17.0833	764,982	—

S.K. Krull	Con-way Pension Plan	—	—	—
	Supplemental Excess Retirement Plans	—	—	—

H.J. Schmidt	Con-way Pension Plan	—	—	—
	Supplemental Excess Retirement Plans	—	—	—

J.W. Pileggi	Con-way Pension Plan	10.3333	161,941	—
	Supplemental Excess Retirement Plans	10.3333	159,756	—

(1)

Years of credited service are through December 31, 2006. Effective January 1, 2007, credited service ceased to accrue for all participants under the Con-way Pension Plan and the Con-way Supplemental Excess Retirement Plans. Messrs. Bruffett, Schmidt, and Krull who joined the Company after the Pension Plan was closed to new entrants, do not participate in the plans.

(2)

Actuarial present value of accumulated plan benefit is based on compensation through April 30, 2009 and computed as of December 31, 2011. Assumptions include retirement at earliest retirement age with an unreduced benefit, a discount rate of 4.65%, and the current RP 2000 mortality table. Earliest retirement ages at which the NEOs are entitled to receive an unreduced benefit are as follows: age 55 for Mr. Stotlar, age 55 and 2 months for Mr. Bianco, and age 65 for Ms. Pileggi.

(3)	Plan participants are not entitled to receive benefit payments while still employed by the Company.

The Company maintains the following qualified and non-qualified pension plans:

•	the Con-way Pension Plan, a tax-qualified defined benefit pension plan; and

•	the CNF Inc. Supplemental Excess Retirement Plan and the Con-way 2005 Supplemental Excess Retirement Plan, each a nonqualified excess benefit plan.

Monthly retirement benefits under the Pension Plan are calculated by multiplying years of credited service by an amount equal to:

•	1.1% of the average final monthly compensation plus

•	0.3% of the average final monthly compensation in excess of Covered Compensation.

In addition, after an employee has completed 35 years of service, benefits for additional credited service earned are calculated based on 1.4% of the average final monthly compensation as defined below.

“Covered Compensation” is the average of the taxable wage base under Section 230 of the Social Security Act for each of the 35 years ending with the earlier of 2009 or the year in which the participant attains Social Security retirement age.

Credited service only takes into account years and months of credited service earned through December 31, 2006 when the pension plan was closed to new entrants. Average final monthly compensation only takes into account eligible compensation paid through April 30, 2009.

The monthly retirement benefit determined using the formula above is for a life annuity for the life of the participant with full monthly payments continued to a designated beneficiary for the remainder of the first 60 monthly payments if the participant dies before 60 monthly payments have been made. Participants may choose other forms of payment, but, regardless of the form chosen, the value of the retirement benefit is the actuarial equivalent of the form of payment described in the preceding sentence.

Employees who were plan participants as of December 31, 1989 have their pension benefits calculated using the greater of the current pension formula shown above or the formula that was in effect as of December 31, 1989. This prior pension formula applies to Mr. Stotlar.

The age 65 monthly benefit determined under the prior pension formula equals 2% of average final monthly compensation for credited service through December 31, 1987 plus 1.5% of average final monthly compensation for credited service after January 1, 1988 through December 31, 2006. This amount is then reduced by a Social Security offset (which takes into account the participant’s Social Security benefit and years of Social Security participation) and is further reduced if upon eligibility for diversification from the Common Stock Fund or upon termination of the Common Stock Fund, the participant did not elect to transfer his or her Common Stock Fund shares to the pension plan.

Plan participants who meet certain eligibility criteria may elect to retire and/or begin receiving benefits prior to age 65. The plan provides early retirement subsidies to plan participants under certain circumstances. For example, participants whose combined age and years of service equals or exceeds 85 and participants who have reached age 62 and have at least 20 years of service are eligible to retire early with an unreduced retirement benefit.

Federal tax law limits the benefits available under defined benefit pension plans such as the Con-way Pension Plan. In addition, benefits do not accrue under the Pension Plan on compensation deferred under the Company’s deferred compensation plan. All participants in the

Con-way Pension Plan as of December 31, 2006 who are affected by the federal tax law limits described above also participate in the supplemental retirement plans, which allow the participants to receive benefits in excess of the federal tax law limits for tax-qualified defined benefit pension plans. Under those plans, a participant is entitled to receive retirement benefits determined in accordance with the Pension Plan benefits formula described above, offset by all benefits that the participant is entitled to receive under the Pension Plan (which reflect the federal tax law limits).

2011 NONQUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in 2011 ($)(1)	Registrant Contributions in 2011 ($)(2)	Aggregate Earnings in 2011 ($)(3)	Aggregate Withdrawals/ Distributions ($)(4)	Aggregate Balance at December 31, 2011 ($)(5)

D.W. Stotlar
Deferred Compensation Plan	—	—	(80,686)	—	1,035,417
Supplemental Retirement Savings Plan	—	26,671	1,855	—	271,547
S.L. Bruffett
Deferred Compensation Plan	—	—	—	—	—
Supplemental Retirement Savings Plan	—	8,449	(312)	—	21,609
R.L. Bianco, Jr.
Deferred Compensation Plan	165,803	—	(2,698)	(93,724)	485,731
Supplemental Retirement Savings Plan	—	24,620	243	—	135,531
S.K. Krull
Deferred Compensation Plan	—	—	—	—	—
Supplemental Retirement Savings Plan	—	—	—	—	—
H.J. Schmidt
Deferred Compensation Plan	—	—	—	—	—
Supplemental Retirement Savings Plan	—	9,658	(628)	—	60,511
J.W. Pileggi
Deferred Compensation Plan	—	—	8,482	(298,699)	—
Supplemental Retirement Savings Plan	—	—	(716)	(58,817)	—

(1)	Amounts shown in this column for Mr. Bianco reflect the portion of his 2010 incentive compensation award that was deferred in 2011.

(2)	The amounts shown in this column are credits to the non-qualified Supplemental Retirement Savings Plan (“SRSP”) which provides company contributions in excess of those that can be made to the qualified 401(k) plan due to IRS limits on compensation. Amounts shown include the fourth quarter 2011 company contribution posted to accounts on January 5, 2012. Further information about the SRSP is provided below.

(3)	Amounts shown for the Deferred Compensation Plan reflect a combination of the change in value of Phantom Stock Units (“PSUs”), dividend equivalents on PSUs, and amounts credited to the non-PSU portion of deferred compensation account balances based on the increase or decrease in value of investment funds selected by the executives or at the Bank of America prime rate as of the first day of each quarter (the rate for each of the four quarters was 3.25%).

Amounts shown for the SRSP reflect amounts credited quarterly to SRSP account balances based on the increase or decrease in value of investment funds selected by the NEO from a list of mutual funds. Mr. Krull does not have a SRSP account.

(4)	Amounts shown in this column reflect deferrals in 2006 for Mr. Bianco as to which he elected a 2011 pre-retirement distribution at the time of deferral. Distributions shown for Ms. Pileggi reflect Deferred Compensation Plan (DCP) and Supplemental Retirement Savings Plan (SRSP) account balances that were paid six months following her separation from service, in accordance with Section 409A.

(5)	Deferred Compensation Plan balance for Mr. Stotlar includes 14,205.2 PSUs valued at $29.16, the closing price of the Company’s common stock on December 30, 2011. Deferred Compensation Plan balances shown include $771,399, and $435,548, in total deferrals that have been reported as compensation in current and prior years’ Summary Compensation Tables for Messrs. Stotlar and Bianco, respectively.

Deferred Compensation Plans

The Company maintains a deferred compensation program for eligible highly compensated employees. Only employees at director level (i.e., the employee grade level below vice president level) and above with annual base salaries of at least $125,000 are eligible to participate. Each year, the CEO approves the list of employees who meet the eligibility criteria.

A participant in the Company’s deferred compensation program may elect to defer base salary and/or annual performance bonus. For each type of compensation deferred, the participant cannot elect to defer less than $2,000 or more than 85%. The Company does not contribute to the deferred compensation plan on behalf of participants.

Deferred compensation account balances for years prior to 2007 are credited with returns based on the Bank of America Prime Rate, unless the participant elects (i) to have some or all of the account balances fluctuate based on the performance of one or more investment funds selected by the participant from a specified group of available funds or (ii) to convert some or all of the account balances into phantom stock units as described below. The Bank of America prime rate is adjusted quarterly. The Compensation Committee in its discretion may select a fixed rate of return other than the Bank of America prime rate to apply to pre-2007 balances in the future.

For deferrals made for plan years after 2006, participants must select one or more funds from a specified group of available funds. Each participant’s account balance for that plan year (excluding any portion converted into phantom stock units) will fluctuate based on the performance of the funds selected by the participant. A participant may change from one investment fund to another at any time.

Once each year, participants may elect to convert all or a part of their deferred compensation account balances into “phantom stock units.” Elections made to convert into phantom stock units are irrevocable, so executives maintain their investments in the phantom stock units until they leave the Company at retirement or upon termination of employment. These elections are made in January with the actual conversion taking place on February 15. However, if the Company’s General Counsel determines that the blackout period for trading in Company securities is in effect on February 15, then the elections are null and void. Each participant who makes the election is credited with a number of phantom stock units determined by dividing the amount converted by the closing price of the Company’s common stock on February 14. All phantom stock units are credited with a return based on the performance of the Company’s common stock, including dividends paid on the common stock.

A participant may elect to defer compensation for a specified period of time (but not less than 5 years) or until retirement. A participant who defers compensation until retirement may elect to receive his or her account balance in a lump sum at retirement or in quarterly installments over a period of 5 or 10 years. A participant may also elect between a lump sum and installments if the participant’s employment is terminated before retirement. However, regardless of any such election, if a participant’s employment is terminated within one year after a change in control, the account balance is paid to the participant in a lump sum.

Con-way Supplemental Retirement Savings Plan

Federal tax law limits the benefits available under 401(k) plans such as the Con-way Retirement Savings Plan and the Con-way Personal Savings Plan. The Company established the Con-way Supplemental Retirement Savings Plan effective January 1, 2007 to provide Company basic, transition and matching contributions that cannot be made to the tax-qualified Retirement Savings Plan due to these tax law limits.

Effective January 1, 2010, the Company established the Con-way Personal Savings Plan for employees first eligible for a 401(k) plan on or after that date. The Company also amended the Supplemental Retirement Savings Plan. All participants in the Con-way Retirement Savings Plan and the Con-way Personal Savings Plan who are subject to these limits or are eligible and have elected to defer compensation are automatically enrolled in the Con-way Supplemental Retirement Savings Plan. Since no employees in the Personal Savings Plan have yet received any employer paid contributions, there are no employees eligible for the Personal Savings Plan who have a benefit in the Supplemental Retirement Savings Plan.

Plan participants select one or more funds from a specified group of available funds. Each participant’s notional account balance for that plan year will fluctuate based on the performance of the funds selected by the participant.

The Con-way deferred compensation program and Supplemental Retirement Savings Plan are not funded plans. However, the Company has contributed assets to a grantor trust intended to cover the Company’s liabilities under the plans. Assets placed in the grantor trust are subject to the claims of general creditors of the Company.

OTHER POTENTIAL POST-EMPLOYMENT PAYMENTS

The narrative below describes the circumstances in which the NEOs are entitled to receive post-employment compensation, including under the Company’s change-in-control executive severance program, its non-change-in-control executive severance program, and upon retirement, death or disability. Following the narrative are two tables, with accompanying footnotes, showing the estimated payments that each of the NEOs serving as of December 30, 2011 would have been entitled to receive had his employment been terminated as of December 30, 2011 (i) as a result of a “severance qualifying” termination in connection with a change in control and (ii) upon an involuntary termination of employment other than for cause and other than in connection with a change in control.

Severance Payments in Connection with a Change in Control

In general, a change in control occurs if:

•	25% of the Company’s voting securities are acquired by an outsider;

•	Members of the Board serving as of June 1, 2009 cease to constitute a majority of directors;

•	The Company merges with or is consolidated into another company; and

•	The Company is liquidated or there is a disposition of all or substantially all of the Company’s assets.

A change in control also occurs if the Company disposes of a business unit, but only as to executives employed by that business unit (unless the transaction also constitutes a sale of substantially all of the Company’s assets, in which case it is a change in control as to all executives).

Each of the change in control events described above is subject to various qualifications, exceptions and limitations contained in the individual severance agreements of the NEOs and the severance agreements require the NEOs to comply with restrictive covenants with respect to confidentiality, non-solicitation and non-disparagement and to execute a written release of claims.

The table below outlines the primary change-in-control severance benefits available to each of the NEOs:

NEO	Severance Payment in $ (As a Multiple of Base Salary plus Target Annual Cash Incentive Award)	Prorated Target Annual Cash Incentive Award (As a Multiple of Base Salary)(1)	Duration of Health and Other Benefits	Outplacement Services (Maximum Benefit)	IRC Section 280 Excise Tax Gross-up

Douglas W. Stotlar	3.0x	1.0x	3 years	$90,000	No
Stephen L. Bruffett	2.0x	0.7x	2 years	$25,000	No

Robert L. Bianco, Jr.	3.0x	0.7x	3 years	$25,000	No
Stephen K. Krull	2.0x	0.7x	2 years	$25,000	No

Herbert J. Schmidt	3.0x	0.7x	3 years	$25,000	No

(1)	To be prorated based on the portion of the calendar year during which the NEO is employed.

The Company does not provide a tax gross-up for excise taxes payable pursuant to Code Section 280G, with each NEO bearing responsibility for paying any such taxes that might apply.

For the NEOs to be entitled to receive severance benefits there must occur both a change in control and a qualifying termination of employment, a so-called “double trigger.” The termination must occur within two years after the change in control, and can be actual or constructive. A constructive termination occurs if the executive terminates his or her employment for “good reason.” “Good reason” is defined in the severance agreements and generally includes the occurrence of (i) a material reduction in the authority, duties or responsibilities of an NEO, (ii) a specified reduction in base salary, cash bonus opportunity or long-term incentive opportunity, (iii) a relocation of principal place of employment by a specified distance, (iv) a substantial increase in business travel obligations or (v) a failure to pay the NEO’s current compensation.

The long-term incentive awards granted to the NEOs may also be subject to early vesting in the event of a change in control. For awards made in 2009 and prior years, the award agreements provide for vesting upon the change in control itself. For awards made in 2010 and subsequent years, the Compensation Committee has determined that early vesting will occur only if there is both a change in control and a qualifying termination of employment.

Severance Payments (Other Than in Connection with a Change in Control)

The table below outlines the primary severance benefits available to the NEOs upon an involuntary termination of employment other than in connection with a change in control and other than for cause (a “Qualifying Non-Change in Control Termination”).

NEO	Severance Payment in $ (As a Multiple of Base Salary)	Duration of Health and Other Benefits	Outplacement Services (maximum benefit)

Douglas W. Stotlar	2.0x	24 months	$90,000
Stephen L. Bruffett	1.5x	18 months	$25,000

Robert L. Bianco, Jr.	1.5x	18 months	$25,000
Stephen K. Krull	1.5x	18 months	$25,000

Herbert J. Schmidt	1.5x	18 months	$25,000
Jennifer W. Pileggi(1)	1.5x	18 months	$25,000

(1)	Ms. Pileggi was paid severance benefits upon her separation from the Company in 2011 as discussed below and in the footnotes to the 2011 Summary Compensation Table.

The NEOs’ non-change in control severance agreements also provide for early vesting of long-term incentive awards upon a Qualifying Non-Change in Control Termination. Only awards granted after the respective effective dates of the severance agreements are subject to early vesting. For awards of stock options or stock appreciation rights that are scheduled to vest in installments, all unvested options and stock appreciation rights that are scheduled to vest on or before the date that is a specified number of months after the NEO’s severance date will vest. In addition, a portion of each time-based restricted stock and restricted stock unit award that is subject to cliff-vesting will vest, with the portion determined by dividing the specified number of months above by the number of months in the vesting period. Similar vesting will occur with respect to certain other types of long-term incentive awards, as set forth in the applicable award agreements.

As noted in the Compensation Discussion and Analysis, during 2011, Ms. Pileggi separated from the Company. In connection with her separation, Ms. Pileggi received the following severance benefits pursuant to her non-change-in-control severance agreement: (i) a cash severance payment of $884,398, (ii) outplacement services and Company-paid COBRA medical coverage with a value of $27,658, (iii) a payment of $41,102 for previously accrued unused paid time off and (iv) acceleration of certain equity awards as described in the Compensation Discussion and Analysis.

Retirement, Death or Disability

The three NEOs who participate in the Company’s defined benefit pension plan (Messrs. Stotlar and Bianco and Ms. Pileggi) are eligible to retire and begin receiving benefits under the plan at any time after reaching age 55 with at least 10 years of service; however, as of December 30, 2011, none of these NEOs had reached age 55. If any NEO serving on December 30, 2011 had died or become disabled on December 30, 2011, all of his unvested awards shown in the “Outstanding Equity Awards at 2011 Fiscal Year-End” would have vested and his death or disability benefits (as applicable) would have become payable. Death benefits are in the form of proceeds of Company-paid life insurance, and disability benefits are in the form of benefits under the Company’s disability programs.

Executive Benefits and Payments Upon

Change in Control as of December 30, 2011

	Stotlar ($)	Bruffett ($)	Bianco ($)	Krull ($)	Schmidt ($)

Base Salary	2,085,096	850,154	1,231,152	800,072	1,203,852
Short-Term Incentive	2,024,931	593,933	861,806	366,187	842,696

Long-Term Incentive	—	—	—	—	—
Stock Options/Restricted Stock Unvested and Accelerated(1)	4,146,958	1,544,071	1,514,220	720,252	1,394,822

Benefits and Perquisites
Continued Health Benefits(2)	44,703	20,216	44,703	29,728	31,617
Continued Life and Accident Coverage(3)	127,260	72,268	46,914	48,932	3,564

Accrued Vacation Pay(4)	129,297	32,698	60,224	10,703	—
Outplacement Services	90,000	25,000	25,000	25,000	25,000

Preliminary Total	8,648,245	3,138,340	3,784,019	2,000,874	3,501,551
Reduction in Payment(5)	—	(83,835)	—	—	—

Total Payment	8,648,245	3,054,505	3,784,019	2,000,874	3,501,551

Note: Ms. Pileggi separated from the Company in 2011 and waived all rights to change-in-control benefits. As a result, she is not included in the table above.

(1)

Equals the sum of (i) amounts realizable from the exercise of the following stock options and cash-settled stock appreciation rights (CSSARs) that would have vested upon a change in control and qualifying severance occurring on December 30, 2011 (determined using the $29.16 per share closing price of the Company’s common stock on December 30, 2011 and the respective exercise prices of the stock options/CSSARs) and (ii) the value of the following restricted stock that would have vested (determined using the $29.16 per share closing price of the Company’s common stock on December 30, 2011): Mr. Stotlar, 256,934 stock options/CSSARs and 123,571 shares of restricted stock; Mr. Bruffett, 88,031 stock options/CSSARs and 46,594 shares of restricted stock; Mr. Bianco, 88,024 stock options/CSSARs and 45,789 shares of restricted stock; Mr. Schmidt, 76,348 stock options/CSSARs and 41,847 shares of restricted stock; and Mr. Krull, 63,011 stock options and 24,700 shares of restricted stock.

(2)

Equals the estimated cost of providing continued medical, dental, vision, prescription drug and behavioral health coverage to the NEO and his or her dependents for three years for Messrs. Stotlar, Bianco, and Schmidt and two years for Messrs. Bruffett and Krull.

(3)

Equals the estimated cost of providing continued life and accident coverage for three years for Messrs. Stotlar, Bianco, and Schmidt and two years for Messrs. Bruffett and Krull. Also includes the cost of continuing employee-paid personal accident insurance coverage for a covered spouse and family for Messrs. Stotlar and Krull up to policy limits. The table does not include the value of self-insured programs for which the executive was not drawing benefits as of December 30, 2011.

(4)	Equals payment for the accrued vacation pay, as follows: Mr. Stotlar, 48.368 days; Mr. Bruffett, 20.0 days; Mr. Bianco, 38.155 days; Mr. Schmidt, 0.0 days; and Mr. Krull, 6.956 days.

(5)

As specified in each NEO’s change-in-control severance agreement, in the event it is determined that an executive’s severance benefits would be subject to the Code Section 280G excise tax, the severance benefits are automatically reduced by the minimum amount sufficient to avoid the excise tax, if the reduction results in a larger net payment to the NEO.

Executive Benefits and Payments Upon

Non-Change-in-Control Severance as of December 30, 2011

	Stotlar ($)	Bruffett ($)	Bianco ($)	Krull ($)	Schmidt ($)

Base Salary	1,390,064	637,616	615,576	600,054	601,926
Short-Term Incentive	1,349,954	445,450	430,903	274,640	421,348

Long-Term Incentive	—	—	—	—	—
Stock Options/Restricted Stock Unvested and Accelerated(1)	2,945,848	864,730	846,616	360,126	784,693

Continued Health Benefits(2)	29,802	15,162	22,352	22,296	15,809
Accrued Vacation Pay(3)	129,297	32,698	60,224	10,703	—

Outplacement Services	90,000	25,000	25,000	25,000	25,000
Total Payment	5,934,965	2,020,656	2,000,671	1,292,819	1,848,776

(1)	The NEOs’ non-change-in-control severance agreements provide for partial accelerated vesting of stock options, CSSARs, restricted stock and other long-term incentive awards. The calculation is based on when shares are expected to vest and includes the balancing share in the final tranche where the total granted does not divide evenly over the number of tranches.

(2)	Equals the estimated cost of providing continued medical, dental, vision, prescription drug and behavioral health coverage to the NEO and his or her dependents for two years for Mr. Stotlar and one and one half years for Messrs. Bruffett, Bianco, Krull and Schmidt.

(3)	Equals payment for the accrued vacation pay, as follows: Mr. Stotlar, 48.368 days; Mr. Bruffett, 20.0 days; Mr. Bianco, 38.155 days; Mr. Schmidt, 0.0 days; and Mr. Krull, 6.956 days.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Members of the Compensation Committee are all independent directors of the Company and have no other relationships with the Company and its subsidiaries.

AUDIT COMMITTEE REPORT

In connection with its review of the audited financial statements of the Company for the fiscal year ended December 31, 2011, the Audit Committee has reviewed and discussed the audited financial statements with management, and discussed with KPMG LLP, the Company’s independent auditors, the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the Audit Committee has received the written disclosures and the letter from KPMG LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG LLP’s communications with the Audit Committee concerning independence, and has discussed with KPMG LLP its independence.

Based on the review and discussions referred to in the preceding paragraph, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for its fiscal year ended December 31, 2011, for filing with the Securities and Exchange Commission.

The Audit Committee

John C. Pope, Chairman	William R. Corbin
John J. Anton	Edith R. Perez

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and any beneficial owner of more than 10% of the Company’s common stock, to file reports of their ownership and changes in ownership of our common stock with the SEC. The Company undertakes to file such reports on behalf of our current reporting directors and executive officers.

Based upon examination of the copies of such reports and the written representations of our directors and executive officers, the Company believes that its directors and executive officers and beneficial owners of more than 10% of the Company’s common stock have complied with all filing requirements under Section 16(a) of the Exchange Act during 2011, except that one Form 3 and one Form 4 for Ms. Perez, reporting a single transaction, which due to an administrative error on the part of the Company were filed with incorrect filing codes in 2010, were subsequently filed with the appropriate filing codes.

CONFIDENTIAL VOTING

Under the confidential voting policy adopted by the Board of Directors, all proxies, ballots, and voting materials that identify the votes of specific shareholders will be kept confidential from the Company except as may be required by law or to assist in the pursuit or defense of claims or judicial actions and except in the event of a contested proxy solicitation. In addition, comments written on proxies, ballots, or other voting materials, together with the name and address of the commenting shareholder, will be made available to the Company without reference to the vote of the shareholder, except where such vote is included in the comment or disclosure is necessary to understand the comment. Certain vote tabulation information may also be made available to the Company, provided that the Company is unable to determine how any particular shareholder voted.

Access to proxies, ballots, and other shareholder voting records will be limited to inspectors of election who are not employees of the Company and to certain Company employees and agents engaged in the receipt, count, and tabulation of proxies.

SUBMISSION OF SHAREHOLDER PROPOSALS

Shareholder proposals intended for inclusion in next year’s proxy statement pursuant to Rule 14a-8 under the Exchange Act must be directed to the Corporate Secretary, Con-way Inc., at 2211 Old Earhart Road, Suite 100, Ann Arbor, Michigan 48105, and must be received by December 4, 2012. The Company’s Bylaws require that proposals of shareholders made outside of Rule 14a-8 under the Exchange Act must be submitted, in accordance with the requirements of the Bylaws, not later than January 8, 2013 and not earlier than December 10, 2012.

HOUSEHOLDING INFORMATION

SEC rules permit us to deliver a single Notice or set of Annual Meeting materials to one address shared by two or more of our shareholders. This delivery method is referred to as “householding” and can result in significant cost savings to the Company. To take advantage of this opportunity, we have in some instances delivered or caused to be delivered only one Notice or set of Annual Meeting materials to multiple shareholders who share an address, unless we received contrary instructions from the impacted shareholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the Notice or Annual Meeting materials, as requested, to any shareholders at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the Notice or Annual Meeting materials, contact Broadridge Financial Solutions, Inc. at 1-800-542-1061 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

OTHER MATTERS

The Company will furnish to interested shareholders, free of charge, a copy of its 2011 Annual Report on Form 10-K filed with the SEC. The report will be available for mailing after April 15, 2012. Please direct your written request to the Corporate Secretary, Con-way Inc., 2211 Old Earhart Road, Suite 100, Ann Arbor, Michigan 48105.

Your Board knows of no other matters to be presented at the meeting. If any other matters come before the meeting, it is the intention of the proxy holders to vote on such matters in accordance with their best judgment.

The expense of proxy solicitation will be borne by the Company. The solicitation is being made by mail and may also be made by telephone, Internet, facsimile, or personally by directors, officers, and regular employees of the Company who will receive no extra compensation for their services. In addition, the Company has engaged the services of Innisfree M&A Incorporated, New York, New York, to assist in the solicitation of proxies for a fee of $12,500, plus expenses. The Company will reimburse banks, brokerage firms and other custodians, nominees, and fiduciaries for reasonable expenses incurred by them in sending proxy material to beneficial owners of the Company’s voting stock.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AND VOTED AT THE MEETING. PLEASE SIGN, DATE AND RETURN THE ACCOMPANYING WHITE PROXY CARD AS SOON AS POSSIBLE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. ALTERNATIVELY, YOU MAY VOTE BY TELEPHONE OR INTERNET, BY FOLLOWING THE INSTRUCTIONS SET FORTH ON YOUR PROXY CARD OR VOTING INSTRUCTION CARD.

BY ORDER OF THE BOARD OF DIRECTORS

STEPHEN K. KRULL
Secretary

April 3, 2012

Appendix A

CON-WAY INC.

2012 EQUITY AND INCENTIVE PLAN

1.	Purpose; Types of Awards; Construction.

The purpose of the Con-way Inc. 2012 Equity and Incentive Plan (the “Plan”) is to advance the interests of Con-way Inc. (the “Company”) and promote the Company’s success by aligning the long-term interests of participants with those of stockholders. The Plan helps the Company and its Affiliates to attract, motivate and retain highly-talented and marketable employees, consultants and non-employee directors to manage and oversee the profitable operations of, and achieve the long-term strategic goals of, the Company or its Affiliates. The Plan will further align the interests of designated employees, consultants and non-employee directors with those of stockholders by facilitating increased stock ownership by such employees, consultants and non-employee directors. The Plan is designed so that awards granted hereunder intended to qualify as “qualified performance-based compensation” under Section 162(m) may comply with such requirements and, insofar as may be applicable to such awards, the Plan shall be interpreted in a manner consistent with such requirements.

2.	Definitions.

For purposes of the Plan, the following terms shall be defined as set forth below:

“Affiliate” means generally with respect to the Company, (a) any Subsidiary and (b) any other entity directly, or indirectly through one or more intermediaries, controlling or controlled by, or under common control with, the Company, including a Business Unit.

“Award” means any Option, SAR, Restricted Stock, Restricted Stock Unit, PSPU, Phantom Stock Unit, Dividend Equivalent or Other Stock-Based Award or Other Cash-Based Award granted under the Plan.

“Award Agreement” means any written or electronic agreement, contract, or other instrument or document evidencing an Award.

“Board” means the Board of Directors of the Company.

“Business Unit” means an entity, whether or not incorporated, more than 50% of the outstanding ownership interests of which are owned by the Company, directly or indirectly through one or more ownership chains where each link in the chain owns more than 50% of the outstanding ownership interests of the next link (either alone or together with other links in the same chain or another chain).

“Change in Control” means the occurrence of any one of the following events:

(a)

25% of the Company’s Voting Securities Acquired by an Outsider. Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person, any securities acquired directly from the Company or its Affiliates) representing 25% or more of the combined voting power of the Company’s then outstanding voting securities; provided however, that “person” shall not include:

(i)       the Company or its Affiliates;

(ii)      any trustee or other fiduciary holding securities under an employee benefit plan of the Company or its Affiliates;

(iii)     any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Stock; and

(iv)     any person that, pursuant to Rule 13d-1 promulgated under the Exchange Act, is permitted to, and actually does, report its beneficial ownership of voting securities of the Company on Schedule 13G (or any successor schedule) (a “13G Filer”), provided that, if any 13G Filer subsequently becomes required to or does report its beneficial ownership of voting securities of the Company on Schedule 13D (or any successor schedule), then the 13G Filer shall be deemed a “person” for purposes of clause (a) and shall be deemed to have acquired, on the first date on which such person becomes required to or does so report on Schedule 13D (or any successor schedule), beneficial ownership of all voting securities of the Company beneficially owned by it on such date.

(b)

Members of the Board as of June 1, 2012 Cease to Constitute a Majority of Directors. The following individuals cease for any reason to constitute a majority of the number of directors then serving on the Board: individuals who, on June 1, 2012, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on June 1, 2012 or whose appointment, election or nomination for election was previously so approved or recommended;

(c)	Merger or Consolidation. There is consummated a merger or consolidation of the Company, a Subsidiary or an Affiliate with any other corporation or other entity, which merger or consolidation —

(i)       results in the voting securities of the Company outstanding immediately prior thereto failing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or parent entity) more than 50% of the combined voting power of the voting securities of the Company or the surviving or parent entity outstanding immediately after such merger or consolidation:

(ii)      is effected to implement a recapitalization of the Company (or similar transaction) in which a “person” (as defined in clause (a) above), directly or indirectly, acquires 25% or more of the combined voting power of the Company’s then outstanding securities (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its Affiliates);

(d)

Complete Liquidation or Disposition of All or Substantially All of the Company’s Assets. The stockholders of the Company approve a plan of complete liquidation of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than any such sale or disposition by the Company (including by way of spin-off or other distribution) to an entity, at least 50% of the combined voting power of the voting securities of which are owned immediately following such sale or disposition by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale or disposition; or

(e)

Disposition of a Business Unit. There is consummated the Disposition of a Business Unit; provided, however, that this clause (e) shall apply only to employees who (i) immediately prior to the Disposition of a Business Unit were providing services as employees of the Business Unit that was the subject of the Disposition of a Business Unit (for purposes of this clause (e) the “Subject Business Unit”) and (ii) immediately following the Disposition of a Business Unit are providing services as employees to either:

(i)       in the case of a sale of ownership interests within the meaning of clause (a) of the definition of Disposition of a Business Unit (or similar transaction or course of action under clause (c) of the definition of Disposition of a Business Unit), the Subject Business Unit, its successor, or an employer affiliated with the Subject Business Unit or its successor, or

(ii)      in the case of a sale of assets within the meaning of clause (b) of the definition of Disposition of a Business Unit (or similar transaction or course of action under clause (c) of the definition of Disposition of a Business Unit), the purchaser of the assets, its successor, or an employer affiliated with the purchaser of the assets or its successor.

Because severance agreements and severance plans are not intended to serve the same purpose as the Plan, whether benefits are payable under a severance agreement or a severance plan does not determine whether a “Change in Control” has taken place under the Plan.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” means, with respect to Awards granted to Employees and Consultants, the Compensation Committee of the Board, the composition of which shall at all times satisfy the provisions of Rule 16b-3, Section 162(m) and applicable New York Stock Exchange rules and, with respect to Awards granted to Directors, the Governance and Nominating Committee of the Board, the composition of which shall at all times satisfy the provisions of Rule 16b-3 and applicable New York Stock Exchanges rules; provided, however, that the Board may, if it so chooses, retain authority to administer all or any part of the Plan and, to the extent the Board does so, references in the Plan to “Committee” shall mean and be references to the Board. Notwithstanding the foregoing to the contrary, the administration of Awards intended to qualify as “qualified performance-based compensation” under Section 162(m) shall exclusively be administered by the Compensation Committee and not by the Board.

“Company” means Con-way Inc., a corporation organized under the laws of the State of Delaware, or any successor corporation.

“Company Plans” means the following equity and incentive plans previously adopted by the Company: (i) the Con-way Inc. Amended and Restated 2006 Equity and Incentive Plan, (ii) the Con-way Inc. 1997 Equity and Incentive Plan (2006 Amendment and Restatement), (iii) the Con-way Inc. Amended and Restated 2003 Equity Incentive Plan for Non-Employee Directors Amended and Restated December 2011, and (iv) the CNF Transportation Inc. Amended and Restated Equity Incentive Plan for Non-Employee Directors.

“Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, will not cause a Director to be considered a “Consultant” for purposes of the Plan. Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if a Form S-8 Registration Statement under the Securities Act is available to register either the offer or the sale of the Company’s securities to such person.

“Covered Employee” has the meaning given by Section 162(m).

“Director” means a member of the Board who is not an Employee of the Company or its Affiliates.

“Disability” means a Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to last for a continuous period of not less than 12 months or result in death. For purposes of the Plan, Disability shall be determined in a manner consistent with Code Section 409A and Code Section 422.

“Disposition of a Business Unit” means a sale or other disposition, however effected, of a Business Unit which is either:

(a)

Sale of Ownership Interests. A sale by the Company or an Affiliate of the then outstanding ownership interests of the Business Unit having more than 50% of the then existing voting power of all outstanding ownership interests of the Business Unit, whether by merger, consolidation or otherwise, unless after the sale the Company, an Affiliate, or any trustee or other fiduciary holding securities under an employee benefit plan of the Company, the Business Unit or any other Affiliate, individually or collectively, directly or indirectly, owns the then outstanding ownership interests of the Business Unit having 50% or more of the then existing voting power of all outstanding ownership interests of the Business Unit;

(b)	Sale of Assets. The sale of all or substantially all of the assets of the Business Unit as a going concern; or

(c)

Other Transaction. Any other transaction or course of action engaged in, directly or indirectly, by the Company, the Business Unit or an Affiliate that has a substantially similar effect as the transactions of the type referred to in clause (a) or (b) above, except as provided in clause (y) or (z) below.

A Disposition of a Business Unit may occur even if such Business Unit constitutes part of a larger enterprise at the time of the relevant Disposition of a Business Unit transaction and such Disposition of a

Business Unit involves such larger enterprise. However, a “Disposition of a Business Unit” shall not occur under either of the following circumstances:

(y)

Spin-off or Public Offering. In the event of the sale or distribution of ownership interests (including, without limitation, a spin-off) of the Business Unit to stockholders of the Company, or the sale of assets of the Business Unit to any corporation or other entity owned, directly or indirectly, by the stockholders of the Company, in either case in substantially the same proportions as their ownership of stock in the Company, or a public offering of the ownership interests of the Business Unit (even if after the public offering the Company has no direct or indirect ownership interest in the Business Unit), or

(z)	Liquidation. In the event of the closing down or liquidation of the Business Unit, even if the Business Unit sells all or substantially all of its assets.

“Dividend Equivalent” means a right to receive cash or Stock equal in value to dividends paid with respect to a specified number of shares of Stock. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award, and may be paid currently or on a deferred basis.

“Effective Date” means January 24, 2012, the date that the Plan was adopted by the Board.

“Employee” means a person, including Board members and officers, in the employment of the Company or any Affiliate, who is treated as an employee in the personnel records of a member of the Company or any Affiliate for the relevant period and is providing services to the Company or any Affiliate, but shall exclude individuals who are classified by a member of the Company or any Affiliate as leased from or otherwise employed by a third party or independent contractors, even if any such classification is changed retroactively as a result of an audit, litigation or otherwise. With respect to U.S. Taxpayers, an Employee is an individual whose wages are subject to the withholding of federal income tax under Section 3401 of the Code. Individuals on an unpaid notice period or garden leave shall not be treated as Employees for purposes of the Plan, even if otherwise entitled to employment benefits from their employer. Neither services as a Director nor payment of a director’s fee by the Company or an Affiliate shall be sufficient to constitute “employment” by the Company or any Affiliate.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and as now or hereafter construed, interpreted and applied by regulations, rulings and cases.

“Fair Market Value” per share of Stock as of a particular date means:

(a)

the closing sales price per share of Stock on that date on the national securities exchange on which the Stock is principally traded or, if the exchange is not open or for any other reason there are no sales of Stock on that date, the closing sales price per share of Stock for the last preceding date on which there was a sale of such Stock on such exchange; or

(b)

if the shares of Stock are then traded in an over-the-counter market, the average of the closing bid and asked prices for the shares of Stock on that date in such over-the-counter market or, if the market is not open or for any other reason there are no sales of Stock on that date, the average of the closing bid and asked prices on the last preceding date on which there was a sale of such Stock in such market; or

(c)	if the shares of Stock are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Committee, in its sole discretion, shall determine.

“Full-Value Award” means any Award which is settled by the issuance of shares of Stock, but excluding Options and SARs and Phantom Stock Units which are issued to Participants in exchange for consideration equal to the Fair Market Value of the underlying shares of Stock.

“ISO” means any Option intended to be and designated as an incentive stock option within the meaning of Section 422 of the Code.

“Net Exercise” means a Participant’s ability (if authorized by the Committee) to exercise an Option by directing the Company to deduct from the shares of Stock issuable upon exercise of his or her Option a number of shares of Stock having an aggregate Fair Market Value equal to the sum of the aggregate exercise price therefor plus the amount of the Participant’s tax withholding (if any), whereupon the Company shall issue to the Participant the net remaining number of shares of Stock after such deduction.

“NQSO” means any Option that is designated as a non-qualified stock option.

“Option” means a right to purchase shares of Stock at a fixed exercise price for a fixed term. An Option may be either an ISO or an NQSO; provided that ISOs may be granted only to Employees of the Company or a Subsidiary.

“Other Cash-Based Award” means an Award which is not denominated or valued by reference to Stock, including an Award which is subject to the attainment of one or more Performance Goals or otherwise as permitted under the Plan.

“Other Stock-Based Award” means an Award, other than an Option, SAR, Restricted Stock, Restricted Stock Unit, Phantom Stock Unit, PSPU or Dividend Equivalent, that is denominated or valued in whole or in part by reference to Stock and is payable in cash or in Stock.

“Participant” means any Employee, Consultant or Director who receives an Award under the Plan.

“Performance	Goals” means performance goals based on one or more of the following criteria:

(a)	revenues (net or gross and including adjustment for purchased transportation);

(b)	profit (including net profit, pre-tax profit, gross profit, operating profit, economic profit or other corporate profit measures);

(c)

earnings (including earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization, earnings per share (basic or diluted), book value per share or other corporate earnings measures);

(d)	income (including net income (before or after taxes), operating income or other corporate income measures);

(e)	cash (including cash flow, free cash flow or operating cash flow, net cash provided by operations, cash flow in excess of cost of capital or other cash measures);

(f)

return measures (including return on assets (gross or net), return on equity, return on investment, return on invested capital, return on operating capital, return on capital employed, return on sales, and cash flow return on assets, capital, investments, equity or sales);

(g)	operating margin or profit margin;

(h)	contribution margin (gross or by business unit);

(i)	market capitalization or total enterprise value, alone or as a multiple of revenue or earnings;

(j)	price/earnings multiple;

(k)	stock price or performance;

(l)	total stockholder return;

(m)	working capital;

(n)	sales (including adjustments for commissions);

(o)	accounts receivable or days sales outstanding;

(p)	volume growth;

(q)

expenses (including operating or administrative expense in the absolute or as a percent of revenue, expense management, expense ratio, expense efficiency ratios, expense reduction measures or other expense measures);

(r)	operating efficiency or productivity measures or ratios;

(s)	safety measures;

(t)	dividend payout levels;

(u)	internal rate of return or increase in net present value; and

(v)

strategic business criteria consisting of one or more goals regarding, among other things, implementation or completion of critical projects or processes, acquisitions and divestitures, customer satisfaction, employee satisfaction, safety standards, strategic plan development and implementation, and agency ratings of financial strength.

Where applicable, the Performance Goals may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the Company, an Affiliate, a Business Unit, or a division of the Company, an Affiliate, or a Business Unit, or may be applied to the performance of the Company relative to a market index, a group of other companies, some other external measurement index such as gross domestic product, or a combination thereof, all as determined by the Committee. The Performance Goals may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be made (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur). Unless otherwise specified in an Award Agreement and where applicable, all Performance Goals referencing accounting terms shall be interpreted, and all accounting determinations shall be made, in accordance with generally accepted accounting principles. Each of the Performance Goals shall be subject to certification by the Committee with respect to Awards intended to qualify as “qualified performance-based compensation” under Section 162(m); provided that the Committee shall have the authority to make equitable adjustments to the Performance Goals in recognition of unusual or non-recurring events affecting the Company or any Affiliate or Business Unit or the financial statements of the Company or any Affiliate or Business Unit, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the acquisition or disposal of a segment of a business or related to a change in accounting principles unless otherwise specified by the Committee at the beginning of the performance period.

“PSPU” or “Performance Share Plan Unit” means a right to receive cash or Stock conditioned on the satisfaction of certain requirements, including the satisfaction of one or more Performance Goals.

“Phantom Stock Unit” means a right to receive Stock or cash at the end of a specified deferral period, which right may be conditioned on the satisfaction of certain requirements (including the satisfaction of one or more Performance Goals).

“Plan” means this Con-way Inc. 2012 Equity and Incentive Plan, as amended from time to time.

“Plan Year” means a calendar year.

“Restricted Stock” means an award of shares of Stock to a Participant that may be subject to certain transferability and other restrictions and to a risk of forfeiture (including by reason of not satisfying one or more Performance Goals).

“RSU” or “Restricted Stock Unit” means a right to receive cash or Stock at the end of a specified period, which right may be conditioned on the satisfaction of certain service-based requirements.

“Rule 16b-3” means Rule 16b-3, as from time to time in effect promulgated by the U.S. Securities and Exchange Commission under the Exchange Act, including any successor to such Rule.

“Section 162(m)” means Section 162(m) of the Code and the regulations promulgated thereunder, including any successor to such Code section or regulation.

“Stock” means shares of the common stock, par value $0.625 per share, of the Company.

“SAR” or “Stock Appreciation Right” means the right allowing a Participant to elect to receive an amount equal to the appreciation in the Fair Market Value of Stock from the grant date to the exercise date, with payment to be made in cash or Stock as specified in the Award or determined by the Committee.

“Subsidiary” means any corporation in an unbroken chain of corporations beginning with the Company if, at the time of granting of an Award, each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

“Tax-Related Items” means federal, provincial, state, and local tax liability (including, but not limited to, income tax, social insurance contributions, payment on account, employment tax obligations, stamp taxes, and any other taxes) that may be due, required by law to be withheld and/or any employer tax liability shifted to a Participant.

“Ten Percent Stockholder” means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any parent or Subsidiary.

“U.S. Taxpayer” means a Participant who is, or may be, subject to taxation under the laws of the United States or a political subdivision thereof.

3.	Administration.

(a)	Administration. The Plan shall be administered by the Committee. The Committee shall have the authority in its discretion, subject to and not inconsistent with the express provisions of the Plan to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the power and authority to:

(i)	grant Awards;

(ii)	determine the persons to whom and the time or times at which Awards shall be granted;

(iii)	determine the type and number of Awards to be granted, the number of shares of Stock to which an Award may relate and the terms, conditions, restrictions and Performance Goals relating to any Award;

(iv)	determine Performance Goals no later than such time as is required to ensure that an underlying Award which is intended to comply with the requirements of Section 162(m) so complies;

(v)	determine whether, to what extent, and under what circumstances an Award may be settled, canceled, forfeited, exchanged, or surrendered;

(vi)	make adjustments in the terms and conditions (including Performance Goals) applicable to Awards;

(vii)	designate Affiliates;

(viii)	construe and interpret the Plan and any Award;

(ix)	prescribe, amend and rescind rules and regulations relating to the Plan;

(x)	determine the terms and provisions of the Award Agreements (which need not be identical for each Participant);

(xi)

establish, adopt, interpret, or revise any rules and regulations including adopting sub-plans to the Plan and Award Agreements for the purposes of complying with securities, exchange control, labor, tax or other applicable laws outside of the United States, and/or for the purposes of taking advantage of tax favorable treatment for Awards granted to Participants as it may deem necessary or advisable to administer the Plan; provided such rules, regulations or sub-plans, including the interpretation thereof are consistent with the terms and conditions of the Plan; and

(xii)	make all other determinations deemed necessary or advisable for the administration of the Plan.

(b)

Repricing Prohibited. Notwithstanding the foregoing and except as otherwise provided in Section 5(g) below, the Committee shall not, without stockholder approval, lower the exercise price of any outstanding Option or SAR or, at a time when the exercise price of an Option or SAR exceeds the Fair Market Value of the underlying Stock, settle, cancel or exchange any outstanding Option or SAR in consideration for the grant of a new Award with a lower exercise price or for a cash payment.

(c)	Delegation of Authority.

(i)

Delegation of Authority to Grant Awards. To the extent permitted by applicable law, the Committee may from time to time delegate to one or more officers of the Company the authority to grant, amend or cancel Awards to Participants; provided that the Committee shall have the sole authority with respect to Awards granted to or held by (a) Participants (including

Directors) who are subject to Section 16 of the Exchange Act, (b) Participants receiving Awards intended to qualify as “qualified performance-based compensation” under Section 162(m), or (c) officers of the Company to whom authority to grant or amend Awards has been delegated hereunder. For the avoidance of doubt, provided it meets the limitation in the preceding sentence, this delegation shall include the right to modify, amend or cancel Awards as necessary to accommodate changes in the laws or regulations, including in jurisdictions outside the United States. Any delegation hereunder shall be subject to the restrictions and limits that the Committee specifies at the time of such delegation, and the Committee may at any time rescind the authority so delegated or appoint a new delegate, or at all times, the delegate appointed under this Section 3(c) shall serve in such capacity at the pleasure of the Committee.

(ii)

Delegation of Administration. The Committee may delegate administration of the Plan to one or more officers of the Company, and the term “Delegates” shall apply to any officer or officers of the Company to whom such authority has been delegated. If administration is delegated to Delegates, Delegates shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Committee, including the power to delegate to sub-delegates any of the administrative powers Delegates are authorized to exercise (and references in this Plan to the Committee shall thereafter be to Delegates or sub-delegates, as applicable), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Committee. The Committee may abolish the delegation to Delegates at any time and revest in the Committee the administration of the Plan.

(d)	Indemnification. No member of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Award granted hereunder.

4.	Eligibility.

Awards may be granted to selected Employees, Consultants and Directors of the Company and its present or future Affiliates, in the discretion of the Committee; provided, however, that Participants providing services to an Affiliate that is not a Subsidiary are not eligible to receive Options, SARs or other “stock rights” within the meaning of Section 409A of the Code, unless (a) the Participant is not a U.S. Taxpayer or (b) the Committee determines that the Option, SAR or stock right is exempt from, or may be granted in compliance with, Section 409A of the Code. In determining the Participants to whom Awards shall be granted and the type of any Award (including the number of shares to be covered by such Award), the Committee shall take into account such factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan.

5.	Stock Subject to the Plan.

(a)

Plan Limit. The maximum number of shares of Stock reserved for issuance pursuant to Awards granted under the Plan over the term of the Plan is 4,000,000 (including any shares of Stock that as of May 8, 2012 were authorized for grant under the Company Plans) plus any shares of Stock that as of May 8, 2012 are subject to Awards under the Company Plans that are not issued or delivered to a Participant for any reason, subject to adjustment as provided in subsection (g). Each Full-Value Award that is granted shall reduce the pool by 1.72 shares of Stock. Determinations made in respect of the limitations set forth in this Section 5 shall be made in a manner consistent with the rules of the New York Stock Exchange (or any other applicable stock exchange). Awards settled in cash shall not count against the maximum number of shares of Stock set forth above.

(b)

Individual Limit. The maximum aggregate number of shares of Stock with respect to which Options or SARs may be granted to a single individual during any Plan Year shall be 1,000,000, subject to adjustment as provided in subsection (g).

(c)

ISO Limit. The maximum number of shares of Stock that may be issued in the aggregate in respect of ISOs to all Participants over the term of the Plan is 4,000,000, subject to adjustment as provided in subsection (g).

(d)

Limit on Restricted Stock, Restricted Stock Units, Phantom Stock Units, PSPUs and Other Stock-Based Awards. The maximum number of shares of Stock that may be awarded in the form of Restricted Stock, Restricted Stock Units, Phantom Stock Units, PSPUs and Other Stock-Based Awards to a single individual during any Plan Year shall be 500,000, subject to adjustment as provided in subsection (g).

(e)

Source of Shares. Such shares may, in whole or in part, be authorized but unissued shares or shares that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise.

(f)	Adjustments to the Number of Shares that may be Issued.

(i)

Options. If an Option expires, is surrendered, or becomes unexercisable without having been exercised in full, the unissued or retained shares of Stock shall become available for future grant under the Plan. Unissued shares of Stock that are retained by the Company, or issued shares that are surrendered by the Participant to the Company, in each case upon exercise of an Option in order to satisfy the exercise price for such Option or any Tax-Related Items withholding due with respect to such exercise, shall not be available for future grant under the Plan.

(ii)

SARs. The number of shares that may be issued under the Plan shall not be reduced by the grant or exercise of SARs that can be settled only with cash. If a SAR may be settled with Stock, the number of shares that may be issued under the Plan shall be reduced upon grant by the full number of shares subject to the SAR. If a SAR that may be settled with stock expires without exercise or is settled with cash, the shares of Stock shall become available for future grant under the Plan. If a SAR is granted in tandem with an Option (so that the exercise of one reduces or eliminates the extent to which the other can be exercised), the number of shares of Stock that may be issued under the Plan shall be reduced upon grant by the total number of shares of Stock that are subject to the tandem Option and SAR, and if a tandem Option and SAR expires without exercise or is settled with cash the shares of Stock subject to such tandem Option and SAR shall become available for future grant. Shares of Stock that otherwise would be issued with respect to a SAR but are instead retained in order to satisfy Tax-Related Items withholding shall not be available for new Awards.

(iii)

Restricted Stock. If shares of Restricted Stock are withheld upon vesting to cover Tax-Related Items, such shares shall not become available for future grant under the Plan. Shares of Restricted Stock that are forfeited shall become available for future grant under the Plan, on the basis of 1.72 shares of Stock for every such share of Restricted Stock.

(iv)

Restricted Stock Units, Phantom Stock Units and PSPUs. The number of shares that may be issued under the Plan shall not be reduced by the grant or settlement of Restricted Stock Units, Phantom Stock Units or PSPUs that can be settled only with cash. If Restricted Stock Units, Phantom Stock Units or PSPUs may be settled with Stock, the number of shares of Stock that may be issued under the Plan shall be reduced at the time of grant by 1.72 times the full number of shares of Stock subject to the Restricted Stock Units, Phantom Stock Units or PSPUs. If Restricted Stock Units, Phantom Stock Units or PSPUs that may be settled with Stock are forfeited, canceled, exchanged, surrendered or expire without a distribution of shares to the Participant or are settled with cash, the shares of Stock with respect to such Restricted Stock Units, Phantom Stock Units or PSPUs shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination, expiration or settlement, become available for future grant under the Plan, on the basis of 1.72 shares for every such Restricted Stock Unit, Phantom Stock Unit or PSPU. Shares of Stock that otherwise would be issued with respect to Restricted Stock Units, Phantom Stock Units or PSPUs but are instead retained in order to satisfy Tax-Related Items withholding shall not be available for new Awards.

(v)

Other Stock-Based Awards. The number of shares that may be issued under the Plan shall not be reduced by the grant or exercise of Other Stock-Based Awards that can be settled only with cash. If an Other Stock-Based Award may be settled with Stock, the number of shares that may be issued under the Plan shall be reduced upon grant by 1.72 times the full number of shares subject to the Other Stock-Based Award. If an Other Stock-Based Award that may be settled with Stock is forfeited, canceled, exchanged, surrendered or expires without a distribution of shares to the Participant or is settled with cash, the shares of Stock with respect to such Other Stock-Based Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination, expiration or settlement, become available for future grant under the Plan, on the basis of 1.72 shares for every share of Stock subject to such Other Stock-Based Award. Shares of Stock that otherwise would be issued with respect to an Other Stock-Based Award but are instead retained in order to satisfy Tax-Related Items withholding shall not be available for new Awards.

(g)

Reorganizations, etc. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Stock, or other property), recapitalization, stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event affects the Stock such that one or more adjustments or changes are necessary in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Committee shall make such equitable changes or adjustments to any or all of (i) the number and kind of shares of Stock or cash that may thereafter be issued in connection with Awards, (ii) the number and kind of shares of Stock or cash issued or issuable in respect of outstanding Awards, (iii) the exercise price, grant price, or purchase price relating to any Award; provided that, with respect to ISOs, such adjustment shall be made in accordance with Section 424(a) of the Code and with respect to Awards granted to U.S. Taxpayers that are subject to Section 409A of the Code, such adjustment shall be made in accordance with Treasury Regulation Section 1.409-1(b)(5)(v)(D) or any successor regulation, (iv) the Performance Goals, and (v) the individual limitations applicable to Awards.

6.	Terms of Awards.

Except as otherwise provided in the Plan, the term of each Award shall be for such period as may be determined by the Committee. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or an Affiliate upon the grant, maturation, or exercise of an Award may be made in Stock or cash, or a combination thereof, as the Committee shall determine at the date of grant or thereafter and may be made in a single payment or transfer, in installments, or on a deferred basis. For grants to U.S. Taxpayers, the Committee may make rules relating to installment or deferred payments with respect to Awards, consistent with Section 409A of the Code, including the rate of interest to be credited with respect to such payments. In addition to the foregoing, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter, such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine.

7.	Options.

The Committee is authorized to grant Options to Participants on the following terms and conditions:

(a)	Type of Award. The Award Agreement evidencing the grant of an Option under the Plan shall designate the Option as an ISO or an NQSO.

(b)

Exercise Price. The exercise price per share of Stock purchasable under an Option shall be determined by the Committee; provided that such exercise price shall be not less than the Fair Market Value of a share on the date of grant of such Option. The exercise price for Stock subject to an Option may be paid in any combination of the following methods of payment as determined by the Committee: in cash; by an exchange of Stock previously owned by the Participant; by Net Exercise; or in any other form of legal consideration that may be acceptable to the Committee and specified in the applicable Award Agreement.

(c)

Term and Exercisability of Options. Options shall be exercisable over the exercise period (which shall not exceed ten years from the date of grant), at such times and upon such conditions (including by reason of satisfying one or more Performance Goals) as the Committee may determine, as reflected in the Award Agreement; provided that the Committee shall have the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as it, in its sole discretion, deems appropriate. An Option may be exercised to the extent of any or all full shares of Stock as to which the Option has become exercisable, by giving written notice of such exercise to the Committee or its agent.

(d)

Termination of Employment, etc. An Option may not be exercised unless the Participant is providing services to the Company or an Affiliate (or a company or a parent or Subsidiary of such company issuing or assuming the Option in a transaction to which Section 424(a) of the Code applies), and unless the Participant has continuously provided services since the date of grant of the Option; provided that, the Award Agreement may contain provisions under which, in the event of specified terminations, the Option may continue to be exercisable to a date not later than the expiration date of such Option.

(e)

Other Provisions. Options may be subject to such other conditions including, but not limited to, restrictions on transferability of the shares acquired upon exercise of such Options, as the Committee may prescribe in its discretion.

(f)

Special Rules Applicable to ISOs. Notwithstanding any provision of the Plan to contrary with respect to ISOs that are granted to Ten Percent Shareholders, the per share exercise price of the ISO shall be at least 110% of the per share Fair Market Value of the underlying Stock on the date of grant of such ISO and the maximum term of such ISO shall be five years.

8.	SARs.

The Committee is authorized to grant SARs to Participants on the following terms and conditions:

(a)

In General. Unless the Committee determines otherwise, a SAR (i) granted in tandem with an NQSO may be granted at the time of grant of the related NQSO or at any time thereafter or (ii) granted in tandem with an ISO may only be granted at the time of grant of the related ISO.

(b)

SARs. A SAR shall confer on the Participant a right to receive an amount of cash or Stock with respect to each share subject thereto, upon exercise thereof, equal to the excess of (i) the Fair Market Value of one share of Stock on the date of exercise over (ii) the grant price of the SAR (which in the case of a SAR granted in tandem with an Option shall be equal to the exercise price of the underlying Option, and which in the case of any other SAR shall be such price as the Committee may determine, but not less than the Fair Market Value of a share on the date of grant of such SAR), less any Tax-Related Items withholding.

(c)

Term and Exercisability of SARs. SARs shall be exercisable over the exercise period (which shall not exceed ten years from the date of grant), at such times and upon such conditions (including by reason of satisfying one or more Performance Goals) as the Committee may determine, as reflected in the Award Agreement; provided that a SAR granted in tandem with an Option shall be exercisable only to the extent the underlying Option is exercisable; and provided further, however, that the Committee shall have the authority to accelerate the exercisability of any outstanding SAR at such time and under such circumstances as it, in its sole discretion, deems appropriate. A SAR may be exercised to the extent of any or all full shares of Stock as to which the SAR has become exercisable, by giving written notice of such exercise to the Committee or its agent.

(d)

Termination of Employment, etc. A SAR may not be exercised unless the Participant is providing services to the Company or an Affiliate (or a company or a parent or Subsidiary of such company issuing or assuming the SAR in a transaction to which Section 424(a) of the Code applies), and unless the Participant has continuously provided services since the date of grant of the SAR; provided that, the Award Agreement may contain provisions under which, in the event of specified terminations, the SAR may continue to be exercisable to a date not later than the expiration date of such SAR.

9.	Restricted Stock.

The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:

(a)

Issuance and Restrictions. Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee may impose at the date of grant or thereafter, which restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise, as the Committee may determine; provided, however, that except with respect to Restricted Stock granted to Directors, each Restricted Stock Award shall be subject to restrictions, imposed at the date of grant, relating to either or both of (i) the attainment of Performance Goals by the Company or (ii) the continued service of the Participant with the Company or an Affiliate. All performance-based Restricted Stock Awards will have a minimum performance period of one (1) year, with no vesting prior to the end of the performance period except in the case of specified events, including, without limitation, death, Disability or a Change in Control. With respect to any shares of Restricted Stock, except with respect to Restricted Stock granted to Directors, subject to restrictions which lapse solely based on the Participant’s continuation of service with the Company or an Affiliate, such restrictions shall lapse over a vesting schedule (so long as the Participant continues to provide services to the Company or an Affiliate) no shorter in duration than three (3) years from the date of grant; provided that such vesting schedule may provide for partial or installment vesting from time to time during such period, subject to acceleration in the case of specified events, including, without limitation, death, Disability or a Change in Control. Except to the extent otherwise provided in an Award Agreement, a Participant granted Restricted Stock shall have all of the rights of a stockholder including, without limitation, the right to vote Restricted Stock and the right to receive dividends thereon (subject to Section 12 below). Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, such certificates shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company shall retain physical possession of the certificate. Notwithstanding the foregoing, certificates may be delivered electronically.

(b)

Forfeiture. Should the Participant cease to provide services to the Company or an Affiliate during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited; provided that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Stock.

10.	Phantom Stock Units.

The Committee is authorized to grant Phantom Stock Units to Participants, subject to the following terms and conditions:

(a)

Award and Restrictions. Delivery of Stock or cash, as determined by the Committee, will occur upon expiration of the deferral period specified for Phantom Stock Units by the Committee. The expiration of the deferral period shall be consistent with the requirements of Section 409A of the Code. The Committee may condition the vesting and/or payment of Phantom Stock Units, in whole or in part, upon the attainment of Performance Goals.

(b)

Forfeiture. Should the Participant cease to provide services to the Company or an Affiliate during the applicable deferral period or portion thereof to which forfeiture conditions apply, or upon failure to satisfy any other conditions precedent to the delivery of Stock or cash to which such Phantom Stock Units relate, all Phantom Stock Units that are then subject to deferral or restriction shall be forfeited; provided that, the Committee may provide, by policy or procedure, by rule or regulation or in any Award Agreement or individual contract, or may determine in any individual case, that restrictions or forfeiture conditions relating to Phantom Stock Units will be waived in whole or in part in the event of termination resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Phantom Stock Units; provided, however, that settlement of any Phantom Stock Unit shall be consistent with the requirements of Section 409A of the Code.

(c)

Deferred Compensation Plans. The Committee is also authorized to issue Phantom Stock Units to Employees who have elected Phantom Stock Units as an investment alternative under deferred compensation plans, including the Company’s 1993 Deferred Compensation Plan for Executives and Key Employees, the Company’s 2005 Deferred Compensation Plan for Executives and Key Employees, the Company’s Deferred Compensation Plan for Non-Employee Directors, and the Company’s 2005 Deferred Compensation Plan for Non-Employee Directors. Such Awards may be settled hereunder by the delivery of cash or shares of Stock and shall otherwise be subject to the terms and conditions of such plans.

11.	RSUs and PSPUs.

The Committee is authorized to grant RSUs and PSPUs to Participants on the following terms and conditions:

(a)

Award and Restrictions. RSUs and PSPUs shall be subject to such vesting restrictions as the Committee may impose at the date of grant or thereafter, which restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise, as the Committee may determine, including the attainment of one or more Performance Goals with respect to any Award intended to qualify as “qualified performance-based compensation” under Section 162(m) or such other performance goals as determined by the Committee. With respect to RSUs, except with respect to RSUs granted to Directors, subject to restrictions which lapse solely based on the Participant’s continuation of service with the Company or an Affiliate, such restrictions shall lapse over a vesting schedule (so long as the Participant continues to provide services to the Company or an Affiliate) no shorter in duration than three (3) years from the date of grant; provided that such vesting schedule may provide for partial or installment vesting from time to time during such period, subject to acceleration in the case of specified events, including, without limitation, death, Disability or a Change in Control.

(b)

Forfeiture. Should the Participant cease to provide services to the Company or an Affiliate during the applicable restriction period, RSUs and PSPUs that are at that time subject to restrictions shall be forfeited; provided that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to RSUs or PSPUs will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of RSUs or PSPUs.

(c)

Payment. For grants to U.S. Taxpayers, payment of an Award granted pursuant to this Section 11 shall be made within two and one half months after the end of the Plan Year in which the Award vests, unless payment is deferred under terms consistent with Section 409A of the Code. The Committee may establish such other rules including rules applicable to RSUs or PSPUs to the extent not inconsistent with Section 409A of the Code or, in the case of an Award intended to qualify as “qualified performance-based compensation” under Section 162(m), to the extent not inconsistent with Section 162(m).

12.	Dividends and Dividend Equivalents.

The Committee is authorized to grant Dividends (on Restricted Stock Awards) and Dividend Equivalents (on Restricted Stock Units, Phantom Stock Units and PSPUs) to Participants. The Committee may provide, at the date of grant, that Dividends and Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock, or other investment vehicles as the Committee may specify, provided that such Dividends and Dividend Equivalents shall be subject to all conditions and restrictions of the underlying Awards to which they relate. A Dividend or Dividend Equivalent cannot be made payable upon the exercise of an Option or SAR.

For grants to U.S. Taxpayers, payment of an Award granted pursuant to this Section 12 shall be made within two and one half months after the end of the Plan Year in which the Award vests, unless payment is deferred under terms consistent with Section 409A of the Code. The Committee may establish such other rules including rules applicable to Dividends and Dividend Equivalents, to the extent not inconsistent with Section 409A of the Code or, in the case of an Award intended to qualify as “qualified performance-based compensation” under Section 162(m), to the extent not inconsistent with Section 162(m).

13.	Annual Incentive Compensation Program.

The Committee is authorized to grant Awards to Participants (other than Directors) pursuant to the Company’s incentive programs, including the Company’s Executive Incentive Plan, in the form of Other Cash-Based Awards as set forth herein. Participants (excluding Directors) will be selected by the Committee with respect to participation for a Plan Year and may include all Employees. Awards granted under the Company’s incentive programs in respect of a Plan Year may be contingent on the attainment by the Company of one or more Performance Goals with respect to any Award intended to qualify as “qualified performance-based compensation” under Section 162(m) or such other performance goals as determined by the Committee. The maximum payment that any Participant may receive pursuant to an Award granted under the Company’s incentive programs in respect of any Plan Year shall be $5,000,000. Payments earned hereunder may be decreased with respect to any Award intended to qualify as “qualified performance-based compensation” under Section 162(m), or with respect to any Award not intended to qualify as “qualified performance-based compensation” under Section 162(m) increased in the sole discretion of the Committee based on such factors as it deems appropriate. No payment with respect to any Award intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code shall be made prior to the certification by the Committee that any applicable Performance Goals have been attained.

For grants to U.S. Taxpayers, payment of an Award granted pursuant to this Section 13 shall be made within two and one half months after the end of the Plan Year in which the Award vests, unless payment is deferred under terms consistent with Section 409A of the Code. The Committee may establish such other rules applicable to the Company’s incentive programs to the extent not inconsistent with Section 409A of the Code or, in the case of an Award intended to qualify as “qualified performance-based compensation” under Section 162(m), to the extent not inconsistent with Section 162(m).

14.	Other Stock-Based Awards or Other Cash-Based Awards.

The Committee is authorized to grant Awards to Participants (other than Directors) in the form of Other Stock-Based Awards or Other Cash-Based Awards as set forth herein. The Committee shall determine the terms and conditions of such Awards at the date of grant or thereafter.

Awards granted pursuant to this Section 14 may be granted with value and payment contingent upon the attainment of certain Performance Goals with respect to any Award intended to qualify as “qualified performance-based compensation” under Section 162(m) or such other performance goals determined by the Committee. If an Award is so granted and the Award is intended to qualify as “qualified performance-based compensation” under Section 162(m), the maximum payment that any Participant may receive pursuant to such Awards in respect of any performance period shall be $10,000,000. Payments earned under such Awards may be decreased or, with respect to Awards not intended to qualify as “qualified performance-based compensation” under Section 162(m), increased in the sole discretion of the Committee based on such factors as it deems appropriate, and no payment with respect to Awards not intended to qualify as “qualified performance-based compensation” under Section 162(m) shall be made prior to the certification by the Committee that any applicable Performance Goals have been attained.

For grants to U.S. Taxpayers, payment of an Award granted pursuant to this Section 14 shall be made within two and one half months after the end of the Plan Year in which the Award vests, unless payment is deferred under terms consistent with Section 409A of the Code. The Committee may establish such other rules applicable to the Other Stock-Based Awards or Other Cash-Based Awards to the extent not inconsistent with Section 409A of the Code or, in the case of an Award intended to qualify as “qualified performance-based compensation” under Section 162(m), to the extent not inconsistent with Section 162(m).

15.	Change in Control Provisions.

Unless otherwise determined by the Committee at the time of grant and evidenced in an Award Agreement or in a plan pursuant to which Awards are granted, in the event of a Participant’s ceasing to provide service as an Employee (excluding termination for cause but including termination by Participant for good reason as set forth in the Award Agreement) upon or within two (2) years following a Change in Control:

(a)	any Award made to that Participant carrying a right to exercise that was not previously exercisable and vested shall become fully exercisable and vested; and

(b)

the restrictions, payment conditions, and forfeiture conditions applicable to any other Award granted under the Plan to that Participant shall lapse and such Awards shall be deemed fully vested, and any Performance Goals imposed with respect to Awards shall be deemed to be at the target level of achievement, where applicable.

However, for grants to U.S. Taxpayers, payment of an Award shall not be accelerated unless the Change in Control also constitutes a “change in the ownership or effective control of the corporation, or in the ownership of a substantial portion of the assets of the corporation,” within the meaning of Section 409A(a)(2)(A)(v) of the Code.

16.	General Provisions.

(a)

Nontransferability. Unless otherwise provided in an Award Agreement for an Award other than an ISO, Awards shall not be transferable by a Participant except by will or the laws of descent and distribution or pursuant to a domestic relations order, and shall be exercisable during the lifetime of a Participant only by such Participant or his guardian or legal representative.

(b)

No Right to Continued Employment, etc. Nothing in the Plan or in any Award granted or any Award Agreement or other agreement entered into pursuant hereto shall confer upon any Participant the right to continue in the employ or service of the Company, any Affiliate or to be entitled to any remuneration or benefits not set forth in the Plan or such Award Agreement, or other agreement or to interfere with or limit in any way the right of the Company or any such Affiliate to terminate such Participant’s employment, service or service on the Board.

(c)

Indemnification of Committee. To the maximum extent permitted by law, the Company shall indemnify and hold harmless, directly from its own assets (including from insurance), each member of the Committee and each other officer, employee or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be delegated or allocated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the Plan unless arising out of such person’s own fraud or willful misconduct. The Company shall advance funds for legal expenses to the extent permitted by the Act.

(d)	Foreign Awards and Rights. Notwithstanding any provision of the Plan to the contrary, to comply with the laws in countries in which the Company and its Affiliates operate or have Employees,

Consultants or Directors, the Committee, in its sole discretion, shall have the power and authority to (i) modify the terms and conditions of any Award granted to a Participant; (ii) establish sub-plans and determine the exercise price, exercise procedures and other terms and procedures and rules, to the extent such actions may be necessary or advisable, including adoption of rules, procedures or sub-plans applicable to particular Affiliates or Participants residing in particular locations; provided, however, that no such sub-plans and/or modifications shall increase the share limitations contained in Section 5 hereof or otherwise require shareholder approval; and (iii) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals. Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules, procedures and sub-plans with provisions that limit or modify rights on eligibility to receive an Award under the Plan or on termination of employment or service, available methods of exercise or settlement of an Award, payment of Tax-Related Items, the shifting of employer tax liability to the Participant, the withholding procedures, restrictions on the sale of shares of Stock, and on the handling of any stock certificates or other indicia of ownership. The Committee may also adopt sub-plans to the Plan intended to allow the Company to grant tax-qualified Awards in a particular jurisdiction and, as part of such sub-plan, may modify Section 5(g) (Reorganizations, etc.) and Section 15 (Change in Control Provisions) of the Plan to the extent necessary to comply with the tax requirements of the jurisdiction. Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the U.S. Securities Act of 1933 as amended, the Exchange Act, the Code, any securities law or governing statute.

(e)

Taxes. The Company or any Affiliate shall have the authority and right to deduct or withhold or require a Participant to remit to the Company or any Affiliate, an amount sufficient to satisfy Tax-Related Items with respect to any taxable event concerning a Participant arising as a result of the Plan or to take such other action as may be necessary in the opinion of the Company or an Affiliate, as appropriate, to satisfy withholding obligations for the payment of Tax-Related Items, including but not limited to (i) withholding from the Participant’s wages or other cash compensation; (ii) withholding from the proceeds for the sale of Shares underlying the Award either through a voluntary sale or a mandatory sale arranged by the Company on the Participant’s behalf; or (iii) in the Committee’s sole discretion and in satisfaction of the foregoing requirement withhold Shares otherwise issuable under an Award (or allow the return of Shares) having a Fair Market Value equal to the sums required to be withheld. To avoid negative accounting treatment, the number of Shares which may be withheld with respect to the issuance, vesting, exercise or payment of any Award or which may be repurchased from the Participant of such Award in order to satisfy the Participant’s Tax-Related Items liabilities with respect to the issuance, vesting, exercise or payment of the Award may be limited to the number of Shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates or other applicable minimum withholding rates. No Shares shall be delivered hereunder to any Participant or other person until the Participant or such other person has made arrangements acceptable to the Company for the satisfaction of the Tax-Related Items withholding obligations with respect to any taxable event concerning the Participant or such other person arising as a result of the Plan.

(f)

Amendment and Termination. The Board may at any time and from time to time alter, amend, suspend, or terminate the Plan in whole or in part; provided, however, that no amendment shall be effective without stockholder approval if such approval is required by law or New York Stock Exchange rules. Notwithstanding the foregoing, no amendment shall affect adversely any of the rights of any Participant, without such Participant’s consent, under any Award theretofore granted under the Plan. Unless earlier terminated by the Board pursuant to the provisions of the Plan, the

Plan shall terminate on the tenth anniversary of the Effective Date. No Awards shall be granted under the Plan after such termination date.

(g)

Compliance With Section 409A of the Code for U.S. Taxpayers. The Plan and all Awards made hereunder shall be interpreted, construed and operated to reflect the intent of the Company that all aspects of the Plan and the Awards shall be interpreted either to be exempt from the provisions of Section 409A of the Code or, to the extent subject to Section 409A of the Code, comply with Section 409A of the Code and any regulations and other guidance thereunder. This Plan may be amended at any time, without the consent of any party, to avoid the application of Section 409A of the Code in a particular circumstance or that is necessary or desirable to satisfy any of the requirements under Section 409A of the Code, but the Company shall not be under any obligation to make any such amendment.

Anything in this Plan to the contrary notwithstanding, if an Award granted to a U.S. Taxpayer constitutes an item of deferred compensation under Section 409A of the Code and becomes payable by reason of a Participant’s ceasing to provide services to the Company or an Affiliate, such payment shall not be made to the Participant unless the Participant’s termination of employment or service with the Board constitutes a “separation from service” (within the meaning of Section 409A of the Code and any regulations or other guidance thereunder). In addition, no such payment or distribution shall be made to the Participant prior to the earlier of (a) the expiration of the six-month period measured from the date of the Participant’s separation from service or (b) the date of the Participant’s death, if the Participant is deemed at the time of such separation from service to be a “specified employee” (as that term is defined under the Company’s 2005 Deferred Compensation Plan for Executives and Key Employees, or a successor plan) and to the extent such delayed commencement is otherwise required in order to avoid a prohibited distribution under Section 409A of the Code and any the regulations or other guidance thereunder. Except as provided in an Award Agreement, all payments which had been delayed pursuant to the immediately preceding sentence shall be paid to the Participant in a lump sum upon expiration of such six-month period (or, if earlier, upon the Participant’s death).

(h)

No Rights to Awards; No Stockholder Rights. No Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants. Except as provided specifically herein, a Participant or a transferee of an Award shall have no rights as a stockholder with respect to any shares covered by the Award until the date of the issuance of a stock certificate to him or her for such shares.

(i)

Unfunded Status of Awards. The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company.

(j)

No Fractional Shares. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash or other Awards shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(k)

Incentive Stock Option Limitations. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which ISOs are exercisable for the first time by any Participant during any calendar year (under all plans of the Company and any Affiliates) exceeds $100,000 (or such other limit established in the Code) or otherwise does not comply with the rules governing ISOs, the Options or portions thereof that exceed such limit (according to the order in which they were granted) or otherwise do not comply with the rules will be treated as NQSOs, notwithstanding any contrary provision of the applicable Option Agreement(s).

(l)

Non-Exempt Employees. If an Option or SAR is granted to a U.S. Taxpayer who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, the Option or SAR will not be first exercisable for any shares of Stock until at least six (6) months following the date of grant of the Option or SAR (although the Award may vest prior to such date). Consistent with the provisions of the Worker Economic Opportunity Act, (i) upon the Participant’s death or Disability, (ii) upon a corporate transaction in which such Option or SAR is not assumed, continued, or substituted, (iii) upon a Change in Control, or (iv) upon the Participant’s retirement (as such term may be defined in the Participant’s Award Agreement, in another agreement between the Participant and the Company, or, if no such definition, in accordance with the Company’s then current employment policies and guidelines), the vested portion of any Options and SARs may be exercised earlier than six months following the date of grant. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option or SAR will be exempt from his or her regular rate of pay. To the extent permitted and/or required for compliance with the Worker Economic Opportunity Act to ensure that any income derived by a non-exempt employee in connection with the exercise, vesting or issuance of any shares under any other Stock Award will be exempt from the employee’s regular rate of pay, the provisions of this Section 16(l) will apply to all Awards and are hereby incorporated by reference into such Award Agreements.

(m)

Electronic Delivery. Any reference herein to a written agreement or document will include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto) or posted on the Company’s intranet.

(n)

Clawback/Recovery. All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Committee may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Committee determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired shares of Stock or other cash or property upon the occurrence of cause.

(o)	Regulations and Other Approvals

(i)

The obligation of the Company to sell or deliver Stock with respect to any Award granted under the Plan shall be subject to all securities and exchange control laws, rules and regulations, including all applicable U.S. federal and state and foreign securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

(ii)

Each Award is subject to the requirement that, if at any time the Committee determines, in its absolute discretion, that the listing, registration or qualification of Stock issuable pursuant to the Plan is required by any securities exchange or under any U.S. state or federal or foreign securities or exchange control law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award or the issuance of Stock, no such Award shall be granted or payment made or Stock issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Committee.

(iii)

In the event that the disposition of Common Stock acquired pursuant to the Plan is not covered by a then current registration statement under the U.S. Securities Act of 1933, as amended, and is not otherwise exempt from such registration, such Stock shall be restricted against transfer to the extent required by the U.S. Securities Act of 1933, as amended, or regulations thereunder, and the Committee may require a Participant receiving Stock pursuant to the Plan, as a condition precedent to receipt of such Stock, to represent to the Company in writing that the Stock acquired by such Participant is acquired for investment only and not with a view to distribution.

(p)

Rule 16b-3. Awards granted to, and transactions with, Directors are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Board or Committee fails to so comply, it shall be deemed null and void, to the extent the Plan does not include a provision required by Rule 16b-3 to be stated therein in order to qualify the Plan as a formula plan, such provision (other than one relating to eligibility requirements, or the price and amount of Awards) shall be deemed automatically to be incorporated by reference into the Plan.

(q)

Governing Law. The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware without giving effect to the conflict of laws principles thereof.

Appendix B

DIRECTOR INDEPENDENCE STANDARDS

For a director to be considered independent under the New York Stock Exchange rules (the “NYSE Rules”), the Board of Directors of Con-way Inc. (the “Board”) must affirmatively determine that such director does not have any direct or indirect material relationship with Con-way Inc. or its subsidiaries (the “Company”) other than as a director. The Board has established these Director Independence Standards to assist it in determining director independence in accordance with the NYSE Rules. The Board will consider all relevant facts and circumstances in making an independence determination.

Relationships Precluding Independence

a.	A director will not be considered independent if any of the following relationships (collectively, the “Precluding Relationships”) exist:

(i)

the director is, or has been within the last three years, employed by the Company, provided, however, that employment as an interim Chairman, CEO or other executive officer shall not disqualify a director from being considered independent following that employment;

(ii)	an immediate family member[1] of the director is, or has been within the last three years, employed by the Company as an executive officer;

(iii)

the director has received, or an immediate family member of the director has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided that such compensation is not contingent in any way on continued service)[2];

(iv)	A director will not be considered independent if any of the following relationships exist with respect to the Company’s independent outside auditor (“Independent Auditor”):

(A)	the director or an immediate family member is a current partner of the Independent Auditor;

(B)	the director is a current employee of the Independent Auditor;

(C)	the director has an immediate family member who is a current employee of the Independent Auditor and who personally works on the Company’s audit; or

(D)

the director or an immediate family member was within the last three years (but is no longer) a partner or employee of the Independent Auditor and personally worked on the Company’s audit within that time.

(v)

the director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on that company’s compensation committee; or

[1]	As defined in the Rules
[2]

Compensation received (a) by a director for former service as an interim Chairman, CEO or other executive officer of the Company or (b) by an immediate family member for service as an employee of the Company (other than an executive officer) shall not be considered in determining independence.

B-1

(vi)

the director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1,000,000 or two percent of such other company’s consolidated gross revenues.

Relationships That Do Not Preclude Independence

b.

The following relationships will not be considered to be material relationships that would impair a director’s independence unless they otherwise conflict with the NYSE Rules, the rules and regulations of the Securities and Exchange Commission, or any other legal or regulatory restrictions that relate to determining independence and are applicable to the Company at the time (collectively, the “Permitted Relationships”):

(i)

if a Company director or an immediate family member is employed (including as an executive officer) by another company that has made payments to, or received payments from, the Company for property or services in an amount which, in each of the last three fiscal years, has not exceeded the greater of $1,000,000 or one percent of such other company’s consolidated gross revenues;

(ii)

if a Company director or an immediate family member is employed (including as an executive officer) by another company which is indebted to the Company, or to which the Company is indebted, and the total amount of either company’s indebtedness to the other at the end of the last completed fiscal year is less than one percent of the total consolidated assets of such other company;

(iii)

if a Company director or an immediate family member serves as an officer, director or trustee of a charitable organization, and the Company’s discretionary charitable contributions to the organization are less than one percent of that organization’s total annual charitable receipts during its last completed fiscal year;

(iv)

if a Company director or an immediate family member has a membership in, or association with, the same professional association or social, educational, fraternal or religious organization, club or institution as an executive officer or another director of the Company;

(v)	relationships arising from or attributable to service as a Company director, including receipt of director or committee fees or reimbursement of expenses; and

(vi)	if a Company director receives pension or other forms of deferred compensation from the Company for prior service (provided that such compensation is not contingent in any way on continued service)[2];

Evaluation of Independence

c.

The Board will examine the independence of each of its members annually. If a director has one or more Precluding Relationships, that director will not be independent. If a director has no relationship with the Company other than Permitted Relationships, that director will be presumed independent. For relationships with the Company other than Precluding Relationships and Permitted Relationships (the “Other Relationships”), the determination of whether the relationship is material or not, and therefore whether the director would be independent or not, shall be made by the directors who have no relationships with the Company other than Permitted Relationships. The Board may determine that a director who has one or more Other Relationships with the Company (to the extent that any such relationship would not constitute a bar to independence under the Rules) is nonetheless independent. Regardless of other circumstances, a director will not be independent if such director does not meet the independence standards set forth in the Rules, the rules and regulations of the Securities and Exchange Commission, or any other legal or regulatory restrictions that relate to determining independence and are applicable to the Company at the time.

B-2

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting.

Both are available 24 hours a day, 7 days a week.

Internet and telephone voting is available through 11:59 PM ET on May 7, 2012.

OR

If you vote your proxy by Internet or by telephone,

you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card

and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the

named proxies to vote your shares in the same

manner as if you marked, signed and returned your

proxy card.

INTERNET

http://www.proxyvoting.com/cnw

Use the Internet to vote your proxy.

Have your proxy card in hand when

you access the web site.

TELEPHONE

1-866-540-5760

Use any touch-tone telephone to vote

your proxy. Have your proxy card in

hand when you call.

Mark Here for

Address Change

or Comments

SEE REVERSE

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature Signature Date

Please mark your votes as

indicated in this example The Board of Directors recommends a vote FOR the election of directors below. X

FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN

FOR AGAINST ABSTAIN

FOR AGAINST ABSTAIN

1. Election of eleven directors The Board of Directors recommends a vote FOR item 2 below.

Nominees:

1.1 John J. Anton

1.2 William R. Corbin

1.3 W. Keith Kennedy, Jr.

1.4 Michael J. Murray

1.5 Edith R. Perez

1.6 John C. Pope

1.7 William J. Schroeder

1.8 Douglas W. Stotlar

1.9 Peter W. Stott

1.10 Roy W. Templin

1.11 Chelsea C. White III

The Board of Directors recommends a vote FOR item 3 below.

The Board of Directors recommends a vote FOR item 4 below.

2. Approve Con-way Inc. 2012 Equity and Incentive Plan

3. Advisory vote to approve executive compensation

4. Ratify appointment of KPMG LLP as independent

registered public accounting firm

FOLD AND DETACH HERE

You can now access your Con-way Inc. account online.

Access your Con-way Inc. account online via Investor ServiceDirect® (ISD).

The transfer agent for Con-way Inc., now makes it easy and convenient to get current information on your shareholder account.

View account status View payment history for dividends

View certificate history Make address changes

View book-entry information Obtain a duplicate 1099 tax form

Visit us on the web at http://www.bnymellon.com/shareowner/equityaccess

For Technical Assistance Call 1-877-978-7778 between 9am-7pm

Monday-Friday Eastern Time

Investor ServiceDirect ®

Available 24 hours per day, 7 days per week

TOLL FREE NUMBER: 1-800-370-1163

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/equityaccess where step-by-step instructions will prompt you through enrollment.

This Proxy is Solicited on Behalf of the Board of Directors of Con-way Inc.

The undersigned appoints M.J. MURRAY, W.J. SCHROEDER and C.C. WHITE and each of them, the proxies of the undersigned,

with full power of substitution, to vote the stock of Con-way Inc., which the undersigned may be entitled to vote at the Annual Meeting of

Shareholders to be held on Tuesday, May 8, 2012 at 9:00 a.m. local time at the Company’s headquarters located at 2211 Old Earhart Road,

Ann Arbor, Michigan, and at any adjournments or postponements thereof. The proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting and any and all adjournments or postponements thereof.

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations.

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR the election of directors and FOR items 2, 3 and 4 on the reverse side.

Address Change/Comments

(Mark the corresponding box on the reverse side)

SHAREOWNER SERVICES

P.O. BOX 3550

SOUTH HACKENSACK, NJ 07606-9250

FOLD AND DETACH HERE

(Continued and to be marked, dated and signed, on the other side)

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting.

Both are available 24 hours a day, 7 days a week.

Internet and telephone voting is available through 11:59 PM ET on May 4, 2012.

Con-way

INTERNET

http://www.proxyvoting.com/cnw

Use the Internet to vote your proxy.

Have your proxy card in hand when

you access the web site.

OR

TELEPHONE

1-866-540-5760

Use any touch-tone telephone to vote

your proxy. Have your proxy card in

hand when you call.

If you vote your proxy by Internet or by telephone,

you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card

and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the

named proxies to vote your shares in the same

manner as if you marked, signed and returned your

proxy card.

22065-gry-1

FOLD AND DETACH HERE

The Board of Directors recommends a vote FOR the election of directors below. Please mark your votes as X indicated in this example

1. Election of eleven directors

The Board of Directors recommends a vote FOR item 2 below.

Nominees: FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN

1.1 John J. Anton 1.7 William J. Schroeder 2. Approve Con-way Inc. 2012 Equity and Incentive Plan

The Board of Directors recommends a vote FOR item 3 below.

1.2 William R. Corbin 1.8 Douglas W. Stotlar

FOR AGAINST ABSTAIN

3. Advisory vote to approve executive compensation

1.3 W. Keith Kennedy, Jr. 1.9 Peter W. Stott

The Board of Directors recommends a vote FOR item 4 below.

1.4 Michael J. Murray 1.10 Roy W. Templin FOR AGAINST ABSTAIN

4. Ratify appointment of KPMG LLP as independent

1.5 Edith R. Perez 1.11 Chelsea C. White III

registered public accounting firm

1.6 John C. Pope

Mark Here for

Address Change

or Comments

SEE REVERSE

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature Signature Date

Con-way

Dear Fellow Employee:

Enclosed is proxy material for the Con-way Inc. Annual Meeting of Shareholders to be held on May 8, 2012. This material is being sent to you as a participant in one or more of the Company’s 401(k) Plans (the Con-way Retirement Savings Plan, the Con-way 401(k) Plan and the Con-way Personal Savings Plan) and includes (1) the Company’s 2012 Proxy Statement and 2011 Annual Report, (2) a card to instruct T. Rowe Price Trust Company, the Trustee of each of the Plans, as to how you wish the shares of Company common stock credited to your account(s) to be voted or, alternatively, instructions for Internet or telephonic voting of your Plan shares, and (3) an envelope to forward your instruction card to Shareowner Services, the Company’s stock transfer agent.

You may vote the Company common shares credited to your account(s) by Internet or by telephone, by following the attached instructions, or you may complete and return the enclosed instruction card. If you elect to vote by Internet or telephone, there is no need to return your instruction card. If you elect to return your instruction card, you may give the Trustee specific voting instructions for the shares or, if you wish, you may sign and return the card without giving specific voting instructions and the shares will be voted as recommended by the Con-way Board of Directors. Under the terms of each Plan, the Trustee votes any Con-way common shares in the Plan for which it does not receive timely voting instructions (by Internet, by telephone or through a properly executed instruction card) in the same manner and proportion as the common shares in the Plan for which it does receive valid voting instructions on a timely basis.

If you elect to vote by signing and returning your instruction card, the card must be returned directly to Shareowner Services, the Company’s stock transfer agent. Whether you vote by returning your instruction card, or by Internet or telephone, your vote will be treated confidentially by the transfer agent and the Trustee.

The exercise of voting rights is a very important feature of the Plans because it allows plan participants to participate directly in the affairs of the Company. We urge you to exercise your voting rights. In order for the Trustee to comply with your instructions, Shareowner Services must receive your completed instruction card no later than 11:59 PM ET on May 4, 2012, or you must have completed your Internet or telephonic voting prior to the deadline set forth in the attached instructions.

Sincerely,

Stephen K. Krull

FOLD AND DETACH HERE

CON-WAY RETIREMENT SAVINGS PLAN CON-WAY 401(K) PLAN

CON-WAY PERSONAL SAVINGS PLAN Direction of Participant to Trustee

The undersigned hereby directs the Trustee of the Con-way Retirement Savings Plan, Con-way 401(k) Plan and Con-way Personal Savings Plan, to vote all shares of Con-way Inc. common stock credited to the individual account(s) of the undersigned under the Plans at the Annual Meeting of Shareholders of Con-way Inc. to be held on Tuesday, May 8, 2012 at 9:00 a.m. local time at the Company’s headquarters located at 2211 Old Earhart Road, Ann Arbor, Michigan, and at any adjournments or postponements thereof. The Trustee is hereby directed to authorize the proxies to vote in their discretion upon such other business as may properly come before the meeting and any and all adjournments or postponements thereof.

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to direct the Trustee to vote in accordance with the Board of Directors’ recommendations.

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR the election of directors, and FOR items 2, 3 and 4 on the reverse side.

Address Change/Comments

(Mark the corresponding box on the reverse side)

SHAREOWNER SERVICES P.O. BOX 3550

SOUTH HACKENSACK, NJ 07606-9250

(Continued and to be marked, dated and signed, on the other side) 22065-gry-1

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting.

Both are available 24 hours a day, 7 days a week.

Internet and telephone voting is available through 11:59 PM ET on May 4, 2012.

Con-way

INTERNET

http://www.proxyvoting.com/cnw

Use the Internet to vote your proxy.

Have your proxy card in hand when

you access the web site.

OR

TELEPHONE

1-866-540-5760

Use any touch-tone telephone to vote

your proxy. Have your proxy card in

hand when you call.

If you vote your proxy by Internet or by telephone,

you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card

and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the

named proxies to vote your shares in the same

manner as if you marked, signed and returned your

proxy card.

22404-grn

FOLD AND DETACH HERE

The Board of Directors recommends a vote FOR the election of directors below. Please mark your votes as X indicated in this example

1. Election of eleven directors

The Board of Directors recommends a vote FOR item 2 below.

Nominees: FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN

1.1 John J. Anton 1.7 William J. Schroeder 2. Approve Con-way Inc. 2012 Equity and Incentive Plan

The Board of Directors recommends a vote FOR item 3 below.

1.2 William R. Corbin 1.8 Douglas W. Stotlar

FOR AGAINST ABSTAIN

3. Advisory vote to approve executive compensation

1.3 W. Keith Kennedy, Jr. 1.9 Peter W. Stott

The Board of Directors recommends a vote FOR item 4 below.

1.4 Michael J. Murray 1.10 Roy W. Templin FOR AGAINST ABSTAIN

4. Ratify appointment of KPMG LLP as independent

1.5 Edith R. Perez 1.11 Chelsea C. White III

registered public accounting firm

1.6 John C. Pope

Mark Here for

Address Change

or Comments

SEE REVERSE

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature Signature Date

Con-way

Dear Fellow Employee:

Enclosed is proxy material for the Con-way Inc. Annual Meeting of Shareholders to be held on May 8, 2012. This material is being sent to you as a participant in the Con-way Puerto Rico Savings Plan and includes (1) the Company’s 2012 Proxy Statement and 2011 Annual Report, (2) a card to instruct Oriental Bank and Trust, the Trustee of the Plan, as to how you wish the shares of Company common stock credited to your account(s) to be voted or, alternatively, instructions for Internet or telephonic voting of your Plan shares, and (3) an envelope to forward your instruction card to Shareowner Services, the Company’s stock transfer agent.

You may vote the Company common shares credited to your account(s) by Internet or by telephone, by following the attached instructions, or you may complete and return the enclosed instruction card. If you elect to vote by Internet or telephone, there is no need to return your instruction card. If you elect to return your instruction card, you may give the Trustee specific voting instructions for the shares or, if you wish, you may sign and return the card without giving specific voting instructions and the shares will be voted as recommended by the Con-way Board of Directors. Under the terms of the Plan, the Trustee votes any Con-way common shares in the Plan for which it does not receive timely voting instructions (by Internet, by telephone or through a properly executed instruction card) in the same manner and proportion as the common shares in the Plan for which it does receive valid voting instructions on a timely basis.

If you elect to vote by signing and returning your instruction card, the card must be returned directly to Shareowner Services, the Company’s stock transfer agent. Whether you vote by returning your instruction card, or by Internet or telephone, your vote will be treated confidentially by the transfer agent and the Trustee.

The exercise of voting rights is a very important feature of the Plan because it allows plan participants to participate directly in the affairs of the Company. We urge you to exercise your voting rights. In order for the Trustee to comply with your instructions, Shareowner Services must receive your completed instruction card no later than 11:59 PM ET on May 4, 2012, or you must have completed your Internet or telephonic voting prior to the deadline set forth in the attached instructions.

Sincerely,

Stephen K. Krull

FOLD AND DETACH HERE

CON-WAY PUERTO RICO SAVINGS PLAN Direction of Participant to Trustee

The undersigned hereby directs the Trustee of the Con-way Puerto Rico Savings Plan to vote all shares of Con-way Inc. common stock credited to the individual account(s) of the undersigned under the Plans at the Annual Meeting of Shareholders of Con-way Inc. to be held on Tuesday, May 8, 2012 at 9:00 a.m. local time at the Company’s headquarters located at 2211 Old Earhart Road, Ann Arbor, Michigan, and at any adjournments or postponements thereof. The Trustee is hereby directed to authorize the proxies to vote in their discretion upon such other business as may properly come before the meeting and any and all adjournments or postponements thereof.

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to direct the Trustee to vote in accordance with the Board of Directors’ recommendations.

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR the election of directors, and FOR items 2, 3 and 4 on the reverse side.

Address Change/Comments

(Mark the corresponding box on the reverse side)

SHAREOWNER SERVICES P.O. BOX 3550

SOUTH HACKENSACK, NJ 07606-9250

(Continued and to be marked, dated and signed, on the other side) 22404-grn